UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_________________

SCHEDULE 14A information

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No. )

_______________________________

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Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

ENTERA BIO LTD.

(Name of Registrant as Specified In Its Charter)

___________________________________________________________

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

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☐	Fee paid previously with preliminary materials
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

Kiryat Hadassah Minrav Building - Fifth Floor Jerusalem, Israel
NOTICE OF 2026 ANNUAL MEETING OF SHAREHOLDERS

June 3, 2026

NOTICE IS HEREBY GIVEN that the 2026 Annual Meeting of Shareholders (the “Annual Meeting”) of Entera Bio Ltd., a company formed under the laws of the State of Israel (“we,” “Entera,” or the “Company”), will be held on July 14, 2026 at 08:00 AM Eastern Time, at our offices located at Kiryat Hadassah, Minrav Building – Fifth Floor, Jerusalem Israel 9112002, for the following Agenda Items:

1.	To elect each of the following nominees to serve as Class III directors of the Company until the Company’s annual general meeting of shareholders to be held in 2029;

(a)	Mr. Sean Ellis

(b)	Mr. Steven D. Rubin

(c)	Mr. Geno J. Germano

2.	To approve the amended compensation terms for the Company’s non-executive directors;

3.	To approve share-based compensation, as described in the accompanying proxy statement, for Mr. Steven D. Rubin, a Director;

4.	To approve share-based compensation as described in the accompanying proxy statement, for Mr. Geno J. Germano, the Chairman of the Company’s board of directors (the “Board”);

5.	To approve a one-time grant of compensation, as described in the accompanying proxy statement, to Mr. Sean Ellis, a Director;

6.	To approve the compensation terms, as described in the accompanying proxy statement, for Ms. Miranda Toledano, our Chief Executive Officer and a Director;

7.	To approve an amendment to the Company's 2018 Equity Incentive Plan (the “2018 Plan”) to increase the number of shares issuable thereunder by 2,500,000 shares;

8.	To approve an amendment to the Company’s Amended and Restated Articles of Association (the “Articles”) to effect an increase in the Company’s authorized share capital;

9.	To consider and vote on the advisory resolution regarding the compensation of our named executive officers;

10.	To approve the appointment of Kesselman & Kesselman, a member firm of PricewaterhouseCoopers International Limited, or PwC, an independent registered public accounting firm, as the Company’s independent auditors for the fiscal year ending December 31, 2026, and authorize the Board, or the Audit Committee, if authorized by the Board, to determine the compensation of the auditors in accordance with the volume and nature of their services; and

11.	To consider any other business as may properly come before the Annual Meeting and any adjournment or postponement of the Annual Meeting.

In addition, our shareholders will be requested to consider at the Annual Meeting our audited consolidated financial statements for the fiscal year ended December 31, 2025. No vote is required regarding this item.

Entera Bio Ltd. | 2026 Annual Meeting Proxy Statement

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The foregoing proposals are described more fully in the enclosed proxy statement, which we urge you to read in its entirety.

Only holders of record of our ordinary shares, par value NIS 0.0000769 per share (the “Ordinary Shares”), at the close of business on Tuesday, May 19, 2026, are entitled to notice of and to attend and vote at the Annual Meeting and any adjournments thereof. The vote required to approve the resolutions to be presented is set forth in each proposal brought for shareholders’ approval in the accompanying proxy statement.

Whether or not you expect to be present at the Annual Meeting, please vote using the Internet, or by mail, in each case by following the instructions in our proxy statement. Shareholders who execute a proxy may nevertheless attend the Annual Meeting, revoke their proxy and vote their shares in person.

Shareholders of record, who do not expect to attend the Annual Meeting in person, are kindly requested to mark, date, sign and mail the enclosed proxy card in the accompanying pre-addressed, postage-paid envelope as promptly as possible to our address below, c/o Dana Yaacov-Garbeli, our Chief Financial Officer. You may also vote your shares through the internet by going to www.voteproxy.com and following the on-screen instructions or scanning the QR code, located on the proxy card, with your smartphone. Please have your proxy card available when you access the webpage. Internet voting is available until 11:59 p.m. Eastern Time on July 13, 2026. If voting by mail, the proxy must be received at our registered office at least four (4) hours prior to the Annual Meeting (that is, by 04:00 a.m. (Eastern time), Tuesday, July 14, 2026) to be validly included in the tally of Ordinary Shares voted at the Annual Meeting. Detailed proxy voting instructions are provided both in the proxy statement and on the enclosed proxy card.

If you are the record holder of your Ordinary Shares, you can also authorize the voting of your shares over the Internet by following the instructions provided above or in the proxy statement. Ordinary Shares can be voted at the Annual Meeting only if the holder is present or represented by proxy.

We will be using the U.S. Securities and Exchange Commission’s “Notice and Access” rules, which allows us to make the Notice of the Annual Meeting, proxy statement and 2025 Annual Report (as defined in the proxy statement) (collectively, the “Proxy Materials”) available on the Internet, as the primary means of furnishing Proxy Materials to our shareholders. On or about June 3, 2026, we will mail to all of our shareholders a Notice of Internet Availability of Proxy Materials, which contains instructions for accessing our Proxy Materials on the Internet and voting by telephone or on the Internet. The Notice of Internet Availability of Proxy Materials also contains instructions for requesting a printed set of Proxy Materials. The Proxy Materials are available online at http://www.astproxyportal.com/ast/22270.

A Notice of Internet Availability of Proxy Materials, this proxy statement, including the form of proxy and our 2025 Annual Report are first being made available to shareholders on or about June 3, 2026.

BY ORDER OF THE BOARD OF DIRECTORS

/s/ Geno J. Germano
Geno J. Germano
Chairman of the Board

Entera Bio Ltd. | 2026 Annual Meeting Proxy Statement

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TABLE OF CONTENTS
Page
PROXY STATEMENT	1
INFORMATION ABOUT OUR ANNUAL MEETING	1
DIRECTORS AND EXECUTIVE OFFICERS	6
CORPORATE GOVERNANCE	8
SECURITY OWNERSHIP	17
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE	18
SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS	18
EXECUTIVE COMPENSATION	19
PROPOSAL ONE – ELECTION OF DIRECTORS	34
PROPOSAL TWO – APPROVAL OF AMENDED COMPENSATION TERMS FOR OUR NON-EXECUTIVE DIRECTORS	35
PROPOSAL THREE – APPROVAL OF SHARE-BASED COMPENSATION FOR MR. STEVEN D. RUBIN, A DIRECTOR	37
PROPOSAL FOUR – APPROVAL OF SHARE-BASED COMPENSATION FOR MR. GENO J. GERMANO, CHAIRMAN OF THE COMPANY’S BOARD OF DIRECTORS	38
PROPOSAL FIVE – APPROVAL OF ONE-TIME GRANT OF COMPENSATION TO MR. SEAN ELLIS, A DIRECTOR	39
PROPOSAL SIX – APPROVAL OF ONE-TIME GRANT OF COMPENSATION FOR MIRANDA TOLEDANO, OUR CHIEF EXECUTIVE OFFICER AND A DIRECTOR	40
PROPOSAL SEVEN – APPROVAL OF AN AMENDMENT TO THE COMPANY’S 2018 INCENTIVE PLAN TO INCREASE THE NUMBER OF SHARES ISSUABLE THEREUNDER BY 2,500,000 SHARES	42
PROPOSAL EIGHT – APPROVAL OF AN AMENDMENT TO THE AMENDED AND RESTATED ARTICLES OF ASSOCIATION OF THE COMPANY TO EFFECT AN INCREASE IN THE COMPANY’S AUTHORIZED SHARE CAPITAL.	44
PROPOSAL NINE – ADVISORY RESOLUTION REGARDING THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS	46
PROPOSAL TEN – APPOINTMENT AND COMPENSATION OF OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS	47
AUDIT COMMITTEE REPORT	49
WHERE TO OBTAIN ADDITIONAL INFORMATION	50
EXPENSES RELATING TO THIS PROXY STATEMENT	50
FINANCIAL STATEMENTS OF THE COMPANY FOR THE YEAR ENDED DECEMBER 31, 2025	50
OTHER BUSINESS	50

Entera Bio Ltd. | 2026 Annual Meeting Proxy Statement

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Kiryat Hadassah Minrav Building - Fifth Floor Jerusalem, Israel
PROXY STATEMENT

Proxy Statement for Annual Meeting of Shareholders

You are receiving this proxy statement and the enclosed proxy card because you owned ordinary shares, par value NIS 0.0000769 per share (the “Ordinary Shares”), of Entera Bio Ltd. (referred to as the “Company,” “Entera,” “we,” “us,” or “our”), as of the close of business on Tuesday, May 19, 2026 (the “Record Date”), which entitles you to attend and vote at the 2026 Annual Meeting of Shareholders (the “Annual Meeting”). The Company’s board of directors (the “Board”) is soliciting proxies from shareholders who wish to vote at the Annual Meeting. By use of a proxy, you can vote even if you do not attend the Annual Meeting. This proxy statement describes the matters on which you are being asked to vote and provides information on those matters so that you can make an informed decision.

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting
to be Held on July 14, 2026

This proxy statement and our Annual Report on Form 10-K for the fiscal year ended December 31, 2025 (the “2025 Annual Report”) are available online at http://www.astproxyportal.com/ast/22270.

We will be using the U.S. Securities and Exchange Commission’s (the “SEC”) “Notice and Access” rules, which allows us to make the Notice of the Annual Meeting, proxy statement and 2025 Annual Report (collectively, the “Proxy Materials”) available on the Internet, as the primary means of furnishing Proxy Materials to our shareholders. On or about June 3, 2026, we began mailing to all of our shareholders a Notice of Internet Availability of Proxy Materials, which contains instructions for accessing our Proxy Materials on the Internet and voting by telephone or on the Internet. The Notice of Internet Availability of Proxy Materials also contains instructions for requesting a printed set of Proxy Materials.

We believe the electronic method of delivery under the “Notice and Access” model will decrease postage and printing expenses, expedite delivery of Proxy Materials to you and reduce our environmental impact. We encourage you to take advantage of the availability of the Proxy Materials on the Internet. If you received the Notice but would like to receive a full printed set of the Proxy Materials in the mail, you may follow the instructions in the Notice of Internet Availability of Proxy Materials for requesting such materials.

Date, Time and Place of the Annual Meeting

We will hold the Annual Meeting on Tuesday, July 14, 2026, at 8:00 a.m. Eastern Time at Kiryat Hadassah, Minrav Building – Fifth Floor, Jerusalem Israel 9112002.

INFORMATION ABOUT OUR ANNUAL MEETING

Q:     Who may vote at the Annual Meeting?

A:     You may vote all of the Ordinary Shares that you owned at the close of business the Record Date, which is Tuesday, May 19, 2026. On the Record Date, there were 49,290,234 Ordinary Shares outstanding and entitled to be voted at the Annual Meeting. You may cast one vote for each Ordinary Share held by you as of the Record Date on all matters presented at the Annual Meeting for shareholders’ approval.

You do not need to attend the Annual Meeting to vote your Ordinary Shares. Ordinary Shares represented by valid proxies, received in time for the Annual Meeting and not revoked prior to the Annual Meeting, will be voted at the Annual Meeting. See “How do I vote?” below.

Q:     What constitutes a quorum, and why is a quorum required?

A:     A quorum is required to conduct business at the Annual Meeting. Pursuant to our Amended and Restated Articles of Association as in effect prior to the Annual Meeting (the “Articles”), the presence, in person or by proxy, of at least two shareholders who hold in the aggregate at least 25% of the voting power of our issued and outstanding shares constitutes a quorum. A proxy may be deemed to be two (2) or more shareholders pursuant to the number of shareholders it represents. Under applicable Nasdaq rules, however, a quorum must consist of not less than an aggregate of 33 1/3% of the voting power of our issued and outstanding shares. Therefore, notwithstanding the lower percentage set forth in our Articles, we will require the greater percentage mandated by Nasdaq in order to determine the presence of a quorum. If a quorum is not present within half an hour following the time scheduled for the Annual Meeting, the Annual Meeting will be adjourned to the same day in the following week (at the same time and place), or to a later time and date if so specified in the notice of the Annual Meeting, unless such day shall fall on a statutory holiday (either in Israel or in the United States), in which case the Annual Meeting will be adjourned to the first business day afterwards. If at such adjourned meeting a quorum as specified above is not present within half an hour following the time designated for holding the Annual Meeting, subject to certain exceptions, the Articles allow that any two shareholders present in person or by proxy shall constitute a quorum. Under applicable Nasdaq rules, however, a quorum must consist of not less than an aggregate of 33 1/3% of the voting power of our issued and outstanding shares.

Entera Bio Ltd. | 2026 Annual Meeting Proxy Statement

Q:     What is the difference between a shareholder of record and a beneficial owner?

A:     If your Ordinary Shares are registered directly in your name with our transfer agent, Equiniti Trust Company, LLC, then you are the “shareholder of record” with respect to those Ordinary Shares. If your Ordinary Shares are held by a brokerage firm, bank, trustee or other agent (a “nominee”), then you are the “beneficial owner” of Ordinary Shares held in “street name.” If you hold your Ordinary Shares through a nominee, then the Notice of Internet Availability of Proxy Materials, and, if applicable, this proxy statement, the Notice of Annual Meeting, the accompanying proxy and the 2025 Annual Report have been forwarded to you by that nominee who is considered, with respect to those Ordinary Shares, the shareholder of record. As the beneficial owner, you have the right to direct your nominee on how to vote your Ordinary Shares by following the instructions provided by your nominee for voting.

If you hold Ordinary Shares through a nominee, it is critical that you instruct the nominee how to vote your Ordinary Shares if you want your Ordinary Shares to be voted. See “What if I am a beneficial shareholder and I do not give the nominee voting instructions?” below.

Q:     Why did I receive a “Notice of Internet Availability of Proxy Materials” but no proxy materials?

A:    We are distributing our Proxy Materials to certain shareholders via the Internet under the SEC’s “Notice and Access” rules. This approach conserves natural resources and reduces our distribution costs, while providing a timely and convenient method of accessing the Proxy Materials and voting. On or about June 3, 2026, we began mailing a “Notice of Internet Availability of Proxy Materials” to participating shareholders containing instructions on how to access the proxy materials on the Internet and how to vote.

Q:     How do I vote?

A:     If you are a shareholder of record, you may vote:

•        via Internet;

•        by mail; or

•        in person at the Annual Meeting.

Shareholders of record, who do not expect to attend the Annual Meeting in person, are kindly requested to mark, date, sign and mail the enclosed proxy card in the accompanying pre-addressed, postage-paid envelope as promptly as possible to our address below, c/o Dana Yaacov-Garbeli, our Chief Financial Officer. You may also vote your shares through the Internet by going to www.voteproxy.com and following the on-screen instructions or scanning the QR code, located on the proxy card, with your smartphone. Please have your proxy card available when you access the webpage. Internet voting is available until 11:59 p.m. Eastern Time the day before the Annual Meeting. Your Internet delivery authorizes the named proxy holders to vote your shares in the same manner as if you marked, signed and returned your proxy via the mail. If voting by mail, the proxy must be received at our registered office at least four (4) hours prior to the Annual Meeting (that is, by 04:00 a.m. Eastern time, Tuesday, July 14, 2026) to be validly included in the tally of Ordinary Shares voted at the Annual Meeting. Detailed proxy voting instructions are provided both in the proxy statement and on the enclosed proxy card.

If you hold Ordinary Shares through a nominee, you must follow the voting procedures of your nominee included with your proxy materials. If your shares are held by a nominee and you intend to vote at the Annual Meeting, please bring with you evidence of your ownership as of the Record Date (such as a letter from your nominee confirming your ownership or a bank or brokerage firm account statement).

If you provide specific instructions (by marking a box) with regard to the proposals, your shares will be voted as you instruct. If you sign and return your proxy card or voting instruction form, the persons named as proxies will vote in their discretion on any other matters that properly come before the Annual Meeting and are not included in the proposals set forth above under “Agenda Items.” Please also see “What if I sign and return my proxy without making any selections?” below.

Q:     What am I voting on and what are the Board’s recommendations?

A:     At the Annual Meeting you will be asked to vote on the following ten proposals. Our Board recommendation for each of these proposals is set forth below.

Entera Bio Ltd. | 2026 Annual Meeting Proxy Statement

Proposal		Board Recommendation
1.	To elect each of the following nominees to serve as Class III director of the Company until the Company’s annual general meeting of Shareholders to be held in 2029:

	(a) Mr. Sean Ellis;	FOR

	(b) Mr. Steven D. Rubin; and	FOR

	(c) Mr. Geno J. Germano	FOR

2.	To approve the amended compensation terms for the Company’s non-executive directors;	FOR

3.	To approve share-based compensation for Steven D. Rubin, a Director;	FOR

4.	To approve share-based compensation for Geno J. Germano, the Chairman of the Board;	FOR

5.	To approve a one-time grant of compensation to Sean Ellis, a Director;	FOR

6.	To approve one-time grant of compensation to Miranda Toledano, our Chief Executive Officer and a Director;	FOR

7.	To approve the amendment to the Company's 2018 Equity Incentive Plan (the “2018 Plan”) to increase the number of shares issuable thereunder by 2,500,000 shares;	FOR

8.	To approve an amendment to the Company’s Amended and Restated Articles of Association to increase the Company’s authorized share capital;	FOR

9.	To consider and vote on the advisory resolution regarding the compensation of our named executive officers;	FOR

10.	To approve the appointment of Kesselman & Kesselman, a member firm of PricewaterhouseCoopers International Limited, or PwC, an independent registered public accounting firm, as the Company’s independent auditors for the fiscal year ending December 31, 2026, and authorize the Board, or the Audit Committee, if authorized by the Board, to determine the compensation of the auditors in accordance with the volume and nature of their services.	FOR

In addition, we will review and discuss our consolidated financial statements for the fiscal year ended December 31, 2025. We will also consider other business that properly comes before the Annual Meeting in accordance with the Israeli Companies Law, 5759-1999 and the regulations promulgated thereunder (together, the “Israeli Companies Law”) and our Articles.

Q:     What happens if additional matters are presented at the Annual Meeting?

A:     Other than the items of business described in this proxy statement, we are not aware of any other business to be acted upon at the Annual Meeting. If you grant a proxy, the persons named as attorneys-in-fact, agents and proxy holders, Miranda Toledano and Dana Yaacov-Garbeli, will have the discretion to vote your Ordinary Shares on any additional matters properly presented for a vote at the Annual Meeting in accordance with the Israeli Companies Law and our Articles.

Q:     What if I abstain on a proposal?

A:     If you sign and return your proxy marked “abstain” on any proposal, your Ordinary Shares will not be voted on that proposal. Abstentions and broker non-votes will have no effect on the outcome of the vote. However, your Ordinary Shares will be counted for purposes of determining whether a quorum is present.

Q:     What if I sign and return my proxy without making any selections?

A:     If you sign and return your proxy without making any selections, your Ordinary Shares will be voted “FOR” Proposals 1-10 described in this proxy statement. If other matters properly come before the Annual Meeting, Miranda Toledano and Dana Yaacov-Garbeli will have the authority to vote on those matters for you at their discretion. As of the date of this proxy statement, we are not aware of any matters that will come before the Annual Meeting other than those disclosed in this proxy statement.

Q:     What if I am a beneficial shareholder and I do not give the nominee voting instructions?

A:     If you are a beneficial shareholder and your Ordinary Shares are held in the name of a nominee, the nominee is bound by the rules of the New York Stock Exchange regarding whether it can exercise discretionary voting power for any particular proposal if such nominee has not received voting instructions from you. Nominees have the authority to vote shares for which their customers do not provide voting instructions on “routine” matters. Only Proposals Eight (approval of an amendment to the Articles to increase the Company’s authorized share capital) and Ten (approval of the re-appointment of our independent registered public accountants) are considered routine matters. As a result, your nominee is not permitted to exercise discretion and vote your Ordinary Shares for or against any of the other proposals described in this proxy statement. A “broker non-vote” occurs when a nominee who holds shares for a beneficial owner submits a proxy but does not vote on a particular item because the nominee does not have discretionary voting authority for that item and has not received instructions from the beneficial owner of the shares. Broker non-votes are included in the calculation of the number of votes considered to be present at the Annual Meeting for purposes of determining the presence of a quorum but are not counted as votes cast for or against any matter.

Entera Bio Ltd. | 2026 Annual Meeting Proxy Statement

Q:     Can I change my vote or revoke my proxy after I have delivered my proxy?

A:     Yes, you may change your vote or revoke your proxy prior to the Annual Meeting. If you are a shareholder of record, you may change your vote by delivering to our Chief Financial Officer, at the address set forth under “Where to Obtain Additional Information”, a written notice of revocation or a duly executed proxy bearing a later date (but not less than 24 hours before the Annual Meeting) or by attending the Annual Meeting and voting in person. Attendance at the Annual Meeting will not in and of itself constitute revocation of a vote. If you are a beneficial owner, you must contact your nominee to change your vote or obtain a legal proxy to vote your shares if you wish to cast your vote in person at the Annual Meeting.

Q:     Who can attend the Annual Meeting?

A:     Only shareholders of record as of the Record Date and our invited guests may attend the Annual Meeting. To gain admittance, you must bring a form of personal identification to the Annual Meeting, where your name will be verified against our shareholder list. If a broker or other nominee holds your Ordinary Shares and you plan to attend the Annual Meeting, you should bring a recent brokerage statement showing your ownership of the Ordinary Shares as of the Record Date, a letter from the broker confirming such ownership, and a form of personal identification.

Q:     If I plan to attend the Annual Meeting, should I still vote by proxy?

A:     Yes. Casting your vote in advance does not affect your right to attend the Annual Meeting.

If you vote in advance and also attend the Annual Meeting, you do not need to vote again at the Annual Meeting unless you want to change your vote. Written ballots will be available at the Annual Meeting for shareholders of record.

Beneficial shareholders who wish to vote in person must request a legal proxy from the broker or other nominee and bring that legal proxy to the Annual Meeting.

Q:     How many votes are required for approval of each of the proposals?

A:     Each of Proposals One, Two, Three, Four, Five, Six, Seven, Eight, and Ten requires the affirmative vote of a simple majority of our Ordinary Shares cast in person or by proxy at the Annual Meeting, meaning that more votes must be cast “for” than “against” a given proposal. Abstentions and broker non-votes have no effect on the outcome of any proposal. In addition, while Proposal Nine is an advisory proposal that is non-binding on the Company, an affirmative vote of a simple majority of our Ordinary Shares voted in person or by proxy at the Annual Meeting is required for such proposal to have been deemed approved by the Company’s shareholders. Under the Israeli Companies Law, Proposals Two, Three, Four, Five and Six may require, if necessary pursuant to the Israeli Companies Law and in addition to the simple majority vote described above, that either: (i) the Ordinary Shares voting in favor of the proposal include at least a majority of the shareholders who are neither controlling shareholders of the Company nor do they have a personal interest with respect to such proposal voting on the matter (excluding the vote of abstaining shareholders); or (ii) the total shareholdings of the shareholders who are not controlling shareholders of the Company and do not have a personal interest who vote against the proposal do not represent more than 2% of the voting rights in the Company. We refer to this threshold in this proxy statement as a “Special Majority.”

We are not aware of any shareholders that would be deemed to be a controlling shareholder of our Company as of the date hereof for purposes of Proposals Two, Three, Four, Five and Six .

The term “controlling shareholder” means a shareholder having the ability to direct the activities of a company, other than by virtue of being an “Office Holder” (as defined under the Israeli Companies Law, which includes directors, the CEO, other executive officers and any other managers directly subordinate to the CEO). Additionally, under the Israeli Companies Law, a shareholder is considered a controlling shareholder (for the purposes of calculating votes in respect of matters involving a personal interest) if the shareholder holds 25% or more of the voting rights in a company (where no other shareholder holds a greater number of voting rights) and/or is otherwise a controlling shareholder as described above.

Under the Israeli Companies Law, a “personal interest” of a shareholder in an act or transaction of a company includes: (i) a personal benefit, gain or other interest of (a) the shareholder, (b) any relative of the shareholder; (c) a company with respect to which the shareholder (or any such relative) serves as a director or the chief executive officer, owns at least 5.0% of the shares or voting rights or has the right to appoint a director or the chief executive officer; and (d) a person acting as a proxy for the shareholder (even if the shareholder himself does not have a personal interest), and (ii) excludes an interest arising solely from the ownership of shares. The term “relative” means a spouse, sibling, parent, grandparent and child, and child, sibling or parent of a spouse or the spouse of any of the foregoing.

The Israeli Companies Law requires that each shareholder voting on Proposals Two, Three, Four, Five and Six indicate whether the shareholder is a controlling shareholder or has a personal interest in the approval of the proposal.

According to the Israeli Companies Law Regulations (exemptions for companies whose securities are listed for trading on a stock exchange outside of Israel) 5760-2000 (the “Relief Regulations”), by signing and submitting the accompanying proxy card, a shareholder declares and approves that it, he or she is not a controlling shareholder and has no personal interest in the approval of Proposals Two, Three, Four, Five and Six except if such shareholder notified the Company of such personal interest in writing. If you believe that you have a personal interest in any of the items on the Annual Meeting agenda and you wish to inform that Company of such personal interest, you should submit such information in advance of voting to the Company at its registered offices at Kiryat Hadassah Minrav Building, 5th Floor, Jerusalem 9122002, Israel, to the attention of Dana Yaacov-Garbeli, our Chief Financial Officer. Alternatively, you may also contact the representative managing your account, who could then contact us on your behalf.

Entera Bio Ltd. | 2026 Annual Meeting Proxy Statement

Q:     Where can I find voting results of the Annual Meeting?

A:     We will announce at the Annual Meeting the results for the proposals voted upon, and we will publish final detailed voting results in a Current Report on Form 8-K within four business days following the Annual Meeting.

Q.     Where can I find additional copies of this proxy statement?

A:     Copies of this proxy statement are available on our website at https://investors.enterabio.com, under the Investors – SEC Filings tab, at http://www.astproxyportal.com/ast/22270 and on the SEC website, www.sec.gov.

Q:     Where can I find more information?

A:     Our website is located at www.enterabio.com. We make available, free of charge, on our investors section under the heading “SEC Filings” our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, and any amendments to those reports filed with or furnished to the SEC pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. Our website address is included in this report only as an inactive textual reference. Information contained on, or available through, our website is not incorporated by reference in, or made a part of, this report.

Entera Bio Ltd. | 2026 Annual Meeting Proxy Statement

DIRECTORS AND EXECUTIVE OFFICERS

According to our Articles, the number of members of our Board must be at least three and cannot be more than ten. Our Board is divided into three classes, with staggered three-year terms with one director class coming up for election each year. The Class III director has a term expiring at this Annual Meeting, and the Class I and Class II directors have terms expiring at our annual meetings in 2027 and 2028, respectively. Three directors have been nominated for election to Class III at the Annual Meeting for a three-year term expiring in 2029.

The names of our current directors, executive officers and director nominees and their respective ages, positions and biographies are set forth below:

Name	Age	Position
Executive Officers
Miranda Toledano	49	Chief Executive Officer and Director
Gregory Burshtein	50	Chief of Research and Development
Dana Yaacov-Garbeli	42	Chief Financial Officer
Hillel Galitzer	47	Chief Operating Officer

Non-Employee Directors
Haya Taitel(1)(2)(4)	63	Director, Chairperson of the Nominating and Corporate Governance Committee
Yonatan Malca (1)(2)(3)	59	Director, Chairman of the Compensation Committee

Non-Employee Director Nominees
Sean Ellis(1)(3)(4)	51	Director
Geno J. Germano(1)	65	Director, Chairman of the Board of Directors
Steven D. Rubin(1)(2)(3)	65	Director, Chairman of the Audit Committee

(1) Independent in accordance with applicable SEC regulations and Nasdaq rules.

(2) Member of the Compensation Committee.

(3) Member of the Audit Committee.

(4) Member of the Nominating and Corporate Governance Committee.

Each Board nominee has been reviewed and recommended for nomination by our Nominating and Corporate Governance Committee and has consented to serve as a director if elected.

Executive Officers

Miranda Toledano has served as the Company’s Chief Executive Officer since July 2022 and as a member of our Board of Directors since 2018, including as prior Chair of the Audit Committee. Ms. Toledano has over 25 years of C-level leadership, principal investment and Wall Street/capital market experience in the biotech sector. Previously, Miranda served as Chief Operating Officer, Chief Financial Officer, and Director of TRIGR Therapeutics, a stealth oncology focused, clinical stage bispecific antibody company, from August 2018 until its acquisition by Compass Therapeutics (Nasdaq: CMPX) in June 2021. At TRIGR, Miranda oversaw the clinical development of lead asset TR009 (now tovecimig) and led strategic execution, including a $117 million China License Transaction and TRIGR’s 2021 acquisition by CMPX. Previously, Ms. Toledano served as Head of Healthcare Investment Banking at MLV & Co. (acquired by B. Riley FBR & Co.), where she completed biotech equity financings (IPOs, ATMs, and follow-ons) totaling over $4 billion in aggregate value. Earlier in her career, Ms. Toledano served as vice president in the investment group of Royalty Pharma (Nasdaq: RPRX) from 2004 to 2010. Ms. Toledano is also a member of the board of directors of Journey Medical (Nasdaq: DERM). Ms. Toledano holds a B.A. in Economics from Tufts University and an MBA in Finance and Entrepreneurship from the NYU Stern School of Business.

Gregory Burshtein, PhD has led research and development at the Company since he joined Entera in September 2012, as Director of Pharmaceutical R&D, and since May 2024, as our Chief of Research and Development. Dr. Burshtein is a leader in the field of oral delivery of peptides, has published in peer-reviewed journal articles, and holds 25 issued patents and has 113 pending patent applications related to development, formulation, and delivery of oral large molecules. Dr. Burshtein holds over 20 years of experience in the field of drug delivery, pharmacology and biopharmaceutics, with a primary focus on the challenging area of oral delivery of therapeutic peptides. Dr. Burshtein obtained his PhD in Pharmaceutical Sciences, MSc in Clinical Pharmacy, and B. Pharm degree from the Institute for Drug Research, Faculty of Medicine of the Hebrew University of Jerusalem.

Dana Yaacov-Garbeli has served as our Chief Financial Officer since June 2019. Ms. Yaacov-Garbeli has over 17 years of finance and accounting experience. She previously served as Senior Manager at PwC Israel overseeing audits of public and private companies. She has significant experience in financial planning, operations management, external and internal audit for public multinational companies under US GAAP, IFRS and PCAOB standards. Ms. Yaacov-Garbeli holds a B.A in accounting and business management and an MBA in financial management from The College of Management and Academic studies. Ms. Yaacov-Garbeli is a Certified Public Accountant in Israel.

Entera Bio Ltd. | 2026 Annual Meeting Proxy Statement

Hillel Galitzer, PhD has served as our Chief Operating Officer since February 2014, prior to which he served as our Director of Scientific Development from July 2010. Prior to joining Entera, Dr. Galitzer was an analyst and the chief operating officer for Hadasit Bio Holdings Ltd., a publicly traded company on the Tel Aviv Stock Exchange (TASE: HDST) and OTC markets. He is the co-founder and former chief operating officer of Optivasive Inc. Dr. Galitzer received his Ph.D. from the Hebrew University Medical School in Jerusalem, where he was mentored by two world renowned researchers in the areas of parathyroid hormone and calcium regulation, his M.B.A. from Bar Ilan University in Israel and his B.Med.Sc. from the Hebrew University Medical School in Jerusalem.

Non-Employee Directors

Haya Taitel has served as a member of our Board since June 2023. Ms. Taitel has over 30 years of global C-level biopharma commercial and strategic executive experience. She currently serves as the Head of Sanofi’s Strategic Partnership and Portfolio Planning, US, where she is responsible for building and expanding strategic assets and partnerships with external stakeholders. In a prior role at Sanofi, Haya led the global transplant franchise. Prior to her role at Sanofi, Ms. Taitel served as the Chief Commercial Officer of Kadmon Pharmaceuticals, LLC, where she led to the launch of Rezurock®, from 2013 until the company was acquired by Sanofi for $1.9 billion in November 2021. Ms. Taitel also led Kadmon Board’s Executive Commercial Committee. Beginning in 1997, Ms. Taitel had held various commercial leadership positions of increasing seniority at Johnson & Johnson in multiple therapeutic areas, including immunology, neurology and women’s healthcare. Ms. Taitel holds a Master of Science, Pharmacology, (PharmD equivalence) from Temple University and a Bachelor of Science, Pharmacy and Biology from the Hebrew University School of Pharmacy in Jerusalem, Israel. Our Board believes that Ms. Taitel is qualified to serve as a director based upon her extensive biopharmaceutical industry experience and specific commercial domain expertise in women’s health.

Yonatan Malca has served as a member of our Board since 2011. Mr. Malca currently serves as Chief Executive Officer and a director of NanoGohst Ltd. From 2009 to 2021, he served as Chief Executive Officer and a director of DNA Biomedical Solutions Ltd. (TASE: DNA). Mr. Malca also serves as a director of Jungo Connectivity Ltd. (TASE: JNGO) and Unicorn Technologies (TASE: UNCT), both Israeli public companies. He also serves as director of BeamMed Ltd, a private medical device company. He previously served as a director of Nextgen-Biomed LTD. (TASE: NXGN) from July 2018 to April 2019, ARKO Holdings Ltd. from August 2014 to December 2020, and Tamda Ltd. from July 2016 to September 2020. Mr. Malca holds a B.A. in Economics and Statistics from Bar-Ilan University and an M.A. in Economics and Finance from Bar Ilan University, Israel. Our Board believes that Mr. Malca is qualified to serve as a director based upon his pharmaceutical industry experience as an executive as well as his experience on boards of multiple pharmaceutical companies.

Non-Employee Director Nominees

Geno J. Germano is a 35-year veteran of the pharmaceutical and life sciences industry with extensive experience in development and commercialization of a broad range of medicines across most therapeutic categories. Most recently, from August 2018 to June 2024, Mr. Germano served as President and Chief Executive Officer and a board member of Elucida Oncology, Inc., a biotechnology company. He previously served as President of Intrexon Corporation, or Intrexon, a leader in engineering and industrialization of biology, from June 2016 to March 2017. Prior to joining Intrexon, from 2014 to February 2016, Mr. Germano was Group President of the Global Innovative Pharma Business of Pfizer, where he led a growing global $14 billion business with market-leading medicines and an extensive portfolio of late-stage development candidates in several therapeutic areas. Mr. Germano was also Co-Chair of the Portfolio Strategy and Investment Committee at Pfizer from 2013 to February 2016. Previously, from 2009 through 2013, Mr. Germano served as President and General Manager of Pfizer’s Specialty Care and Oncology business units where he led commercial, medical, and post proof-of-concept pipeline strategy and development across global markets. Additionally, Mr. Germano has served on the board of directors of Precision Biosciences, Inc., a clinical stage biotechnology company, since March 2020. In the past five years, Mr. Germano served on the boards of directors of Sage Therapeutics (from 2016 until the company was acquired in 2025), Orbital Therapeutics, a private pre-clinical stage biotechnology company (from March 2025 until the company was acquired in December 2025), Bioverativ Inc. (acquired by Sanofi S.A. in March 2018) and The Medicines Company (acquired by Novartis AG in January 2020). Mr. Germano received his B.S. in Pharmacy from Albany College of Pharmacy. Our Board believes that Mr. Germano is qualified to serve as a director based upon his deep industry knowledge, his proven track record of leading large-scale pharmaceutical operations and pipeline development, and his extensive public company board experience.

Steven D. Rubin has served as OPKO Health’s Executive Vice President – Administration since May 2007 and as a director since February 2007. He has extensive experience as a practicing lawyer, and as general counsel and board member to multiple public companies. Mr. Rubin currently serves on the board of directors of the following companies: Niagen Bioscience, Inc. (Nasdaq: NAGE), a bioscience company developing NAD+ products to support cellular health; Cocrystal Pharma, Inc. (NASDAQ:COCP), a biotechnology company developing new treatments for viral diseases; Eloxx Pharmaceuticals (NASDAQ: ELOX), a biotechnology company engaged in ribosomal RNA targeted genetic therapies for rare diseases; and Red Violet, Inc., (NASDAQ: RDVT) a leading analytics and information solutions provider. Mr. Rubin previously served as the Senior Vice President, General Counsel and Secretary of IVAX from August 2001 until September 2006. Mr. Rubin previously served as a director of the following companies: Neovasc, Inc. (NASDAQ:NVCN), a company developing and marketing medical specialty vascular devices; Non-Invasive Monitoring Systems, Inc. (OTCBB:NIMU), a medical device company; Castle Brands, Inc. (NYSE:ROX), a developer and marketer of premium brand spirits; Kidville, Inc. (OTCBB:KVIL), an operator of large, upscale facilities, catering to newborns through five-year-old children and their families and offers a wide range of developmental classes for newborns to five-year-olds; VBI Vaccines Inc. (NASDAQ CM: VBIV), a commercial-stage biopharmaceutical company developing a next generation of vaccines; Dreams, Inc. (NYSE MKT: DRJ), a vertically integrated sports licensing and products company; Safestitch Medical, Inc. prior to its merger with TransEnterix, Inc.; and, PROLOR Biotech, Inc.; and Cognit, Inc. (NASDAQ:COGT), a data and analytics company providing cloud-based mission-critical information and performance marketing solutions. Mr. Rubin holds a B.A. degree from Tulane University and a Juris Doctor from University of Florida. Our Board believes that Mr. Rubin is qualified to serve as a director based upon his broad legal and corporate governance expertise, his extensive executive and board-level experience across the life sciences sector, and his financial and administrative acumen.

Sean Ellis has served as a member of our Board since June 2019. Mr. Ellis brings extensive knowledge of both life science industries and the U.S. financial markets, with a longstanding history in asset management. Mr. Ellis is a fund manager of Centillion Fund, a venture capital fund dedicated to Israeli investments, with a primary focus on investments in the biotech and healthcare industries. Centillion is one of Entera Bio’s earliest investors and largest shareholders. He holds a BA from New York University and MBA from Columbia University. Our Board believes that Mr. Ellis is qualified to serve as a director based upon his years as an investor in healthcare related companies.

Family Relationships

There are no family relationships among any of our directors or executive officers.

Involvement in Certain Legal Proceedings

Our directors and executive officers are not parties to any material legal proceedings.

Entera Bio Ltd. | 2026 Annual Meeting Proxy Statement

CORPORATE GOVERNANCE

Corporate Governance Practices

We are incorporated under the laws of the State of Israel and therefore are subject to corporate governance practices under the Israeli Companies Law, relating to various matters, including financial experts, our Audit Committee, our Compensation Committee and our internal auditor. These matters are in addition to the requirements of Nasdaq and other applicable U.S. rules and securities laws.

Fiduciary Duties and Approval of Related Party Transactions

Fiduciary Duties of Directors and Officers

The Israeli Companies Law imposes a duty of care and a duty of loyalty on all directors and officers of a company. The duty of care requires a director or officer to act with the level of care with which a reasonable director or officer in the same position would have acted under the same circumstances. The duty of care includes, among other things, a duty to use reasonable means, under the circumstances, to obtain information on the advisability of a given action brought for his or her approval or performed by virtue of his or her position and other important information pertaining to such action. The duty of loyalty requires the director or officer to act in good faith and for the benefit of the company. The duty of loyalty includes a duty to:

•	refrain from any conflict of interest between the performance of his or her duties to the company and his or her other duties or personal affairs;

•	refrain from any activity that is competitive with the company;

•	refrain from exploiting any business opportunity of the company to receive a personal gain for himself or herself or others; and

•	disclose to the company any information or documents relating to the company’s affairs which the Office Holder received as a result of his or her position as an Office Holder.

Disclosure of Personal Interests and Approval of Related Party Transactions

The Israeli Companies Law requires that an Office Holder promptly disclose to the board of directors any personal interest that he or she may be aware of and all related material information or documents concerning any existing or proposed transaction with the company. An interested Office Holder’s disclosure must be made promptly and, in any event, no later than the first meeting of the board of directors at which the transaction is considered. Pursuant to the Israeli Companies Law, the disclosure requirements regarding personal interests that apply to directors and executive officers also apply to a controlling shareholder of a public company. In the context of a transaction involving a shareholder of the company, a controlling shareholder also includes a shareholder who holds 25% or more of the voting rights in the company if no other shareholder holds more than 50% of the voting rights in the company. For this purpose, the holdings of all shareholders who have a personal interest in the same transaction will be aggregated.

Under the Israeli Companies Law, a related party transaction may be approved only if it is for the benefit of the company, and the type of approval depends upon whether the transaction is an “Extraordinary Transaction”.

Under the Israeli Companies Law, an Extraordinary Transaction is defined as any of the following:

•	a transaction other than in the ordinary course of business;

•	a transaction that is not on market terms; or

•	a transaction that may have a material impact on a company’s profitability, assets or liabilities.

A transaction that is not an Extraordinary Transaction in which a director or officer has a personal interest requires the approval of the board of directors, unless the Articles of Association of the company provide otherwise. If the transaction is an Extraordinary Transaction, it must be approved by the Audit Committee and the board of directors, and, under certain circumstances, by the shareholders of the company, as well. An Extraordinary Transaction is a transaction other than in the ordinary course of business, other than on market terms or that is likely to have a material impact on the company’s profitability, assets or liabilities.

Extraordinary Transactions in which a controlling shareholder has a personal interest require the approval of the Audit Committee (or, in the case of compensation, indemnification or insurance of a controlling shareholder, the Compensation Committee), the board of directors, and the shareholders of the company. The shareholder approval requires the affirmative vote of a simple majority of the ordinary shares of the company voted in person or by proxy, meaning that more votes must be cast “for” than “against” a given proposal, and abstentions and broker non-votes have no effect on the outcome of any proposal. In addition to the simple majority vote described above, shareholder approval for such transactions requires further that either (i) such majority must include a simple majority of the votes cast by shareholders having no personal interest in the matter (excluding abstentions) or (ii) the total number of votes of shareholders mentioned in clause (i) above who voted against such transaction does not exceed 2% of the total voting rights in the company. To the extent that any such transaction with a controlling shareholder is for a period extending beyond three years from a company’s initial public offering, and under certain conditions, five years from a company’s initial public offering, approval is required at the end of such period unless, with respect to certain transactions, the Audit Committee determines that the duration of the transaction is reasonable given the circumstances related thereto.

Entera Bio Ltd. | 2026 Annual Meeting Proxy Statement

The Israeli Companies Law generally prohibits any director who has a personal interest in an Extraordinary Transaction from being present for the discussion and voting pertaining to such transaction in the Audit Committee or board of directors, except in circumstances where the majority of the board of directors or the Audit Committee has a personal interest in the transaction, in which case such transaction also requires shareholder approval.

Pursuant to regulations promulgated under the Israeli Companies Law, certain transactions with a controlling shareholder or his or her relative, or with directors or other Office Holders, that would otherwise require approval of a company’s shareholders may be exempt from shareholder approval under certain conditions.

Approval of Director and Officer Compensation

The Israeli Companies Law requires that an Israeli company whose shares are publicly listed, such as ours, maintain a compensation policy regarding the terms of office and employment of its directors, executive officers (including the CEO), and any other manager who reports to the CEO. The compensation policy is required to be approved (i) by the Board upon recommendation of the Compensation Committee and (ii) by the Company’s shareholders, at least once every three years.

The compensation policy must generally serve as the basis for decisions concerning the financial terms of employment or engagement of Office Holders, including exculpation, insurance, indemnification and any monetary payment and obligation of payment in respect of employment or engagement. The compensation policy must be based on certain considerations, including advancement of the company’s objectives, the company’s business plan and its long-term strategy, and creation of appropriate incentives for Office Holders considering, inter alia, the company’s risk management policy. It must also consider, among other things, the size and the nature of its operations, and in respect of variable compensation, the contribution of an Office Holder towards the company’s achievement of its objectives, with a long-term view and in accordance with the Office Holder’s position.

The compensation policy must furthermore relate to additional matters, as follows: (a) the education, skills, expertise and accomplishments of the relevant Office Holder; (b) the Office Holder’s position and responsibilities and prior compensation agreements with him or her; (c) the ratio between the cost of the Office Holder’s terms of office and employment and the average cost of employment of other employees of the company, including those employed through manpower companies, and specifically, their average and median compensation, and the impact of disparities in salary (cost of terms/employment) upon work relationships in the company; (e) as to variable components, the possibility of reducing variable compensation at the discretion of the board of directors and the possibility of setting a limit on the exercise value of non-cash variable equity-based compensation; and (g) as to severance compensation, the period of service of the Office Holder, the terms of his or her office during such service period, the company’s performance during that period of service, the person’s contribution towards the company’s achievement of its goals, and the circumstances under which the person is leaving the company.

The compensation policy must also include the following matters: (a) as to variable components, (i) basing variable components of the members of the board of directors and the CEO’s compensation on long-term performance and measurable criteria (with the exception that a non-material portion of such variable components or all such components, if equal to no more than three monthly salaries per year for the CEO, may be based on non-measurable criteria, taking into consideration the contribution of the Office Holder to the company); (ii) the ratio between variable and fixed compensation, and the cap for the value of variable compensation, and as for non-cash variable equity-based compensation, the cap for their value at time of their grant; (b) the conditions under which an Office Holder would be required to repay compensation paid to him or her if it was later shown that the data upon which such compensation was based was inaccurate and was required to be restated in the company’s financial statements; (c) the minimum holding or vesting period for variable, equity-based compensation, including bonuses; and (d) maximum limits for severance.

Following the recommendation of our Compensation Committee, our compensation policy must be approved by our Board and shareholders, which requires the affirmative vote of a simple majority of our Ordinary Shares voted in person or by proxy, meaning that more votes must be cast “for” than “against” such proposal, and abstentions and broker non-votes have no effect on the outcome of the vote. In addition to the simple majority vote described above, the Israeli Companies Law requires further, to the extent applicable pursuant to the provisions of the Israeli Companies Law, that either (i) such majority must include a simple majority of the votes cast by shareholders having no personal interest in the matter (excluding abstentions) or (ii) the total number of votes of shareholders mentioned in clause (i) above who voted against such transaction does not exceed 2% of the total voting rights in the company. Our shareholders last approved our compensation policy at our July 16, 2025 meeting of the shareholders and the Company will not be required to seek shareholder approval for its compensation policy again until our annual meeting of shareholders in 2028.

Shareholder Duties

Pursuant to the Israeli Companies Law, a shareholder has a duty to act in good faith and in a customary manner toward the company and other shareholders and to refrain from abusing his or her power as a shareholder in the company, including, among other things, in voting at a general meeting and at shareholder class meetings with respect to the following matters:

•	an amendment to a company’s articles of association;

•	an increase of a company’s authorized share capital;

•	a merger; or

•	the approval of related party transactions and acts of Office Holders that require shareholder approval.

Entera Bio Ltd. | 2026 Annual Meeting Proxy Statement

A shareholder also has a general duty to refrain from discriminating against other shareholders.

In addition, certain shareholders have a duty of fairness toward the company. These shareholders include a controlling shareholder, a shareholder who knows that he or she has the power to determine the outcome of a shareholder vote, and a shareholder who has the power to appoint or to prevent the appointment of an Office Holder of the company or other power towards the company. The Israeli Companies Law does not define the substance of the duty of fairness, except to state that the remedies generally available upon a breach of contract will also apply in the event of a breach of the duty to act with fairness.

Overall Role of the Board and Board Leadership Structure

Under the Israeli Companies Law, our Board is responsible for setting our general policies and supervising the performance of management. Our Board may exercise all powers and may take all actions that are not specifically granted by the Israeli Companies Law or our Articles to our shareholders or to management. Our executive officers are responsible for our day-to-day management and have individual responsibilities established by our Board. Our CEO is appointed by, and serves at the discretion of, our Board. All other executive officers are also appointed by our Board.

Under our Articles, the Board must consist of at least three and no more than ten persons. Currently, our Board consists of six directors. Our Board is divided into three classes, with staggered three-year terms such that one class comes up for election each year. The Class III directors have a term expiring at the Annual Meeting, and the Class I and Class II directors have terms expiring at our annual meetings in 2027 and 2028, respectively. The members of the classes as of the date hereof are as follows:

•	the Class I directors are Miranda Toledano and Yonatan Malca;

•	the Class II director is Haya Taitel; and

•	the Class III directors are Steven D. Rubin, Geno J. Germano and Sean Ellis.

Assuming that our shareholders elect Mr. Sean Ellis, Mr. Steven D. Rubin and Mr. Geno J. Germano as set forth in Proposal One, the members of the classes immediately following the Annual Meeting will remain as listed above.

The classification of our Board could have the effect of increasing the length of time necessary to change the composition of a majority of the Board. In general, at least two annual meetings of shareholders will be necessary for shareholders to effect a change in a majority of the members of the Board.

Under Israeli Companies Law and our Articles, nominees for directors may also be proposed by any shareholder holding at least one percent (1%) of our outstanding voting power. However, any such shareholder may propose a nominee only if a written notice of such shareholder’s intent to propose a nominee has been given to our Chief Executive Officer. Subject to any requirements under the Israeli Companies Law, to be considered timely and thereby be added to such agenda, such a request must be delivered, either in person or by certified mail, postage prepaid, and received at the Company’s offices, (i) in the case of an annual meeting, no less than sixty (60) days nor more than one-hundred twenty (120) days prior to the date of the first anniversary of the preceding year’s annual meeting, provided, however, that, in the event that the date of the annual meeting is advanced more than thirty (30) days prior to or delayed by more than thirty (30) days after the anniversary of the preceding year’s annual meeting, notice by the proposing shareholder, in order to be timely, must be received no earlier than the close of business one-hundred twenty (120) days prior to such annual meeting and no later than the close of business on the later of ninety (90) days prior to such annual meeting or the tenth (10th) day following the day on which public announcement of the date of such meeting is first made, and (ii) in the case of a Company meeting of shareholders that is an extraordinary meeting, no earlier than one-hundred twenty (120) days prior to such extraordinary meeting and no later than the close of business on the later of sixty (60) days prior to such extraordinary meeting or the tenth (10th) day following the day on which public announcement of the date of such meeting is first made, subject to applicable law. Any such notice must include certain information, including, among other things, a description of all arrangements between the nominating shareholder and the proposed director nominee and any other person pursuant to which the nomination is to be made by the nominating shareholder, the consent of the proposed director nominee to serve as our director if elected and a declaration signed by the nominee declaring that there is no limitation under the Israeli Companies Law preventing his or her election, and that all of the information that is required under the Israeli Companies Law to be provided to us in connection with such election has been provided.

Our Board is also authorized to appoint directors in order to fill vacancies, including filling empty Board seats if the number of directors is below the maximum number permitted under our Articles. Each of our directors will serve from the date of election or appointment until the next annual meeting of shareholders for which such director’s class is due for reelection. The approval of at least a majority of the voting power in the Company is generally required to remove any of our directors from office (other than external directors, then in office).

Under the Israeli Companies Law, our Board must also determine the minimum number of directors who are required to have accounting and financial expertise. In determining the number of directors required to have such expertise, our Board must consider, among other things, the type and size of the company and the scope and complexity of its operations. Our Board has determined that we require one director with accounting and financial expertise. Our Board has determined that Mr. Sean Ellis, Mr. Steven D. Rubin and Mr. Yonatan Malca each have financial and accounting expertise as defined in the regulations promulgated under the Israeli Companies Law.

Other than with respect to our directors who are also executive officers or employees, there are no arrangements or understandings between us, on the one hand, and any of our directors, on the other hand, providing for benefits upon termination of their service as directors of our Company. For information with respect to compensation arrangements with our directors that are also executive officers or employees, see the sections entitled “Executive Compensation” and “Certain Relationships and Related Party Transactions” included in this proxy statement.

Entera Bio Ltd. | 2026 Annual Meeting Proxy Statement

Alternate Directors

Our Articles provide that, as permitted under the Israeli Companies Law, any director may appoint another person, who is qualified to be appointed as a director and who is not a director or an alternate director, to serve as his or her alternate director, subject to the approval of a majority of the members of the Board, excluding such director. The term of an alternate director could be terminated at any time by the appointing director or our Board and would terminate under circumstances in which, according to our Articles, the term of any director shall terminate or automatically terminate upon the termination of the term of the appointing director. The Israeli Companies Law stipulates that an external director may not appoint an alternate director, except under very limited circumstances. An alternate director has the same rights and responsibilities as a director, except for the right to appoint an alternate director.

Board Structure

Our Board has not adopted a formal policy regarding the need to separate or combine the offices of Chairperson of the Board and Chief Executive Officer and instead the Board remains free to make this determination from time to time in a manner that seems most appropriate for the Company, subject to the Israeli Companies Law. The Board currently separates the roles of Board Chairperson and Chief Executive Officer. We believe that separation of the positions of Chairperson of the Board and Chief Executive Officer reinforces the independence of the Board in its oversight of our business and affairs, allows our executive officers and management, including our CEO, to focus more closely on the day-to-day operations of the Company, is more conducive to objective evaluation and oversight of management’s performance, increases management accountability, and improves the Board’s ability to monitor whether management’s actions are in the best interests of the Company and its shareholders.

Role of the Board in Risk Oversight

Our Board is responsible, with the assistance of management, for overseeing our risk management process. Our Board focuses on our general risk management strategy, the most significant risks facing us, and oversees the implementation of risk mitigation strategies by management. Our Board is also continuously apprised by management of particular risk management matters in connection with its general oversight and approval of corporate matters and significant transactions. The Board’s independent oversight function is further enhanced by the fact that all of the Board’s committees are composed entirely of independent directors, the directors have complete access to management and the Board and its committees may retain their own respective advisors.

Director Independence

Our Board undertook a review of the independence of each director. Based on information provided by each director concerning his or her background, employment, and affiliations, our Board has determined that the Board meets the independence standards under the applicable rules and regulations of the SEC and the listing standards of Nasdaq. The Board has affirmatively determined that the following Directors are independent, as defined in the listing standards of Nasdaq: Geno J Germano; Steven D. Rubin; Sean Ellis; Yonatan Malca; and Haya Taitel. In making these determinations, our Board considered the current and prior relationships that each non-employee director has or had with our Company and all other facts and circumstances our Board deemed relevant in determining such person’s independence, including the beneficial ownership of our capital stock by each non-employee director, and the transactions involving them described in the section titled “Certain Relationships and Related Party Transactions.”

Code of Business Conduct and Ethics

We have adopted a Code of Business Conduct and Ethics applicable to all of our directors, executive officers and employees, including our Chief Executive Officer, Chief Financial Officer, controller or principal accounting officer, or other persons performing similar functions. The full text of the Code of Business Conduct and Ethics can be found on our website at www.enterabio.com. Information contained on, or that can be accessed through, our website does not constitute a part of this proxy statement and is not incorporated by reference herein. If we make any amendment to the Code of Business Conduct and Ethics or grant any waivers, including any implicit waiver, from a provision of the Code of Business Conduct and Ethics, we will disclose the nature of such amendment or waiver on our website to the extent required by the rules and regulations of the SEC.

Insider Trading Policy

We have adopted an insider trading policy (the “Insider Trading Policy”) which governs the purchase, sale and/or any other dispositions of our securities by us, our directors, officers and employees and is reasonably designed to promote compliance with insider trading laws, rules and regulations and applicable exchange listing standards. A copy of the Insider Trading Policy has been filed with our 2025 Annual Report.

Board Meetings

The Board meets regularly during the year and holds special meetings and acts by unanimous written consent whenever circumstances require. Independent directors meet at regular executive sessions without management present. During the year ended December 31, 2025, the Board held nine meetings and conducted certain business by unanimous written consent. Each of our directors attended at least 75% of the aggregate of the total number of meetings of the Board and the total number of meetings held by all committees of the Board on which such director served. All of our directors are encouraged to attend our Annual Meeting of shareholders, and our directors are expected to attend the Annual Meeting. Five directors attended the Company’s 2025 Annual Meeting of shareholders.

Entera Bio Ltd. | 2026 Annual Meeting Proxy Statement

Board Committees

Our Board has established the following committees:

Audit Committee

Composition

Under the Nasdaq rules and SEC regulations, we are required to maintain an Audit Committee consisting of at least three independent directors, each of whom is financially literate and one of whom has accounting or related financial management expertise and qualifies as an “audit committee financial expert” as such term is defined in Item 407(d)(5) of Regulation S-K of the Exchange Act.

Our Audit Committee consists of Steven D. Rubin, who also serves as chairman of the committee, Yonatan Malca and Sean Ellis. The Board has determined that each of the members of our Audit Committee is an independent director and additionally satisfies the heightened standards for audit committee service under applicable SEC and Nasdaq rules. All designated members of our Audit Committee meet the requirements for financial literacy under the applicable Nasdaq rules and SEC regulations. Our Board has determined that Steven D. Rubin is an “audit committee financial expert,” as such term is defined under applicable SEC rules. During fiscal year 2025, the Audit Committee held four meetings and conducted certain business by unanimous written consent.

Assuming that our shareholders elect Mr. Ellis and Mr. Rubin as set forth in Proposal One, the composition of the Audit Committee immediately following the Annual Meeting shall remain the same.

Roles, Responsibilities and Procedures

Our Audit Committee assists our Board in fulfilling its legal and fiduciary obligations in matters involving our accounting, auditing, financial reporting, cybersecurity, internal control and legal compliance functions by, among other things, pre-approving the services performed by our independent accountants and reviewing their reports regarding our accounting practices. Our Audit Committee also oversees the audit efforts of our independent accountants and takes those actions that it deems necessary to satisfy itself that the accountants are independent of management.

Our Board has adopted an Audit Committee charter setting forth the responsibilities of the Audit Committee consistent with the applicable rules and regulations of the SEC and Nasdaq, as well as the requirements for such committee under the Israeli Companies Law, including (a) oversight of our independent registered public accounting firm and recommending the engagement, compensation or termination of engagement of our independent registered public accounting firm to the Board in accordance with the Israeli Companies Law; (b) recommending the engagement or termination of our internal auditor; (c) recommending the terms of audit and non-audit services provided by the independent registered public accounting firm for pre-approval by our Board; (d) identifying deficiencies in the business management practices of our Company, including, inter alia, in consultation with our internal auditor or the independent auditor, and making recommendations to the Board as to how to correct such practices; (e) reviewing and considering the approval of related party transactions; (f) determining whether related party transactions are extraordinary or material under the Israeli Companies Law, including transactions in which an Office Holder has a “personal interest”, under the Israeli Companies Law, and whether to approve such transactions; (g) establishing the approval process for certain transactions with a controlling shareholder or in which the controlling shareholder has a “personal interest”; (h) examining and approving the working plan of the internal auditor, subject to any modifications in its discretion; (i) examining our internal audit controls and internal auditor’s performance, including whether the internal auditor has sufficient resources and tools to fulfill his or her responsibilities; (j) examining the scope of our auditor’s work and compensation and submitting its recommendations with respect thereto to our Board or shareholders, depending on which of them is considering the appointment of our auditor; (k) establishing procedures for the handling of employees’ complaints as to the management of our business and the protection to be provided to such employees; and (l) reviewing the our annual audited financial statements and quarterly financial statements with management and the independent auditor, including a review of our disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections.

A copy of the Audit Committee Charter is available on our website at www.enterabio.com.

A “personal interest” under the Israeli Companies Law includes an interest of any person in an action or transaction of a company, excluding any interest arising solely from holding the Company’s shares, but including the personal interest of such person’s spouse, sibling, parent, grandparent, descendant, spouse’s descendant, sibling or parent or the spouse of any of such persons, and the personal interest of any entity in which such person or one of the aforementioned relatives of such person serves as a director or Chief Executive Officer, owns 5% or more of such entity’s outstanding shares or voting rights or has the right to appoint one or more directors or the Chief Executive Officer. Further, in the case of a person voting by proxy, “personal interest” includes the personal interest of either the proxy holder or the shareholder granting the proxy, whether or not the proxy holder has discretion how to vote.

Our Audit Committee may not approve any actions requiring its approval, unless, at the time of the approval, a majority of the committee’s members are present.

Compensation Committee

Composition

We have a Compensation Committee, the members of which are Yonatan Malca, who also serves as chairman of the committee, Steven D. Rubin and Haya Taitel. Each member of our Compensation Committee is independent under Nasdaq rules. During fiscal year 2025, the Compensation Committee held two meetings and conducted certain business by unanimous written consent.

Entera Bio Ltd. | 2026 Annual Meeting Proxy Statement

Assuming that our shareholders elect Mr. Rubin as set forth in Proposal One, the composition of the Compensation Committee immediately following the Annual Meeting shall remain the same.

Roles, Responsibilities and Procedures

Our Board has adopted a charter setting forth the Compensation Committee’s roles and responsibilities, which include (a) recommending a compensation policy regarding the terms of engagement of Office Holders, which is recommended to the Board for approval and subsequently to shareholders for their approval, in accordance with the Israeli Companies Law, and reviewing such policy from time to time, (b) recommending to the Board periodic updates to the compensation policy and whether the compensation policy should continue in effect every three years; (c) assessing the implementation of the compensation policy; (d) reviewing and approving the granting of options, restricted share units, or RSUs, and other incentive awards to the extent such authority is delegated by the Board; (e) reviewing, evaluating and making recommendations regarding the compensation and benefits for non-executive directors, (f) determining whether to approve and recommend to the Board and shareholders to approve transactions with Office Holders relating to their terms of compensation, as required under the Israeli Companies Law, (g) determining whether changes to the compensation terms of the Chief Executive Officer of the Company are material and if the changes are required to be brought to the shareholders for approval, (h) overseeing compliance reporting requirements of the SEC, (i) determining whether to recommend to the Board to adopt a share ownership policy for directors and executive officers, and (j) performing such other activities as may be required.

A copy of the Compensation Committee Charter is available on our website at www.enterabio.com.

Under the Israeli Companies Law, the compensation policy must be adopted by the Board after considering the recommendations of the Compensation Committee and then presented to, and approved by, the Company’s shareholders for approval.

The compensation policy must serve as the basis for decisions concerning the terms of employment or engagement of Office Holders, including exculpation, insurance, indemnification and any monetary payment and obligation of payment in respect of employment or engagement. The compensation policy must relate to certain factors, including advancement of the Company’s objectives, the Company’s business plan and its long-term strategy, and creation of appropriate incentives for office holders. It must also consider, inter alia, the Company’s risk management, size and the nature of its operations.

The compensation policy must furthermore consider additional factors, as follows: (a) the knowledge, skills, expertise and accomplishments of the relevant Office Holder; (b) the Office Holder’s roles and responsibilities and prior compensation agreements with him or her; (c) the ratio between the terms offered and the average compensation of the other employees of the company, including those employed through manpower companies; (d) the impact of disparities in salary upon work relationships in the company; (e) the possibility of reducing variable compensation at the discretion of the Board; (f) as to variable compensation, the possibility of setting a limit on the exercise value of non-cash variable equity-based compensation; and (g) as to severance compensation, the period of service of the Office Holder, the terms of his or her compensation during such service period, the company’s performance during that period of service, the person’s contribution towards the company’s achievement of its goals, and the circumstances of termination of services.

The compensation policy must also include the following principles: (a) the link between variable compensation and long-term performance and measurable criteria; (b) the ratio between variable and fixed compensation, and the ceiling for the value of variable compensation; (c) the conditions under which an Office Holder would be required to repay compensation paid to him or her if it was later shown that the data upon which such compensation was based was inaccurate and was required to be restated in the company’s financial statements; (d) the minimum holding or vesting period for variable, equity-based compensation, including bonuses; and (e) maximum limits for severance.

Under the Israeli Companies Law, we are required to re-obtain the approval of our Compensation Committee, Board and shareholders every three years for either the continuation of our existing compensation policy or adoption of a new compensation policy. Our compensation policy was last approved by our shareholders on July 16, 2025, after having been recommended by our Compensation Committee and approved by our Board, and will therefore need to be either re-approved, amended, or replaced by a new policy in 2028.

Our Compensation Committee may conduct or authorize investigations into, or studies of, matters within its scope of responsibilities, and may retain or obtain the advice of a compensation consultant, legal counsel or other advisor in its sole discretion. The Compensation Committee is directly responsible for the appointment, compensation and oversight of the work of any compensation consultant, legal counsel or other advisor that it retains, at the expense of the Company. The Compensation Committee may select, or receive advice from, a compensation consultant, legal counsel or other advisor to the Compensation Committee, other than in-house legal counsel, only after conducting an assessment of, and determining, the advisor’s independence, including whether the advisor’s work has raised any questions of independence or conflicts of interest, taking into consideration the Exchange Act, the factors set forth in Nasdaq rules and any other factors that the committee deems relevant.

In 2023 and 2025, in determining the compensation of certain executive officers and in determining our compensation policy, the Compensation Committee retained the services of a compensation consultant, Brightman Almagor Zohar & co., a firm in the Deloitte Touche Tohmatsu Limited network, to conduct a comparative survey of the compensation of such Office Holders. The 2023 and 2025 comparative studies consisted of: (i) executive compensation benchmark analyses which included comparative data of the Company’s executive compensation, relative to the peer-group companies in Israel and (ii) executive compensation benchmark analyses which included comparative data of the Company’s executive compensation, relative to the peer-group companies in the United States.

On May 27, 2024, the Compensation Committee and the Board voted to approve, and on July 31, 2024, the shareholders of the Company ratified and confirmed, the revised compensation terms of the Company’s non-executive directors, retroactively effective as of January 1, 2024, which includes (i) a quarterly grant of fully vested Ordinary shares, in lieu of each non-executive director’s respective quarterly cash compensation and (ii) an annual option grant. On July 16, 2025, following the recommendation of the Compensation Committee and the Board’s approval and recommendation, the Shareholders of the Company voted to approve an amended compensation policy, which is substantially similar to the Company’s prior policy, subject to certain updated thresholds to align with market standards and to attract prospective management members, such that the policy would be effective for the next three years, or such longer period as permitted and in accordance with the Israeli Companies Law.

Entera Bio Ltd. | 2026 Annual Meeting Proxy Statement

On April 30, 2026 and May 7, 2026, our Compensation Committee and our Board, respectively, determined to amend the terms of the annual equity grant for the Company's non-executive directors, such that: (i) the annual grant of options to purchase Ordinary Shares shall be made on the date of each annual general meeting of the Company's shareholders, in lieu of the previously approved grant date of January 1 of each calendar year; and (ii) full acceleration shall be added upon the consummation of a "Change in Control" (as such term is defined in the 2018 Plan) to the Non-Executive Directors with respect to any new annual options grants following the Annual Meeting, subject to shareholder approval. See Proposal Two. To the extent that Proposal Two is not approved by the shareholders at the Annual Meeting, the timing of the annual equity grant shall remain unchanged and shall continue to be made on January 1 of each calendar year and full acceleration upon a Change in Control shall not apply to any new annual options grants, in each case, in accordance with the terms in effect prior to the Annual Meeting.

Nominating and Corporate Governance Committee

Composition

Our Nominating and Corporate Governance Committee consists of Haya Taitel, who also serves as chairperson of the committee, and Sean Ellis. Each of the members of our Nominating and Corporate Governance Committee is independent under Nasdaq rules. During fiscal year 2025, the Nominating and Corporate Governance Committee did not hold in person meetings but conducted certain business by unanimous written consent.

Assuming that our shareholders reelect Mr. Ellis as set forth in Proposal One, the composition of the Corporate Governance Committee immediately following the Annual Meeting shall remain the same.

Roles, Responsibilities and Procedures

Our Board has adopted a Nominating and Corporate Governance Committee Charter that sets forth the responsibilities of the Nominating and Corporate Governance Committee consistent with the rules and regulations of the SEC and Nasdaq, including (a) assisting in identifying, recruiting and, if appropriate, interviewing candidates to fill positions on the Board, including persons suggested by shareholders or others, (b) establishing procedures to be followed by shareholders in submitting recommendations for Board candidates, if appropriate, (c) reviewing the background and qualifications of individuals being considered as director candidates, while considering the candidate’s experience, skills, expertise, diversity, personal and professional integrity, character, business judgment, time availability in light of other commitments, dedication, conflicts of interest and such other relevant factors that the committee considers appropriate in the context of the needs of the Board, (d) recommending the Board nominees for election by shareholders or appointment by the Board, as the case may be, in a manner consistent with the criteria for selecting directors, as established by the Board from time to time, (e) reviewing the suitability for continued service as a director of each Board member, when the term of service of the director expires, and when the director has a change in status (including, but not limited to, an employment change) and recommending whether or not the director should be re-nominated, (f) making recommendations to the Board regarding the size and composition of each committee; and (g) overseeing the performance of the Board as a whole.

A copy of the Nominating and Corporate Governance Committee Charter is available on our website at www.enterabio.com.

The Nominating and Corporate Governance Committee believes that candidates for director should have certain minimum qualifications, including the ability to read and understand basic financial statements, being over 21 years of age, having sufficient scientific and/or medical expertise to review and evaluate appropriately the Company’s clinical programs, research and development programs and licensing opportunities, and having the highest personal integrity and ethics. When considering director candidates, the Nominating and Corporate Governance Committee will also generally consider all other relevant qualifications of the candidates, including such factors as the candidate’s relevant expertise upon which to be able to offer advice and guidance to management, having sufficient time to devote to the affairs of the Company, demonstrated excellence in his or her field, having relevant financial or accounting expertise, having the ability to exercise sound business judgment, having the commitment to rigorously represent the long-term interests of our shareholders and whether the Board candidates will be independent for purposes of the Nasdaq rules, as well as the current needs of the Board and the Company.

At this time, the Nominating and Corporate Governance Committee does not have a policy with regard to the consideration of director candidates recommended by shareholders. The Nominating and Corporate Governance Committee believes that it is in the best position to identify, review, evaluate and select qualified candidates for Board membership, based on the comprehensive criteria for Board membership approved by the Board.

In the case of incumbent directors who have stepped down or whose terms of office are set to expire, the Nominating and Corporate Governance Committee will also review, prior to nominating such directors for another term, such directors’ overall service to the Company during their term. The Nominating and Corporate Governance Committee will conduct any appropriate and necessary inquiries into the backgrounds and qualifications of possible candidates after considering the function and needs of the Board. We may, from time to time, engage an executive search firm to assist our Nominating and Corporate Governance Committee in identifying and recruiting potential candidates for membership on the Board.

Entera Bio Ltd. | 2026 Annual Meeting Proxy Statement

Board Diversity

While we do not currently have a formal diversity policy with respect to Board composition, the Board believes it is important for the Board to have gender, race and ethnicity diversity along with diversity of knowledge base, professional experience and skills. The Nominating and Corporate Governance Committee takes these qualities into account when considering director nominees for recommendation to the Board. We believe diversity enhances our effectiveness. Our Board currently has two female directors, and none of our Board members self-identified as being racially diverse. However, the Board remains committed to achieving a Board composition that represents a diversity of background and experience, inclusive of race, ethnicity, gender and sexual orientation.

Communication with our Board

Shareholders may communicate with the Board by directing their communications in a hard copy (i.e., non-electronic) written form to the attention of one or more members of the Board, or to the Board collectively, at our principal executive offices located at Kiryat Hadassah Minrav Building, 5th Floor, Jerusalem 9122002, Israel. Any communications received from interested parties in the manner described above will be collected and organized by our Chief Financial Officer or Chief Executive Officer and will be periodically, but in any event prior to each regularly-scheduled Board meeting, reported and/or delivered to the appropriate director or directors.

Shareholder Proposals for the 2026 Annual Meeting

Under the Israeli Companies Law, one or more shareholders holding 1% or more of the voting rights of Entera may request to include a proposal on the agenda of a shareholders meeting, provided that certain resolutions are brought before the shareholders in such meeting, including the appointment of members to the Board, by submitting such proposal within seven days of publication of Entera’s notice with respect to our annual meeting of shareholders. Accordingly, any shareholder holding 1% or more of the voting rights of Entera may request to include a proposal on the agenda of the Annual Meeting by submitting such proposal in writing to us no later than Thursday, May 21, 2026, at our principal executive offices located at Kiryat Hadassah Minrav Building, 5th Floor, Jerusalem 9122002, Israel.

Shareholder Proposals for the 2027 Annual Meeting

Shareholder proposals intended to be included in our proxy statement and form of proxy for use in connection with our 2027 annual meeting of shareholders pursuant to Rule 14a-8 under the Exchange Act must be received by our Chief Executive Officer, at our principal executive offices are located at Kiryat Hadassah Minrav Building, 5th Floor, Jerusalem 9122002, Israel, no later than February 3, 2027 (120 calendar days preceding the one-year anniversary of the mailing date of this proxy statement), and must otherwise satisfy the procedures prescribed by Rule 14a-8 under the Exchange Act. In addition, one or more shareholders holding 1% or more of the voting rights of Entera may request to include a proposal (and in case of a proposal to nominate or remove a director, at least 5% of the voting rights of Entera is required) on the agenda of the 2027 annual meeting of shareholders in the manner described above. Pursuant to Rule 14a-4 under the Exchange Act, shareholder proxies obtained by our Board in connection with our 2027 annual meeting of shareholders will confer on the proxies and attorneysinfact named therein discretionary authority to vote on any matters presented at such annual meeting which were not included in the Company’s proxy statement in connection with such annual meeting, unless notice of the matter to be presented at the Annual Meeting is provided to our Chief Executive Officer, no later than April 19, 2027.

In addition, for shareholder nominees for directors to be considered timely for inclusion on a universal proxy card pursuant to Rule 14a-19 under the Exchange Act, shareholders must provide notice to our Chief Executive Officer, which notice must be postmarked or transmitted electronically to us at our principal executive office no later than May 15, 2027, containing the information required by Rule 14a-19 under the Exchange Act.

Certain Relationships and Related Party Transactions

Described below are those transactions occurring since January 1, 2024, and any currently proposed transactions to which either the Company was a party and in which:

•	The amounts involved exceeded or will exceed the lesser of (i) $120,000 and (ii) one percent of the average of the Company’s total assets at year-end for the last two completed fiscal years; and

•	A director, executive officer, holder of more than 5% of the outstanding share capital of the Company, or any member of such person’s immediate family had or will have a direct or indirect material interest.

Indemnification Agreements with Directors

Our Articles provide that we may indemnify each of our directors and officers to the fullest extent permitted by the Israeli Companies Law. Accordingly, we have entered into standard indemnification agreements with each of our directors, whereby we have undertaken to indemnify each such director, in advance, for losses, damages, costs or expenses that such director may suffer or incur as a result of his or her actions or omissions in such capacity on behalf of the Company in certain circumstances and events, subject to the terms, conditions and limitations set out in the indemnification agreement.

Entera Bio Ltd. | 2026 Annual Meeting Proxy Statement

Approval of Related Party Transactions

The Israeli Companies Law requires that an Office Holder of a company promptly disclose any personal interest that he or she may have and all related material information known to him or her, in connection with any existing or proposed transaction of the company.

Pursuant to the Israeli Companies Law, any transaction with an Office Holder or in which the Office Holder has a personal interest (other than with respect to such Office Holder’s Terms of Office and Employment, see the section entitled “Executive Compensation”) must be brought before the Audit Committee, in order to determine whether such transaction is an Extraordinary Transaction.

Pursuant to the Israeli Companies Law, the Articles and Entera written policy, in the event that the Audit Committee determines that the transaction is not an Extraordinary Transaction, the transaction will require only Audit Committee approval; if, however, it is determined to be an Extraordinary Transaction, Board approval is also required and, in some circumstances, shareholder approval may also be required. Such a transaction may only be approved if it is determined to be in the best interests of Entera.

A person with a personal interest in the matter generally may not be present at meetings of the Board or certain committees where the matter is being considered and, if a member of the Board or a committee, may generally not vote on the matter.

Transactions with Controlling Shareholders

Under the Israeli Companies Law, Extraordinary Transactions with a controlling shareholder, or in which the controlling shareholder has a personal interest, and any engagement with a controlling shareholder, or a controlling shareholder’s relative, with respect to the provision of services to the company or their Terms of Office and Employment as an Office Holder or their employment, if they are not an Office Holder, generally require the approval of the Audit Committee (or with respect to Terms of Office and Employment, the Compensation Committee), the Board of Directors and the shareholders. If required, shareholder approval must include (i) at least a majority of the shareholders who do not have a personal interest in the transaction and are present and voting at the meeting (abstentions are disregarded), or, alternatively, that (ii) the total shareholdings of the disinterested shareholders who vote against the transaction do not represent more than two percent of the voting rights in the company. Transactions for a period of more than three years generally need to be brought for approval in accordance with the above procedures every three years. A shareholder who holds 25% or more of the voting rights in a company is considered a controlling shareholder for these purposes if no other shareholder holds more than 50% of the voting rights. If two or more shareholders are interested parties in the same transaction, their shareholdings are combined for the purposes of calculating percentages.

Entera Bio Ltd. | 2026 Annual Meeting Proxy Statement

SECURITY OWNERSHIP

The following table sets forth information known to us with respect to the beneficial ownership of our Ordinary Shares as of May 19, 2026 by:

•	each person or entity known by us to own beneficially 5% or more of our outstanding Ordinary Shares;

•	each of our directors and executive officers individually; and

•	all of our executive officers and directors as a group.

According to our transfer agent, as of May 19, 2026, there were 43 record holders of our Ordinary Shares. None of our shareholders has different voting rights from other shareholders

The beneficial ownership of our Ordinary Shares is determined in accordance with the rules of the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership, generally, includes any shares over which a person exercises sole or shared voting or investment power. For purposes of the table and the related footnotes, unless described otherwise within the footnotes, we deem Ordinary Shares issuable pursuant to options or warrants that are currently exercisable or exercisable within 60 days as of May 19, 2026, to be outstanding and to be beneficially owned by the person holding the options or warrants for the purposes of computing the percentage ownership of that person, but we do not treat them as outstanding for the purpose of computing the percentage ownership of any other person, except with respect to the percentage ownership of all executive officers and directors as a group. The percentage of Ordinary Shares beneficially owned is based on 49,290,234 Ordinary Shares outstanding as of May 19, 2026. The beneficial ownership data provided below is based solely on information available to our Company and, in the case of major shareholders who are not otherwise officers or directors, has not been verified further. Except where otherwise indicated, we believe, based on information furnished to us by such owners, that the beneficial owners of the Ordinary Shares listed below have sole investment and voting power with respect to such shares.

Unless otherwise noted below, each shareholder’s address is c/o Entera Bio Ltd., Kiryat Hadassah, Minrav Building - Fifth Floor, Jerusalem, Israel.

	Number and Percentage of
Name	Ordinary Shares
	Number	Percent
5% or Greater Shareholders (other than directors and executive officers)
Gakasa Holdings LLC (1)	5,534,275	11.23%
Israel Canada Hotels Ltd. (2)	3,732,540	7.57%
OPKO Health Inc. (3)	3,685,226	7.48%
Executive Officers and Directors:
Miranda Toledano (4)	2,490,074	4.85%
Hillel Galitzer (5)	728,073	1.46%
Sean Ellis (6)	607,781	1.22%
Dana Yaacov-Garbeli (7)	575,547	1.16%
Yonatan Malca (8)	479,099	1.00%
Gregory Burshtein (9)	451,759	*
Haya Taitel (10)	285,712	*
Geno J. Germano (11)	40,000	*
Steven D. Rubin (12)	15,000	*
All Directors and Executive Officers as a Group (9 persons) (13)	5,691,045	10.57%

* Less than 1%

(1)	Pursuant to the Schedule 13G/A filed with the SEC on November 20, 2024 regarding Gasaka Holdings LLC’s holdings. This consists of 5,534,275 Ordinary Shares. The holder also owns (i) 347,604 Ordinary Shares underlying Pre-Funded Warrants and (ii) purchase warrants to acquire 1,197,604 Ordinary Shares. Such warrants include a 9.99% ownership blocker and, as a result, are not included in the ownership amount. Gasaka Holdings LLC’s address is at 201 S. Biscayne Blvd suite 800, Miami, FL 33131.

(2)	Israel Canada Hotels Ltd. (Formerly: D.N.A Biomedical Solutions Ltd.) holdings consists of 3,732,540 Ordinary Shares. Israel Canada Hotels Ltd.’s address is at 2 Hamanofim St., Herzeliya, Israel.

(3)	Pursuant to Schedule 13G filed with the SEC on April 2, 2025 regarding OPKO Health, Inc. holdings which consists of 3,685,226 Ordinary Shares. OPKO Health, Inc.’s address is at 4400 Biscayne Blvd., Miami, FL 33137.

(4)	Consists of (i) 426,575 Ordinary Shares, (ii) 23,952 Ordinary Shares underlying warrants to acquire Ordinary Shares, and (iii) 2,039,547 Ordinary Shares underlying options to acquire Ordinary Shares.

Entera Bio Ltd. | 2026 Annual Meeting Proxy Statement

(5)	Consists of (i) 90,573 Ordinary Shares, and (ii 637,500 Ordinary Shares underlying options to acquire Ordinary Shares.

(6)	Consists of (i) 188,098 Ordinary Shares, (ii) 419,687 Ordinary Shares underlying options to acquire Ordinary Shares.

(7)	Consists of (i) 113,047 Ordinary Shares, and (ii) 462,500 Ordinary Shares underlying options to acquire Ordinary Shares.

(8)	Consists of (i) 77,416 Ordinary Shares and (ii) 419,683 Ordinary Shares underlying options to acquire Ordinary Shares.

(9)	Consists of (i) 101,442 Ordinary Shares, and (ii) 350,317 Ordinary Shares underlying options to acquire Ordinary Shares.

(10)	Consists of (i) 98,479 Ordinary Shares, (ii) 187,233 Ordinary Shares underlying options to acquire Ordinary Shares.

(11)	Consists of 40,000 Ordinary Shares.

(12)	Consists of 15,000 Ordinary Shares.

(13)	Consists of (i) 1,150,630 Ordinary Shares, (ii) 23,952 Ordinary Shares underlying warrant to acquire Ordinary Shares, and (iii) 4,478,963 Ordinary Shares underlying options to acquire Ordinary Shares.

Section 16(a) beneficial ownership reporting compliance

Section 16(a) of the Exchange Act and the rules thereunder require that our directors and executive officers and persons who beneficially own more than 10% of a registered class of our equity securities (collectively, “reporting persons”) file reports with the SEC relating to their share ownership and changes in such ownership.

Delinquent Section 16(a) Reports

Based solely upon our review of copies of filings or written representations from the reporting persons, we believe that all reporting persons timely filed all reports required by them under Section 16(a) of the Exchange Act with respect to the year ended December 31, 2025 except for an untimely Form 3 filed by Leslie Gautam, a former executive officer, on May 20, 2025 due to delays in obtaining such person’s EDGAR filing codes.

SECURITies authorized for issuance under equity compensation plans

The following table provides certain information as of December 31, 2025, with respect to our equity compensation plans under which our equity securities are authorized for issuance:

Plan Category	Number of securities to be issued upon exercise of outstanding options, RSUs, warrants and rights (#)	Weighted-average exercise price of outstanding options, RSUs, warrants and rights ($)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (#)
	(a)	(b)	(c)
Equity compensation plans approved by security holders
2013 Plan	810,550	$6.31	-
2018 Plan	8,615,707	$1.95	2,052,375
Equity compensation plans not approved by security holders	-	-	-
Total	9,426,257	$2.32	2,052,375

Entera Bio Ltd. | 2026 Annual Meeting Proxy Statement

Executive Compensation

Compensation Policy

Our compensation policy was last ratified by our shareholders on July 16, 2025, after having been recommended by our Compensation Committee and approved by our Board. Under the Israeli Companies Law, our compensation policy must be re-approved, amended, or replaced by a new policy no later than 2028, and every three years thereafter. The compensation policy includes, among other matters prescribed by the Israeli Companies Law, a framework for establishing the terms of office and employment of the directors and officers and guidelines with respect to the structure of the variable pay of officers.

Objectives

Our compensation policy is intended to align our objectives and work plans with appropriate goals and objectives of our officers and directors, and to ensure that the overall financial and strategic objectives of the Company and its shareholders are met. We recognize that strong and effective leadership is fundamental to our continued growth and success. Therefore, our compensation policy recognizes as a primary objective the need to attract, retain, reward and motivate highly talented officers and directors in competitive labor markets.

Officer Compensation

With regard to our executive officers, or “Officers,” (which includes our Named Executive Officers, as defined below) our compensation policy is designed to provide a mix of compensation to reward Officers for individual and company performance as well as to align their interests with the interests of shareholders. We have also designed our compensation policy to provide flexibility. It must take into consideration the fact that the appropriate mix of compensation may vary from period to period and from Officer to Officer. To achieve our goal of appropriately rewarding our Officers for their efforts, our compensation policy generally includes: (i) short-term incentives, such as an annual base salary, benefits and perquisites; (ii) short to medium-term incentives, such as an annual bonus based on target and above-target performance; and (iii) medium to long-term incentives, such as equity-based compensation and retirement benefits.

Base Salary

Base salary compensates our Officers for the performance of their standard duties and reflects each Officer’s education, skills, qualifications, expertise, professional experience and accomplishments, as well as the position, areas and scope of responsibilities of such Officer. Adjustments to base salary are periodically reviewed by the Compensation Committee and the Board.

Bonuses

Cash bonuses are generally paid annually and are intended to reward Officers based on the performance of the Company and their individual contributions. The target bonus amount and the performance measures and targets for each Officer are determined by the Compensation Committee and the Board at the beginning of each year for which a bonus may be paid. Additionally, the CEO has the power to determine the annual bonus performance measures and targets for all Officers other than for herself.

The performance measures and targets for receiving the annual bonus are intended to be measurable and quantifiable and may include, without limitation: (i) objectives such as capital investment, cash balance relative to equity, obtaining approval from the authorities in the target markets; and (ii) key performance indicators, determined for each Officer separately, according to the Officer’s position. The annual bonus also includes a non-measurable, qualitative component of up to 20% of an Officer’s annual bonus, which is based on an evaluation of such Officer in accordance with qualitative measures provided in the annual bonus grant.

In addition to the annual bonus, the Compensation Committee and the Board may elect to pay each Officer a special bonus, based on non-measurable criteria (e.g., criteria or milestones not based on quantifiable measures), in recognition of a significant achievement or for completion of an assignment, such as completion of a major transaction or achieving a major milestone with material impact on our business. Under our compensation policy, a special bonus is limited to six times the monthly base salary for a given Officer, other than our CEO, for whom a special bonus is limited to three times the monthly base salary, determined by non-measurable criteria.

Equity-based Compensation

Our compensation policy also includes an equity incentive component designed to retain Officers, align Officers and shareholders’ interests and incentivize Officers to attain business achievements without taking unreasonable risk, under which the Company may grant Officers options to purchase shares, share appreciation rights, restricted shares, restricted share units, performance awards or other share-based awards (collectively referred to as “equity awards”). The equity awards are determined individually by our Compensation Committee and the Board and awarded from time to time based on, among other elements, each Officer’s (a) contribution to the Company's performance, (b) ability to influence the Company’s future and performance and (c) the Officer’s skills, qualifications, experience, roles and personal responsibilities. Additionally, the Compensation Committee and the Board award equity-based compensation based upon the desired mix of compensation components and the mix of equity awards, as well as the desired competitive levels and dilution or pool limits.

Our compensation policy currently limits the annual value of equity awards granted to an Officer, measured at the applicable grant date, to 25 times the monthly base salary of such Officer. These options may be granted with terms of not more than 10 years following the grant date. For option grants and share appreciation rights, the exercise price shall be no less than the fair market value of the underlying Ordinary Shares on the date of grant and subject to applicable law.

Entera Bio Ltd. | 2026 Annual Meeting Proxy Statement

Hedging and Pledging

Pursuant to the terms of our compensation policy and Insider Trading Policy, Officers and directors are prohibited from hedging or pledging their equity awards and any other Company securities. The no-hedging policy applies to each director and Officer until one year following termination of such director’s term of office or such Officer’s termination of employment, as applicable. Furthermore, Officers and directors may not pledge or use their equity awards or any other Company securities held by them as collateral for loans unless otherwise approved by the Compensation Committee and Board.

Policies and Practices Related to the Grant of Certain Equity Awards

In response to Item 402(x)(1) of Regulation S-K, we have not granted new awards of stock options, stock appreciation rights, or similar option-like instruments within four business days before or one business day after the release of a Quarterly Report on Form 10-Q, Annual Report on Form 10-K, or Current Report on Form 8-K that discloses material nonpublic information. While the Company does not have a formal policy in place, it is the Company's practice to typically award equity grants to executive officers and non-employee directors at the beginning of each fiscal year, subject to the Company not being in possession of any material non-public information.

Benefits and Perquisites

Under the compensation policy, our Officers are entitled to certain fringe benefits that we believe are commonly provided to similarly situated executives in our industry. These benefits allow us to compete for talent and are therefore important to our ability to attract and retain top-level executive management. This includes vacation days, paid sick leave, as well as additional benefits such as, but not limited to, health insurance, a company car and cell phone, company-provided health insurance and meals.

For Officers residing in Israel, these benefits may also include contributions to a pension fund, provident fund or insurance policy in accordance with Israeli law, contributions to an education fund of 7.5% of the Officer’s monthly salary and recuperation pay as required under applicable law. An ‘education fund’ is a medium-term savings scheme that takes advantage of a unique tax break granted under Israeli law, whereby a company’s contributions to such fund (which, despite its misleading name, may be used by the employee for any purpose), as well as all capital gains accrued on such contributions, are free of tax if (a) the company contributes an amount equal to 7.5% of the employee’s salary to such fund, up to a certain limit, and the employee further contributes 2.5% of his salary at his expense, and (b) the fund remains undrawn for a period of at least six years from the time of the first contribution. While some of these contributions and benefits are not mandatory under Israeli law, the nature and amount of the benefits provided to our Israeli Officers are customary and prevalent in the Israeli high-tech and bio-pharma market, especially among executives. Non-Israeli Officers may receive similar, comparable or customary benefits as applicable in the jurisdiction in which they are employed.

Entera Bio Ltd. | 2026 Annual Meeting Proxy Statement

Termination

Our Officers are further entitled to certain termination payments and benefits. Officers are entitled to an advance notice period, severance payments and retirement and termination awards. The retirement and termination awards are subject to the Compensation Committee and the Board’s approval, and may be provided only: (a) in certain change of control related cases; (b) if the Officer has made a special contribution to the advancement of the Company’s business during his employment period as shall be determined by the Compensation Committee; or (c) in respect of Officers other than the CEO, if the CEO has recommended granting a retirement bonus.

Director Compensation

The compensation policy provides that non-employee directors’ compensation packages are determined pursuant to the provisions of the Israeli Companies Law in accordance with the Company’s objective to attract and retain talented directors with excellent educational background, qualifications, skills, expertise, professional experience and achievements, by providing a fair and competitive compensation program. Our non-employee directors may be eligible to receive an annual Board membership fee, annual Committee membership fee and equity-based compensation. Non-employee directors may also be entitled to receive insurance, indemnification and release arrangements. The chair of the Board and the chairs of the Board committees may also receive additional annual cash payments for their service in such capacities, subject to the provisions of applicable law.

In May 2021, we elected to be exempt from the Israeli Companies Law requirement that we appoint external directors or otherwise comply with the Israeli Companies Law requirements related to the composition of the Audit Committee and Compensation Committee. Our eligibility for that exemption is conditioned upon: (i) the continued listing of our Ordinary Shares on the Nasdaq Capital Market (or one of a few select other non-Israeli stock exchanges); (ii) there not being a controlling shareholder of our company under the Israeli Companies Law; and (iii) our compliance with Nasdaq requirements as to the composition of (a) our Board of Directors, which require that we maintain a majority of independent directors, and (b) the Audit and Compensation Committees, which require that such committees consist solely of independent directors (at least three and two members, respectively). At the time that it was determined to exempt our Company from the external director requirement, our Board affirmatively determined that we met the conditions for exemption from the external director requirement. As of the date hereof, we continue to meet the conditions for exemption from the external director requirement.

As a result of our election to be exempt from the external director requirement under the Israeli Companies Law, none of our directors are categorized as external directors; therefore, the requirements and restrictions relating to external directors (including certain compensation related provisions) do not apply.

Clawback Policy

On November 30, 2023, the Board adopted an Executive Officer Clawback Policy (the “Clawback Policy”) in compliance with Rule 10D-1 under the Exchange Act and the appliable Nasdaq rules. In the event of an accounting restatement, under the Clawback Policy, the Board, or another committee designated by the Board, is required to recover certain incentive-based compensation paid to an executive officer of the Company, subject to the terms of the Clawback Policy, to the extent such incentive-based compensation was in excess of the compensation that would have otherwise been payable based upon the restated financials. The clawback period extends for three years prior to the restatement. The Clawback Policy is in addition to Section 304 of the Sarbanes-Oxley Act of 2002, which permits the SEC to order the disgorgement of bonuses and incentive-based compensation earned by a registrant issuer’s chief executive officer and chief financial officer in the year following the filing of any financial statement that the issuer is required to restate because of misconduct, and the reimbursement of those funds to the issuer. A copy of the Clawback Policy has been filed as an exhibit to our 2025 Annual Report.

Summary Compensation Table

The table and summary below outline the compensation granted to our named executive officers (“Named Executive Officers”) during our fiscal years ended December 31, 2025 and December 31, 2024. As a “smaller reporting company,” we are required to provide executive compensation information for the following individuals: (i) all individuals who served as the Company’s principal executive officer (“PEO”), during the last completed fiscal year, regardless of compensation; (ii) the two most highly compensated executive officers (other than the PEO) who were serving as executive officers of the Company at the end of the last completed fiscal year and whose total compensation was greater than $100,000; and (iii) up to two additional persons who served as executive officers (other than as the PEO) during the last completed fiscal year but who were not serving in that capacity at the end of the fiscal year if their total compensation is higher than any of the other two Named Executive Officers in the preceding group.

The below figures are represented in thousands.

				Option	RSUs	All Other
Name and Principal				Award(s)	Award(s)	Compensation
Position	Year	Salary ($)	Bonus ($)	($)(1)	($)(2)	($)	Total ($)
Miranda Toledano	2025	490	-	590	330	72	1,482
Chief Executive
Officer and
director	2024	419	-	538	156	36	1,149
Hillel Galitzer	2025	282	-	176	48	25	531
Chief Operating
Officer	2024	259	-	175	54	43	531
Gregory Burshtein	2025	217	-	202	48	37	504
Chief of Research
and Development	2024	172	-	92	45	28	337
(1)	Reflects the associated annual expense recorded in our financial statements based on the grant date fair value of the share-based compensation granted in exchange for the directors’ and officers’ services computed in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718, Compensation - Stock Compensation (“ASC Topic 718”). The assumptions used in calculating the amounts are discussed in Note 6 to the Company’s audited financial statements for the year ended December 31, 2025 included in our 2025 Annual Report. The fair value amount is recognized as an expense over the course of the vesting period of the options (subject to any applicable accounting adjustments during that period).

Entera Bio Ltd. | 2026 Annual Meeting Proxy Statement

(2)	Reflects the associate annual expenses for RSUs granted in place of annual bonus in cash recorded in our financial statements based on the fair value of the share-based compensation grant date market computed in accordance with ASC Topic 718. The fair value amount is recognized as an expense over the course of the vesting period of the RSUs in the Company’s audited financial statements for the year ended December 31, 2025 included in our 2025 Annual Report.

Outstanding Equity Awards at Fiscal Year End

The following table sets forth the outstanding equity awards at December 31, 2025 for our Named Executive Officers.

	Number of Securities
	Underlying
	Unexercised Options and			Option
	Unvested RSUs			Expiration
Name	Exercisable	Unexercisable		Date
Miranda Toledano	33,638	-		1/17/2029
Chief Executive Officer and director	35,852	-		1/1/2032
	107,557	-		1/1/2032
	437,500	62,500	(1)	05/16/2032
	487,500	112,500	(2)	07/15/2032
	218,750	131,250	(3)	04/24/2033
	250,000	250,000	(4)	04/19/2034
	-	500,000	(5)	28/04/2035
	-	90,351	(6)	N/A
Gregory Burshtein	20,000	-		01/17/2029
Chief of Research and Development	18,900	-		03/16/2030
	51,000	-		04/07/2031
	39,375	5,625	(7)	04/28/2032
	40,625	24,375	(8)	04/24/2033
	75,000	75,000	(9)	04/19/2034
		200,000	(10)	28/04/2035
	-	13,158	(11)	N/A
Hillel Galitzer	175,000	-		03/16/2030
Chief Operating Officer	125,000	-		04/21/2031
	56,250	3,750	(12)	03/24/2032
	131,250	78,750	(13)	04/24/2033
	65,000	65,000	(14)	04/19/2034
		100,000	(15)	28/04/2035
		13,158	(16)	N/A

(1)       The 62,500 unexercisable options as of December 31, 2025 will vest in two equal quarterly installments beginning on February 16, 2026.

(2)       The 112,500 unexercisable options as of December 31, 2025 will vest in three equal quarterly installments beginning on January 15, 2026.

(3)       The 131,250 unexercisable options as of December 31, 2025 will vest in six equal quarterly installments beginning on January 24, 2026.

(4)       The 250,000 unexercisable options as of December 31, 2025 will vest in six equal quarterly installments beginning on January 19, 2026.

(5)       Of the 500,000 unexercisable options as of December 31, 2025, 33.33% vest on April 28, 2026, the first anniversary of the grant date, and the remaining 66.67% vesting in 8 equal quarterly installments over the following two years.

(6)       The 90,351 unvested RSUs as of December 31, 2025 will vest in two equal quarterly installments beginning on January 28, 2026.

(7)       The 5,625 unexercisable options as of December 31, 2025 will vest in two equal quarterly installments beginning on January 28, 2026.

Entera Bio Ltd. | 2026 Annual Meeting Proxy Statement

(8)       The 24,375 unexercisable options as of December 31, 2025 will vest in six equal quarterly installments beginning on January 24, 2026.

(9)       The 75,000 unexercisable options as of December 31, 2025 will vest in six equal quarterly installments beginning on January 19, 2026.

(10)       Of the 200,000 unexercisable options as of December 31, 2025, 33.33% vest on April 28, 2026, the first anniversary of the grant date, and the remaining 66.67% vesting in 8 equal quarterly installments over the following two years.

(11)       The 13,158 unvested RSUs as of December 31, 2025 will vest in two equal quarterly installments beginning on January 28, 2026.

(12)       The 3,750 unexercisable options as of December 31, 2025 will vest in one installments on March 31, 2026.

(13)       The 78,750 unexercisable options as of December 31, 2025 will vest in six equal quarterly installments beginning on March 31, 2026.

(14)       The 65,000 unexercisable options as of December 31, 2025 will vest in six equal quarterly installments beginning January 19, 2026.

(15)       Of the 100,000 unexercisable options as of December 31, 2024, 33.33% vest on April 28, 2026, the first anniversary of the grant date, and the remaining 66.67% vesting in 8 equal quarterly installments over the following two years.

(16)       The 13,158 unvested RSUs as of December 31, 2025 will vest in two equal quarterly installments beginning on January 28, 2026.

Entera Bio Ltd. | 2026 Annual Meeting Proxy Statement

Director Compensation Table

Under the Israeli Companies Law, our directors can be paid for their services as directors to the extent such payments are in accordance with the compensation policy adopted by the Company after approval by the Compensation Committee, our Board and our shareholders by ordinary majority, or, if their compensation deviates from our compensation policy, after approval by the Compensation Committee, our Board and our shareholders by a Special Majority, to the extent applicable, in accordance with the provisions of the Israeli Companies Law.

The table below outlines compensation earned by our non-employee directors for the fiscal year ended December 31, 2025, including fees earned in cash and options awarded for services provided as a director. To help the Company maintain sufficient cash for operations, the Company’s shareholders approved a revised compensation structure for non-executive directors, which was implemented to enhance the Company’s financial flexibility and align directors’ interests with those of shareholders. This revised structure involves granting fully vested Ordinary Shares quarterly instead of quarterly cash payments, effective retroactively as of January 1, 2024. Under this arrangement, each non-executive director receives a quarterly grant of fully vested Ordinary Shares. Such quarterly grants for the fiscal year ended December 31, 2025 were granted in a single aggregate grant on January 1, 2026. The value of these shares is equivalent to their respective cash compensation for board and committee services, calculated based on the average daily closing share price of the Ordinary Shares during the applicable fiscal quarter. Directors who serve only part of a quarter receive a pro rata portion of the shares.

	Fees
	Earned
	or Paid	Option	Equity	All Other
	in Cash	Awards	Awards	Compensation	Total
Name	($)	($)(1)	($)(2)	($)	($)
Gerald Lieberman (3)	-	45,264	74,290	-	119,554
Yonatan Malca	-	45,264	58,505	-	103,768
Gerald M. Ostrov (3)	-	45,264	55,719	-	100,982
Sean Ellis	-	45,264	49,220	-	94,483
Haya Taitel	-	47,580	51,078	-	98,658

(1)	Reflects the associated annual expense recorded in our financial statements based on the grant date fair value of the share-based compensation granted in exchange for the directors’ and officers’ services computed in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718, Compensation – Stock Compensation (“ASC Topic 718”). The assumptions used in calculating the amounts are discussed in Note 6 of the Company’s audited financial statements for the year ended December 31, 2025 included in our 2025 Annual Report. The fair value amount is recognized as an expense over the course of the vesting period of the options (subject to any applicable accounting adjustments during that period).

(2)	Reflects the associated annual expenses for Ordinary Shares granted in January 2026 in lieu of cash fees earned for services rendered during 2025, based on the grant date market value.

(3)	Former board member that resigned as a director of the Company in February 2026.

Entera Bio Ltd. | 2026 Annual Meeting Proxy Statement

The table below sets forth the aggregate number of options to purchase Ordinary Shares of each non-employee director outstanding as of December 31, 2025:

Name	Share Options
Gerald Lieberman	402,930
Yonatan Malca	402,930
Gerald M. Ostrov	402,930
Sean Ellis	402,930
Haya Taitel	170,480

Employment Agreements

We have entered into employment agreements with our Named Executive Officers. A summary of the material terms of these agreements with each of our Named Executive Officers is set forth below. The below descriptions of employment agreements and separation agreements, as applicable, are only summaries and are qualified in their entirety by reference to the full text of the applicable agreement, which are filed as exhibits to our 2025 Annual Report.

Miranda Toledano

Ms. Toledano has served on the Board of Directors at Entera since September 2018. Between May and July 2022, Ms. Toledano served as Chief Business Officer, Chief Financial Officer and Head of Corporate Strategy at Entera. In July 2022, Ms. Toledano was appointed Chief Executive Officer at Entera.

In connection with Ms. Toledano’s appointment as Chief Business Officer, Chief Financial Officer and Head of Corporate Strategy in May 2022, Ms. Toledano entered into an employment agreement (the “Original Employment Agreement”) with the Company, providing for an annual employer cost of $350,000 inclusive of base salary, pension payments, severance and disability benefits as required under Israeli law. Additionally, Ms. Toledano was entitled to a grant of options pursuant to the Company’s 2018 Equity Incentive Plan to purchase 500,000 Ordinary Shares of the Company’s Ordinary Shares at an exercise price of $2.02 per share, the closing price of the Ordinary Shares on the date the option was approved by the Board. The options vest over four years, with 25% of the options vesting on May 16, 2023 and the remaining 75% vesting in quarterly increments over the remaining three-year period, subject to Ms. Toledano’s continued employment. In addition, Ms. Toledano was eligible to receive an annual bonus in an amount equal to 50% of her annual base salary. Under the Original Employment Agreement, Ms. Toledano also agreed to customary non-disclosure and non-competition covenants.

In connection with Ms. Toledano’s appointment Chief Executive Officer, on July 15, 2022, Ms. Toledano and the Company entered into an amended and restated employment agreement (the “A&R Employment Agreement”), which amends and restates the Original Employment Agreement. The material terms of the Original Employment Agreement remain unchanged, except that the A&R Employment Agreement provides for (i) Ms. Toledano’s service as Chief Executive Officer, (ii) an annual employer cost of $380,000 inclusive of base salary, pension payments, severance and disability benefits as required under Israeli law, (iii) eligibility to receive an annual bonus in an amount equal to 60% of Ms. Toledano’s annual base salary, (iv) a one-time separation payment in the total amount of 12 months of salary and an extension of the exercise period with respect to vested options for a period of up to two-years post-termination, in each case in the event of the termination of Ms. Toledano’s employment by the Company for any reason other than for Cause (as defined in the A&R Employment Agreement), (v) an additional grant of options (the “Options”) pursuant to the Company’s 2018 Equity Incentive Plan to purchase 600,000 Ordinary Shares at an exercise price of $1.40, which was the closing price of the Ordinary Shares on the date the Board approved such option grant and (vi), upon the Company’s achievement of certain performance or financial milestones, a grant of options (the “Additional Options”) to purchase an additional 200,000 Ordinary Shares pursuant to the Company’s 2018 Equity Incentive Plan at an exercise price equal to the closing price of the Ordinary Shares on the date the Board approves such option grant. The Options will vest over four years, with 25% of the Options vesting on July 15, 2023 and the remaining 75% vesting in quarterly increments over the remaining three-year period, subject to Ms. Toledano’s continued employment. The Additional Options will vest over four years, with 25% of the Additional Options vesting on the first anniversary of the grant date and the remaining 75% vesting in quarterly increments over the remaining three-year period, subject to Ms. Toledano’s continued employment.

On April 24, 2023, the Compensation Committee and the Board voted to approve, and on September 13, 2023, the shareholders of the Company ratified and confirmed, (i) a salary increase for Ms. Toledano, according to which her annual employer cost would be increased to $480,000, and (ii) a one-time grant of options to purchase 350,000 Ordinary Shares, at an option exercise price of $0.795 per Ordinary Share, under the 2018 Plan, both of which were deemed by the Board to be inside the respective ranges set in the Company’s compensation policy. For the sake of good corporate governance, the Company and Ms. Toledano executed an amendment to Ms. Toledano’s employment agreement in January 2024, under the terms of which the salary increase became effective on January 1, 2024.

On April 14, 2024 and April 19, 2024, the Compensation Committee and the Board, respectively, voted to approve, and on July 31, 2024, the shareholders of the Company ratified and confirmed, the following one-time grants of compensation for Ms. Toledano: (i) a one-time grant of options to purchase 500,000 Ordinary Shares (the "2024 Options"), at an exercise price of $1.99 per Ordinary Share, under the 2018 Plan, and subject to the requirements of applicable laws and regulations. The 2024 Options vest over a three (3) year period, with a third of the 2024 Options vesting at the end of a 12-month period following April 19, 2024, and the remaining two-thirds of the 2024 Options vesting in eight substantially equal portions over the next two (2) year period thereafter, on a quarterly basis, subject to Ms. Toledano's continued employment (i.e., such that one hundred percent (100%) of the 2024 Options shall become fully vested on April 19, 2027); and (ii) a one-time grant of 124,121 RSUs in lieu of cash bonus (the "2024 RSUs") under the 2018 Plan, and subject to the requirements of applicable laws and regulations. The 2024 RSUs vest over a one (1) year period, with 100% of the 2024 RSUs vesting in four substantially equal portions over the 12 month period following April 19, 2024, on a quarterly basis (i.e., such that one hundred percent (100%) of the 2024 RSUs shall become fully vested on April 19, 2025). In the event of a Change in Control (as defined in the 2018 Plan) in which Ms. Toledano continues to provide services to the Company on the date of consummation of such Change in Control, 100% of any unvested 2024 Options and 2024 RSUs at the time of the consummation of such Change in Control shall become fully vested (and, in the case of options, exercisable).

Entera Bio Ltd. | 2026 Annual Meeting Proxy Statement

On April 23, 2025 and April 28, 2025, the Compensation Committee and the Board, respectively, voted to approve, and on July 16, 2025, the shareholders of the Company ratified and confirmed for Ms. Toledano: (i) a salary increase for Ms. Toledano, according to which her annual salary would be increased to $600,000, as of April 1, 2025 (while with respect to the 12-month period beginning April 1, 2025, in order to preserve Company cash, Ms. Toledano is entitled to receive a one-time grant of 43,860 RSUs in place of $100,000 of her Updated Salary in lieu of cash payment for such one (1) year period (the “2025 Salary RSUs”), under the 2018 Plan and subject to the requirements of applicable laws and regulations. the 2025 Salary RSUs shall vest over a one (1) year period, with 100% of the 2025 Salary RSUs vesting in four substantially equal portions over the 12 month period and (ii) a one-time grant of options to purchase an additional 500,000 Ordinary Shares (the “2025 Options”), at an exercise price of $2.28 per Ordinary Share, under the 2018 Plan, and subject to the requirements of applicable laws and regulations, (iii) a one-time grant of 136,842 RSUs in lieu of cash bonus for 2024 (the “2025 Bonus RSUs”) under the 2018 Plan, subject to the requirements of applicable laws and regulations. The 2025 Bonus RSUs shall vest over a one (1) year period, with 100% of the 2025 RSUs vesting in four substantially equal portions over the 12 month period following April 28, 2025, on a quarterly basis, rounded down to the nearest whole share, provided, that with respect to the last such quarterly installment, the number of 2025 RSUs that vest in the installment shall be such that Ms. Toledano will be fully vested in the total number of 2025 RSUs listed above as of such applicable quarterly anniversary (i.e., such that one hundred percent (100%) of the 2025 RSUs shall become fully vested on April 28, 2026. In addition, in the event of a Change in Control (as defined in the 2018 Plan) in which Ms. Toledano continues to provide services to the Company on the date of consummation of such Change in Control, 100% of any unvested 2025 Options, 2025 Bonus RSUs and 2025 Salary RSUs at the time of the consummation of such Change in Control shall become fully vested (and, in the case of options, exercisable).

Hillel Galitzer

In March 2014, we entered into an employment agreement with our Chief Operating Officer, Mr. Hillel Galitzer. Pursuant to the terms of his employment, and within the discretion granted to the Board, Mr. Galitzer was entitled to an annual gross base salary of $230,725 for both 2022 and 2023, which represents an increase in base salary from the original terms of the employment agreement approved by the Board. In April 2023, the Compensation Committee and the Board voted to approve a one-time grant of options to Mr. Galitzer to purchase 210,000 Ordinary Shares (the “Galitzer 2023 Options”), at an exercise price of $0.795 per Ordinary Share, under the 2018 Plan, and subject to the requirements of applicable laws and regulations, which was deemed by the Board to be inside the respective ranges set in the Company’s compensation policy. The Galitzer 2023 Options vest over a four (4) year period, with 25% of the Galitzer 2023 Options vesting on April 24, 2024, and the remaining 75% vesting in twelve equal quarterly installments over the remaining three-year period, subject to Mr. Galitzer’s continued employment (i.e., such that one hundred percent (100%) of the Galitzer 2023 Options shall become fully vested on April 24, 2027).

On April 19, 2024 the Board, approved the following compensation terms for Mr. Galitzer: (i) an increase to Mr. Galitzer’s annual salary to $246,000 (ii) a one-time grant of options to purchase 130,000 Ordinary Shares (the “Galitzer 2024 Options”), at an exercise price of $1.99 per Ordinary Share, under the 2018 Plan, and subject to the requirements of applicable laws and regulations. The Galitzer 2024 Options vest over a three (3) year period, with a third of the Galitzer 2024 Options vesting at the end of a 12-month period following April 19, 2024, and the remaining two-thirds of the Galitzer 2024 Options vesting in eight substantially equal portions over the next two (2) year period thereafter, on a quarterly basis, subject to Mr. Galitzer’s continued employment (i.e., such that one hundred percent (100%) of the Galitzer 2024 Options shall become fully vested on April 19, 2027); and (iii) a one-time grant of 30,151 RSUs in lieu of cash bonus for 2023 (the “Galitzer 2024 Bonus RSUs”) under the 2018 Plan, and subject to the requirements of applicable laws and regulations. The Galitzer 2024 Bonus RSUs vest over a one (1) year period, with 100% of the Galitzer 2024 Bonus RSUs vesting in four substantially equal portions over the 12-month period following April 19, 2024, on a quarterly basis (i.e., such that one hundred percent (100%) of the Galitzer 2024 Bonus RSUs shall become fully vested on April 19, 2025). In addition, in the event of a Change in Control (as defined in the 2018 Plan) in which Mr. Galitzer continues to provide services to the Company on the date of consummation of such Change in Control, 100% of any unvested Galitzer 2024 Options and Galitzer 2024 Bonus RSUs at the time of the consummation of such Change in Control shall become fully vested (and, in the case of options, exercisable).

Entera Bio Ltd. | 2026 Annual Meeting Proxy Statement

Effective April 1, 2025, the Board approved an additional increase to Mr. Galitzer’s annual salary, increasing his annual gross base salary to $254,000. In April 2025, the Board voted to approve the following one-time grants of compensation for Mr. Galitzer: (i) a one-time grant of options to purchase 100,000 Ordinary Shares (the “Galitzer 2025 Options”), at an exercise price of $2.28 per Ordinary Share, under the 2018 Plan, and subject to the requirements of applicable laws and regulations. The Galitzer 2025 Options vest over a three (3) year period, with a third of the Galitzer 2025 Options vesting at the end of a 12-month period following April 28, 2025, and the remaining two-thirds of the Galitzer 2025 Options vesting in eight substantially equal portions over the next two (2) year period thereafter, on a quarterly basis, subject to Mr. Galitzer’s continued employment (i.e., such that one hundred percent (100%) of the Galitzer 2025 Options shall become fully vested on April 28, 2028); and (ii) a one-time grant of 26,316 RSUs in lieu of cash bonus for 2024 (the “Galitzer 2025 Bonus RSUs”) under the 2018 Plan, and subject to the requirements of applicable laws and regulations. The Galitzer 2025 Bonus RSUs vest over a one (1) year period, with 100% of the Galitzer 2025 Bonus RSUs vesting in four substantially equal portions over the 12- month period following April 28, 2025, on a quarterly basis (i.e., such that one hundred percent (100%) of the Galitzer 2025 Bonus RSUs shall become fully vested on April 28, 2026). In addition, in the event of a Change in Control (as defined in the 2018 Plan) in which Mr. Galitzer continues to provide services to the Company on the date of consummation of such Change in Control, 100% of any unvested Galitzer 2025 Options and Galitzer 2025 Bonus RSUs at the time of the consummation of such Change in Control shall become fully vested (and, in the case of options, exercisable).

On April 30, 2026 and May 7, 2026, the Compensation Committee and the Board, respectively, approved the following revised compensation terms for Mr. Galitzer, which were deemed by the Board to be inside the respective ranges set in the Company's compensation policy: (i) an increase to Mr. Galitzer’s annual salary, effective May 1, 2026, to an annual gross base salary of 961,796 NIS (approximately $330,855 as of May 7, 2026), (ii) subject to the filing by the Company of a Registration Statement on Form S-8 registering the shares underlying the grant, a one-time grant of options to purchase 200,000 Ordinary Shares (the “Galitzer 2026 Options”), at an exercise price of $1.37 per Ordinary Share, under the 2018 Plan, subject to the requirements of applicable laws and regulations, (iii) a one-time grant of 72,933 RSUs in lieu of cash bonus for 2025 (the "Galitzer 2026 Bonus RSUs") under the 2018 Plan, subject to the requirements of applicable laws and regulations. The Galitzer 2026 Bonus RSUs shall vest over a one (1) year period, with 100% of the Galitzer 2026 Bonus RSUs vesting in four substantially equal portions over the 12 month period following the grant date, on a quarterly basis, rounded down to the nearest whole share, provided, that with respect to the last such quarterly installment, the number of Galitzer 2026 Bonus RSUs that vest in the installment shall be such that Mr. Galitzer will be fully vested in the total number of Galitzer 2026 Bonus RSUs listed above as of such applicable quarterly anniversary. In addition, in the event of a Change in Control (as defined in the 2018 Plan) in which Mr. Galitzer continues to provide services to the Company on the date of consummation of such Change in Control, 100% of any unvested Galitzer 2026 Options and Galitzer 2026 Bonus RSUs at the time of the consummation of such Change in Control shall become fully vested (and, in the case of options, exercisable).

Additionally, pursuant to the terms of his employment agreement, Mr. Galitzer is eligible to participate in the Company’s standard full-time employment benefits that are offered by the Company from time to time, which currently include short-term disability and pension fund benefits. Mr. Galitzer is also generally entitled to reimbursement for travel and other business expenses and other benefits, including vacation, holidays, company car and sick leave. Subject to applicable law, Mr. Galitzer is also covered by our D&O insurance policy. Pursuant to the terms of his employment agreement, Mr. Galitzer is eligible to receive equity awards under the Company’s existing and future incentive plans, on such amount and terms as shall be approved by the Board. Pursuant to the terms of his employment agreement, Mr. Galitzer also agreed to customary non-disclosure and non-competition covenants.

Entera Bio Ltd. | 2026 Annual Meeting Proxy Statement

Gregory Burshtein

Dr. Burshtein currently serves as the Company's Chief of Research and Development. Pursuant to the terms of his employment, and within the discretion granted to the Board, Dr. Burshtein was entitled to an annual gross base salary of $157,000 for 2024, increasing to $200,000 effective as of April 1, 2025. In April 2023, the Board approved a one-time grant of 65,000 options to purchase Ordinary Shares (the “Gregory’s 2023 Options”), at an exercise price of $0.795 per Ordinary Share, under the 2018 Plan, and subject to the requirements of applicable laws and regulations. Gregory’s 2023 Options shall vest over a four (4) year period, with 25% of Gregory’s 2023 Options vesting on April 24, 2024, and the remaining 75% vesting in twelve equal quarterly installments over the remaining three-year period, subject to Dr. Burshtein's continued employment (i.e., such that one hundred percent (100%) of Gregory’s 2023 Options shall become fully vested on April 24, 2027). On April, 2024, the Board voted to approve the following one-time grants of compensation for Dr. Burshtein, which were deemed by the Board to be inside the respective ranges set in the Company’s compensation policy: (i) a one-time grant of options to purchase 150,000 Ordinary Shares (the “Gregory’s 2024 Options”), at an exercise price of $1.99 per Ordinary Share, under the 2018 Plan, and subject to the requirements of applicable laws and regulations. Gregory’s 2024 Options vest over a three (3) year period, with a third of Gregory’s 2024 Options vesting at the end of a 12-month period following April 19, 2024, and the remaining two-thirds of Gregory’s 2024 Options vesting in eight substantially equal portions over the next two (2) year period thereafter, on a quarterly basis, subject to Dr. Burshtein’s continued employment (i.e., such that one hundred percent (100%) of Gregory’s 2024 Options shall become fully vested on April 19, 2027); and (ii) a one-time grant of 25,126 RSUs in lieu of cash bonus for 2023 (the “Gregory’s 2024 RSUs”) under the 2018 Plan, and subject to the requirements of applicable laws and regulations. Gregory’s 2024 RSUs vest over a one (1) year period, with 100% of Gregory’s 2024 RSUs vesting in four substantially equal portions over the 12 month period following April 19, 2024, on a quarterly basis (i.e., such that one hundred percent (100%) of Gregory’s 2024 RSUs shall become fully vested on April 19, 2025). Additionally, pursuant to the terms of his employment agreement, Mr. Burshtein is eligible to participate in the Company's standard full-time employment benefits that are offered by the Company from time to time, which currently include pension fund benefits. Mr. Burshtein is also generally entitled to reimbursement for travel and other business expenses and other benefits, including, vacation, holidays, travel expenses and sick leave. Subject to applicable law, Mr. Burshtein is also covered by our D&O insurance policy. Pursuant to the terms of his employment agreement, Mr. Burshtein also agreed to customary non-disclosure and non-competition covenants.

On April 28, 2025, the Board voted to approve revised compensation terms and a one-time grant of compensation for Dr. Burshtein, including (i) options to purchase 200,000 Ordinary Shares (the “Gregory's 2025 Options”), at an exercise price of $2.28 per Ordinary Share, under the 2018 Plan, and (ii) a one-time grant of 26,316 RSUs in lieu of a cash bonus for 2024 (the “Gregory's 2025 RSUs”) under the 2018 Plan. Gregory's 2025 Options shall vest over a three (3) year period, with a third of the Gregory's 2025 Options vesting at the end of a 12-month period following April 28, 2025, and the remaining two-thirds of Gregory's 2025 Options shall vest in eight substantially equal portions over the next two (2) year period thereafter, on a quarterly basis, rounded down to the nearest whole share, provided, that with respect to the last such quarterly installment, the number of Gregory's 2025 Options that vest in the installment shall be such that Dr. Burshtein will be fully vested in the total number of Gregory's 2025 Options listed above as of such applicable quarterly anniversary (i.e., such that one hundred percent (100%) of Gregory's 2025 Options shall become fully vested on April 28, 2028). Gregory's 2025 RSUs shall vest over a one (1) year period, with 100% of Gregory's 2025 RSUs vesting in four substantially equal portions over the 12 month period following April 28, 2025, on a quarterly basis, rounded down to the nearest whole share, provided, that with respect to the last such quarterly installment, the number of Gregory's 2025 RSUs that vest in the installment shall be such that Dr. Burshtein will be fully vested in the total number of Gregory's 2025 RSUs listed above as of such applicable quarterly anniversary (i.e., such that one hundred percent (100%) of Gregory's 2025 RSUs shall become fully vested on April 28, 2026).

On April 30, 2026 and May 7, 2026, the Compensation Committee and the Board, respectively, approved the following revised compensation terms for Dr. Burshtein, which were deemed by the Board to be inside the respective ranges set in the Company's compensation policy: (i) an increase to Dr. Burshtein's annual gross base salary to 756,000 NIS (approximately $260,062 equal as of May 7, 2026); (ii) subject to the filing by the Company of a Registration Statement on Form S-8 registering the shares underlying the grant, a one-time grant of options to purchase 180,000 Ordinary Shares (the “Burshtein 2026 Options”), at an exercise price of $1.37 per Ordinary Share, under the 2018 Plan, subject to the requirements of applicable laws and regulations; and (iii) a one-time grant of 87,591 RSUs in lieu of cash bonus for 2025 (the “Burshtein 2026 Bonus RSUs”) under the 2018 Plan, subject to the requirements of applicable laws and regulations. The Burshtein 2026 Bonus RSUs shall vest over a one (1) year period, with 100% of the Burshtein 2026 Bonus RSUs vesting in four substantially equal portions over the 12 month period following the grant date, on a quarterly basis, rounded down to the nearest whole share, provided, that with respect to the last such quarterly installment, the number of Burshtein 2026 Bonus RSUs that vest in the installment shall be such that Dr. Burshtein will be fully vested in the total number of Burshtein 2026 Bonus RSUs listed above as of such applicable quarterly anniversary. In addition, in the event of a Change in Control (as defined in the 2018 Plan) in which Dr. Burshtein continues to provide services to the Company on the date of consummation of such Change in Control, 100% of any unvested Burshtein 2026 Options and Burshtein 2026 Bonus RSUs at the time of the consummation of such Change in Control shall become fully vested (and, in the case of options, exercisable).

Entera Bio Ltd. | 2026 Annual Meeting Proxy Statement

Employee Equity Incentive Plans

2013 Share Incentive Plan

On March 17, 2013, our Board approved our 2013 Plan for the granting of stock options, restricted share units, restricted share awards and performance-based awards, in order to provide incentives to our employees, directors, consultants and/or service providers. As of December 31, 2025, 810,550 Ordinary Shares were issuable upon the exercise of outstanding awards under the 2013 Plan, at a weighted-average exercise price of $6.31 per share. As of December 31, 2025, all of the foregoing outstanding options had vested under the 2013 Plan. The 2013 Plan is administered by our Board or by a committee appointed by our Board. Upon the completion of our initial public offering, the remaining pool of reserved Ordinary Shares under the 2013 Plan was cancelled, and the only reserved Ordinary Shares available for grants to our employees, directors, consultants and service providers in the future are those under the 2018 Plan (which is described below).

2018 Equity Incentive Plan

On July 2, 2018, in connection with the consummation of our initial public offering, our Board approved our 2018 Plan, with the purpose of advancing the interests of our shareholders by enhancing our ability to attract, retain and motivate individuals to perform at the highest level. The 2018 Plan governs issuances of equity incentive awards from and after the closing of our initial public offering. The maximum number of Ordinary Shares initially available for issuance under equity incentive awards granted pursuant to the 2018 Plan could not exceed 12% of the total outstanding Ordinary Shares as of the time of adoption. On January 1, 2019 and on January 1 of each calendar year thereafter, an additional number of shares equal to 5% of the total outstanding Ordinary Shares on such date (or any lower number of shares as determined by our Board) have and will become available for issuance under the 2018 Plan. In our shareholders meeting held September 7, 2022, our shareholders approved an amendment to the 2018 Plan to increase the number of Ordinary Shares issuable under the 2018 Plan by a one-time additional amount of 576,188 Ordinary Shares. In our shareholders meeting held July 31, 2024, our shareholders approved an amendment to the 2018 Plan to increase the number of Ordinary Shares issuable under the 2018 Plan by a one-time additional amount of 1,788,515 Ordinary Shares. On January 1, 2025, pursuant to the annual evergreen provision and following the approval of our Board, an additional 1,941,859 Ordinary Shares, equal to 5% of the total outstanding shares as of January 1, 2025, became available for issuance under the 2018 Plan. As of December 31, 2025, a total of 2,052,375 Ordinary Shares representing 4.4% of the total outstanding shares remained available for issuance under the 2018 Plan. On January 1, 2026, pursuant to the annual evergreen provision and following the approval of our Board, an additional 2,308,931 Ordinary Shares, equal to 5% of the total outstanding shares as of January 1, 2026, became available for issuance under the 2018 Plan.

Equity incentive awards may be granted to our employees, non-employee directors, consultants or other advisors, as well as holders of equity compensation awards granted by a company that may be acquired by us in the future. Awards under the 2018 Plan may be granted in the form of options, share appreciation rights, restricted shares, restricted share units, performance awards or other share-based awards. Options and share appreciation rights will have an exercise price determined by the administrator but that is no less than fair market value of the underlying Ordinary Shares on the date of grant. As of December 31, 2025, 8,615,707 Ordinary Shares were issuable upon the exercise of outstanding awards under the 2018 Plan, at a weighted-average exercise price of $1.95 per share. Of the foregoing outstanding awards, as of December 31, 2025, options to purchase 5,496,836 Ordinary Shares, in the aggregate, had vested under the 2018 Plan, with a weighted-average exercise price of $1.90 per share. In addition, as of December 31, 2025, 78,071 Ordinary Shares are issuable upon the vesting of outstanding RSUs under the 2018 Plan.

As described in Proposal Seven of this Proxy Statement, the Company is seeking shareholder approval of an amendment to the 2018 Plan to increase the number of Ordinary Shares issuable thereunder by 2,500,000 Ordinary Shares. The Board believes that the proposed pool increase is necessary to ensure that a sufficient reserve of Ordinary Shares remains available to make competitive equity-based grants to the Company's employees, directors, officers and consultants. See Proposal Seven.

The vesting conditions for grants under the 2018 Plan will be determined by the administrator and, in the case of restricted shares and restricted share units, will be set forth in the applicable award documentation.

In the event of a participant’s termination of employment, the administrator may, in its discretion, determine the extent to which an equity incentive award may be exercised, settled, vested, paid or forfeited. In the event of a change in control (as defined in the 2018 Plan) of the Company, the Compensation Committee may, in its discretion, take a number of actions with respect to awards outstanding under the 2018 Plan, including the following: (i) continuing awards or converting such awards into an award or right with respect to shares of the successor or surviving corporation; (ii) immediately vesting and settling awards (or in the case of options and share appreciation rights, providing that such awards will become fully exercisable); (iii) cancelling unvested awards for no consideration; (iv) terminating or cancelling awards in exchange for a cash payment; and (v) providing that awards may be assumed, exchanged, replaced or continued by the successor or surviving corporation with cash, securities, rights or other property. In the event of a structural change of the Company (i.e., a transaction in which the Company’s shares immediately prior to the transaction are converted into or exchanged for shares that represent at least a majority of the share capital of the surviving corporation, such as a re-domestication of the Company or a share flip), outstanding awards will be exchanged or converted into awards to acquire shares of the company (if it is the surviving corporation) or the successor company in accordance with the applicable exchange ratio.

Entera Bio Ltd. | 2026 Annual Meeting Proxy Statement

The 2018 Plan is administered by the Board, provided that the Board may delegate its authority to the Compensation Committee to administer the 2018 Plan.

The 2018 Plan provides for granting awards in compliance with Section 102 of the Israeli Income Tax Ordinance, 5721-1961 (the “Ordinance”), which provides to employees, directors and officers of the Company, who are not controlling shareholders (as defined in the Ordinance) of the Company and are Israeli residents, potential favorable tax treatment for compensation in the form of shares or equity awards issued or granted, as applicable, to a trustee under the Capital Gains Track for the benefit of the relevant employee, director or officer, subject to compliance with the terms and conditions of such tax track. Under the Capital Gains Track, any accounting expense with respect to the grant or issuance of such shares or awards which relates to gain taxed as capital gains is not allowed as a deduction for tax purposes.

Pay versus Performance

We are required by SEC rules to disclose the following information regarding compensation paid to our Principal Executive Officer (the “PEO”) and our other Named Executive Officers (such other Named Executive Officers collectively referred to hereinafter as the “Non-PEO NEOs”). The amounts set forth below under the headings “Compensation Actually Paid to PEO” and “Average Compensation Actually Paid to Non-PEO NEOs” have been calculated in a manner prescribed by the SEC rules and do not necessarily align with how we or the compensation committee views the link between our performance and pay of our named executive officers. The footnotes below set forth the adjustments from the total compensation for each of our NEOs reported in the Summary Compensation Table above. As permitted under the rules applicable to smaller reporting companies, we are including two years of data and are not including a peer group total shareholder return or company-selected measure, as contemplated under Item 402(v) of Regulation S-K. For further information concerning our executive compensation philosophy and how executive compensation is aligned with the Company’s performance, refer to the section entitled “Executive Compensation” included in this proxy statement.

PEO and Non-PEO NEOs’ compensation is designed to provide a mix of compensation to reward Officers for individual and company performance as well as to align their interests with the interests of shareholders. To achieve our goal of appropriately rewarding our Officers for their efforts, the compensation generally includes: (i) annual base salary, benefits and perquisites; (ii) annual bonus based on target and above-target performance; and (iii) equity-based compensation and retirement benefits.

For the years 2024 and 2025, in order to preserve Company’s cash, PEO and Non-PEO NEOs were granted RSUs in lieu of an annual cash bonus and a portion of their respective salary increase.

A significant portion of the PEO and Non-PEO NEOs total compensation is “at-risk” in the form of equity compensation and is directly tied to the Company’s share performance. As a result, this component of compensation aligns the PEO and Non-PEO NEOs interests with those of shareholders by linking potential rewards to long-term stock price appreciation.

Entera Bio Ltd. | 2026 Annual Meeting Proxy Statement

The following table sets forth additional compensation information of our PEO and Non-PEO NEOs, along with total shareholder return, and net loss results for the years ended December 31, 2025 and 2024:

					Value of
			Average		Initial Fixed
			Summary	Average	$100
	Summary		Compensation	Compensation	Investment
	Compensation	Compensation	Table Total	Actually Paid	Based on
	Table Total	Actually Paid	for Non-PEO	to Non-PEO	Total
	for PEO	to PEO	NEOs	NEOs	Shareholder	Net Loss
Year(1)	(in 000s)(2)	(in 000s)(3)	(in 000s)(4)	(in 000s)(3)	Return(5)	(in 000s)(6)
2025	$1,482	$1,351	$518	$437	$223	$(11,439)
2024	$1,149	$2,187	$485	$849	$212	$(9,541)

(1)        The Non-PEO NEOs for 2024 are Hillel Galitzer and Dana Yaacov-Garbeli. The non-PEO NEOs for 2025 are Hillel Galitzer and Gregory Burstein.

(2)       The dollar amounts reported herein represent the amount of total compensation reported for each covered fiscal year in the “Total” column of the Summary Compensation Table for each applicable year.

(3)       The dollar amounts reported below represent the amount of “compensation actually paid” to our PEO and Non-PEO NEOs (as an average) as computed in accordance with Item 402(v) of Regulation S-K, for each covered fiscal year. The dollar amounts do not reflect the actual amount of compensation earned or received by or paid to the PEOs and Non-PEO NEOs during the applicable fiscal year. For purposes of the equity award adjustments shown below, no equity awards were cancelled due to a failure to meet vesting conditions and no dividends or other earnings paid on share or option awards in the covered fiscal year prior to the vesting date were not otherwise included in the total compensation for the covered fiscal year. In calculating the “compensation actually paid” amounts reflected in these columns, the fair value or change in fair value, as applicable, of the equity award adjustments included in such calculations was computed in accordance with FASB ASC Topic 718. The valuation assumptions used to calculate such fair values did not materially differ from those disclosed at the time of grant. The following table details the applicable adjustments that were made to the determine “compensation actually paid” (all amounts are averages for Non-PEO NEOs).

The below figures are represented in thousands.

Entera Bio Ltd. | 2026 Annual Meeting Proxy Statement

(4)         The dollar amounts reported herein represent the average of the amounts of total compensation reported for our Non-PEO NEOs as a group for each covered fiscal year in the “Total” column of the Summary Compensation Table for each applicable year.

(5)         Cumulative total stockholder return (“TSR”) assumes $100 was invested on December 31, 2023 and is calculated by dividing the sum of the cumulative amount of dividends for the measurement period, assuming dividend reinvestment, and the difference between our share price at the end and the beginning of the measurement period (December 31, 2023) by our stock price at the beginning of the measurement period. At December 31, 2025, 2024 and 2023, the per share closing prices for our Ordinary Shares were $1.94, $2.28 and $0.60, respectively. No dividends were paid on share or option awards for all periods presented.

(6)        Net loss is reflected as reported in our audited consolidated financial statements for the applicable fiscal year.

	PEO		Non-PEO NEO Average
	2025	2024	2025	2024
Summary Compensation Table Total	$1,482	$1,149	$518	$485
-the fair value of equity awards granted that are reported in the Summary Compensation Table	(889)	(742)	(238)	(246)
+ Fair value as of the end of all awards granted during the covered fiscal year that are outstanding and unvested at the end of the covered year	791	360	210	245
+/- Change in fair value as of the end of the covered fiscal year (from the end of the prior fiscal year) of any awards granted in any prior fiscal year that are outstanding and unvested as of the end of the covered fiscal year	(151)	863	(47)	222
Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Year	207	112	30	28
+/- Change in fair value as of the vesting date (from
the end of the prior fiscal year) of any awards
granted in any prior fiscal year for which all
applicable vesting conditions were satisfied at the
end of or during the covered fiscal year	(89)	445	(35)	115
Compensation Actually Paid	$1,351	$2,187	$437	$849

Pay versus Performance Comparative Disclosure

In accordance with SEC rules, the Company is providing the following narrative disclosure regarding the relationships between information presented in the pay versus performance tables above.

Compensation Actually Paid and Cumulative Total Shareholder Return

During 2024 and 2025, compensation actually paid (“CAP”) to our PEO decreased from $2,187 thousand in fiscal year 2024 to $1,351 thousands in fiscal year 2025. Average compensation actually paid to our Non-PEO NEOs decreased from $849 in fiscal year 2024 to $437 thousand in fiscal year 2025. Over the same period, the value of an investment of $100 in our Ordinary Shares on the last trading day of 2023 increased by $280 to $380 during fiscal 2024 and decreased by $57 to $323 during fiscal 2025.

The following graph sets forth the relationship between CAP to our PEO, the average of CAP to our Non-PEO NEOs, and our cumulative TSR over the three most recently completed fiscal years.

Entera Bio Ltd. | 2026 Annual Meeting Proxy Statement

Compensation Actually Paid and Net Loss

During 2024 and 2025, CAP to our PEO decreased from $2,187 thousand in fiscal year 2024 to $1,351 thousands in fiscal year 2025. Average compensation actually paid to our Non-PEO NEOs decreased from $849 in fiscal year 2024 to $437 thousand in fiscal year 2025. Over the same period, our net loss increased by $1,898 thousand during fiscal year 2025 (from a net loss in fiscal year 2024 of $9,541 thousand to a net loss in fiscal year 2025 of $11,439 thousand).

Entera Bio Ltd. | 2026 Annual Meeting Proxy Statement

PROPOSAL ONE — ELECTION OF DIRECTORS

Director Nominees

In accordance with the Israeli Companies Law and without derogating from the appointment requirements listed above, each of the nominees has certified to us that he meets all the requirements of the Israeli Companies Law for election as a director of a public company, possesses the necessary qualifications and has sufficient time in order to fulfill his duties as our director, taking into account our size and special needs.

Shareholders are being asked to elect the director nominees listed below.

Name	Term Expires

Sean Ellis	2029 Annual Meeting of shareholders

Steven D. Rubin	2029 Annual Meeting of shareholders

Geno J. Germano	2029 Annual Meeting of shareholders

Unless otherwise instructed, the proxy holders will vote the proxies received by them for the director nominees listed above. In the event that any nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who shall be designated by the present Board to fill the vacancy. It is not expected that any nominee will be unable or will decline to serve as a director.

The section titled “Directors & Executive Officers” of this proxy contains more information about the leadership skills and other experience that caused the Nominating and Corporate Governance Committee and the Board to determine that Mr. Ellis, Mr. Rubin and Mr. Germano should serve as Class III directors of the Company.

We believe that Mr. Ellis, Mr. Rubin and Mr. Germano possess the experience, skills, and qualities to perform their duties as a directors and contribute to our success. Mr. Ellis, Mr. Rubin and Mr. Germano have been nominated because they possess the highest standards of personal integrity, interpersonal and communication skills, are highly accomplished in their respective fields, they understand the interests and issues that are important to our shareholders, and they are able to dedicate sufficient time to fulfilling their obligations as directors. Our directors complement each other with their respective experiences, skills, and qualities. Our directors make up a diverse group in terms of age, gender and professional experience, and they together comprise a cohesive body in terms of Board process and collaboration.

Proposal

Shareholders are being asked to adopt the following resolutions:

(a)	“RESOLVED, that Mr. Sean Ellis is hereby elected to serve as a Class III member of the Board until the 2029 Annual Meeting.”

(b)	“RESOLVED, that Mr. Steven D. Rubin is hereby elected to serve as a Class III member of the Board until the 2029 Annual Meeting.”

(c)	“RESOLVED, that Mr. Geno J. Germano is hereby elected to serve as a Class III member of the Board until the 2029 Annual Meeting.”

Vote Required

Election of the above-named director nominees requires the affirmative vote of a simple majority of our Ordinary Shares voted in person or by proxy, meaning that more votes must be cast “for” than “against” each director nominee in Proposal One. Each director nominee shall be voted separately. Abstentions and broker non-votes will have no effect on the outcome of Proposal One.

Board Recommendation

The Board recommends that our shareholders vote “FOR” the election of each of the directors nominated for service under this proposal.

Entera Bio Ltd. | 2026 Annual Meeting Proxy Statement

PROPOSAL two — APPROVAL OF AMENDED COMPENSATION TERMS FOR the company’s NON-EXECUTIVE DIRECTORS

Background

Pursuant to the Israeli Companies Law, any transaction between us and a member of our Board relating to his or her terms of compensation must generally be consistent with our compensation policy, and must be approved by the Compensation Committee, the Board and a Special Majority of our shareholders, to the extent applicable, in accordance with the provisions of the Israeli Companies Law.

At the annual general meeting of the shareholders held on October 4, 2021, our shareholders approved a compensation framework for the Company's non-executive directors, whether currently in office or appointed in the future, providing for, among other things, an annual grant of options to purchase Ordinary Shares pursuant to the Company's 2018 Plan on January 1 of each calendar year (the “2021 Resolution”). The 2026 annual options grant under the 2021 Resolution was approved by the Board and granted to the Company’s then-serving non-executive directors on January 1, 2026, in accordance with the existing terms. In addition, at the annual general meeting of the shareholders held on July 31, 2024, our shareholders approved a revised compensation structure for the Company's non-executive directors, pursuant to which each non-executive director receives a quarterly grant of fully vested Ordinary Shares in lieu of his or her quarterly cash compensation, with the number of Ordinary Shares determined based on the average daily closing share price of the Ordinary Shares during the applicable fiscal quarter. The terms of the quarterly share grant program approved in 2024 are not being amended pursuant to this Proposal Two and shall remain unchanged. To the extent that this Proposal Two is not approved by the shareholders at the Annual Meeting, the terms of the annual equity grant shall remain unchanged and shall continue to be made in accordance with the terms in effect prior to the Annual Meeting.

This Proposal Two seeks to amend (a) the timing of the annual options grant under the 2021 Resolution and (b) the addition of the acceleration upon a Change in Control (as defined in the 2018 Plan) with respect to the annual options grants to non-executive directors. In order to align the grant date with the Company's annual general meeting cycle, to streamline the administration of director compensation, and to provide appropriate protections upon a Change in Control of the Company, on April 30, 2026 and May 7, 2026, the Compensation Committee and the Board, respectively, approved to amend the terms of the annual options grant under the 2021 Resolution, subject to the Company’s shareholders approval of this Proposal Two, as follows:

(i)	Amendment to Grant Timing: Effective as of January 1, 2027, the annual grant of options to purchase Ordinary Shares to each non-executive director shall be made on the date of each annual general meeting of the Company's shareholders (or such other date as may be determined by the Board), in lieu of the previously approved grant date of January 1 of each calendar year. Each such annual grant shall cover the twelve (12) month period commencing on January 1 of the calendar year in which the applicable annual general meeting is held, with the vesting commencement date being January 1 of such calendar year. For the avoidance of doubt, the vesting commencement date for each annual grant shall remain January 1 of the applicable calendar year, regardless of the date on which the grant is made.

(ii)	Acceleration upon Change in Control : Effective as of the approval of this Proposal Two, any annual options grant made to any non-executive director following the Annual Meeting shall be subject to full acceleration of vesting upon the consummation of a “Change in Control” (as such term is defined in the 2018 Plan).

All other terms of the annual options grant under the 2021 Resolution shall remain unchanged.

Entera Bio Ltd. | 2026 Annual Meeting Proxy Statement

With respect to the 2026 annual grant, since the grant was already approved on January 1, 2026 and made to the then-serving non-executive directors, the amendment to the grant date shall take effect commencing as of January 1, 2027. With respect to the 2026 annual options grant of Mr. Steven D. Rubin and Mr. Geno J. Germano, who were not serving on the Board on January 1, 2026 and therefore did not receive the 2026 annual grant, their pro rata annual equity grants for 2026 shall be made as described in Proposals Three and Four, respectively.

In addition, effective as of the approval of this Proposal Two, any non-executive director who joins the Board after the date of the applicable annual general meeting shall be entitled to receive a pro rata portion of the annual options grant for the remainder of the applicable year, calculated based on the number of days from the date of such director's appointment to December 31 of such calendar year as a fraction of 365 days. Such pro rata grant shall be made on, or promptly following, the date of the director's appointment to the Board, with the vesting commencement date being the date of such director's appointment. Any such pro rata grant shall also be subject to the full acceleration upon a Change in Control as described above.

The Compensation Committee and Board believe that it is in the best interest of our shareholders and the Company to approve the amendments to the compensation terms of our non-executive directors, as described above. We are now seeking shareholder approval, as required under the Israeli Companies Law, by Special Majority approval, of the amended compensation terms, as described herein.

Proposal

Shareholders are being asked to adopt the following resolution:

"RESOLVED, that the amendments to the compensation terms of the Company's non-executive directors, as described in Proposal Two of the Company's Proxy Statement for the Company's 2026 Annual Meeting, be, and hereby are, ratified and approved."

Vote Required

Proposal Two requires the affirmative vote of a simple majority of our Ordinary Shares voted in person or by proxy, meaning that more votes must be cast "for" than "against" for Proposal Two, and abstentions and broker non-votes have no effect on the outcome of Proposal Two. In addition to the simple majority vote described above, the Israeli Companies Law requires further that either (i) such majority must include a simple majority of the votes cast by shareholders having no personal interest in the matter (excluding abstentions) or (ii) the total number of votes of shareholders mentioned in clause (i) above who voted against such transaction does not exceed 2% of the total voting rights in the company.

As part of the Special Majority vote, you must indicate whether you are a controlling shareholder or have a personal interest in the approval of this proposal. According to the Relief Regulations, by signing and submitting the accompanying Proxy Card, you declare and approve that you have no personal interest in the approval of this proposal, unless you have notified the Company of such personal interest in writing. If you believe that you have a personal interest in this Proposal and you wish to inform that Company of such personal interest, you should submit such information in advance of voting to Dana Yaacov-Garbeli, our Chief Financial Officer.

Board Recommendation

The Board recommends that our shareholders vote "FOR" the adoption of this resolution.

Entera Bio Ltd. | 2026 Annual Meeting Proxy Statement

PROPOSAL three — APPROVAL OF SHARE-BASED COMPENSATION FOR STEVen D. RUBIN, A DIRECTOR.

Background

Pursuant to the Israeli Companies Law, any transaction between us and a member of our Board relating to his or her terms of compensation must generally be consistent with our compensation policy, and must be approved by the Compensation Committee, the Board and a Special Majority of our shareholders.

At the annual general meeting of the shareholders held on October 4, 2021, our shareholders approved a compensation framework for the Company’s non-executive directors, whether currently in office or appointed in the future, providing for: (i) an annual cash payment with respect to service on the Board and respective committees of the Board; and (ii) an annual grant of options to purchase Ordinary Shares pursuant to the Company’s 2018 Plan on January 1 of each calendar year. At the annual general meeting of the shareholders held on July 31, 2024, our shareholders approved an amendment to the foregoing framework, pursuant to which each non-executive director receives a quarterly grant of fully vested Ordinary Shares in lieu of his or her quarterly cash compensation, with the number of Ordinary Shares determined based on the average daily closing share price of the Ordinary Shares during the applicable fiscal quarter (collectively, the “Existing Director Compensation Framework”), as further proposed to be amended pursuant to Proposal Two of this Proxy Statement.

Subject to Mr. Rubin’s election as a Class III director of the Company at the Annual Meeting pursuant to Proposal One, Mr. Rubin shall be entitled to receive the cash and equity compensation due to him as a member of the Board and the applicable committees under the Existing Director Compensation Framework, in each case as may be modified from time to time and as approved by the Company’s shareholders.

In order to incentivize Mr. Rubin to join as a new member of the Board and in line with the Company’s previous grants to non-executive directors, on April 30, 2026 and May 7, 2026, the Compensation Committee and the Board, respectively, approved, subject to the approval of this Proposal Three as well as the filing by the Company of a Registration Statement on Form S-8 registering the Ordinary Shares underlying the option grants, a one-time equity grant (in addition to the cash and equity compensation due to him under the Existing Director Compensation Framework) as well as a pro rata annual equity grant to Mr. Rubin for 2026 in order to align his equity compensation with that of the other non-executive directors given he was appointed to the Board following January 1. A description of the equity grants that are subject to this Proposal Three are as follows:

(i)	One-Time Grant. A one-time grant of options to purchase 33,368 Ordinary Shares under the 2018 Plan, subject to the requirements of applicable laws and regulations. The options will have an exercise price of 1.37 and will vest in twelve (12) substantially equal quarterly installments beginning on February 1, 2026, so long as Mr. Rubin has not undergone a Termination of Service (as defined in the 2018 Plan) prior to the applicable vesting date. Notwithstanding the foregoing, in the event of a Change in Control (as defined in the 2018 Plan) in which Mr. Rubin continues to provide services to the Company on the date of consummation of such Change in Control, 100% of any unvested options at the time of the consummation of such Change in Control shall become fully vested and exercisable. The expiration date of the options shall be ten (10) years from the date of grant, or such earlier date in accordance with the 2018 Plan or the Company’s option agreement.

(ii)	2026 Options. A grant of options to purchase 43,405 Ordinary Shares under the 2018 Plan, subject to the requirements of applicable laws and regulations. The options will have an exercise price of 1.37 and shall vest in four (4) substantially equal quarterly installments at the end of each calendar quarter in 2026 (such that all options shall be fully vested on December 31, 2026), so long as Mr. Rubin has not undergone a Termination of Service (as defined in the 2018 Plan) prior to the applicable vesting date; provided further, however, that in the event of a Change in Control (as defined in the 2018 Plan) in which Mr. Rubin continues to provide services to the Company on the date of consummation of such Change in Control, 100% of any unvested 2026 options at the time of the consummation of such Change in Control shall become fully vested and exercisable. The expiration date of the options shall be ten (10) years from the date of grant, or such earlier date in accordance with the 2018 Plan or the Company’s option agreement.

The Compensation Committee and Board believe that it is in the best interest of our shareholders and the Company to approve the share-based compensation to Mr. Rubin, including the one-time grant and the annual equity grant, as described above. We are now seeking shareholder approval, as required under the Israeli Companies Law, by a Special Majority approval, of the share-based compensation to Mr. Rubin, as described herein.

Proposal

Shareholders are being asked to adopt the following resolution:

“RESOLVED, that the share-based compensation to Mr. Steven D. Rubin, including the one-time grant and the 2026 option grant, as described in Proposal Three of the Company’s Proxy Statement for the Company’s 2026 Annual Meeting, be, and hereby is, approved.”

Vote Required

Proposal Three requires the affirmative vote of a simple majority of our Ordinary Shares voted in person or by proxy, meaning that more votes must be cast “for” than “against” for Proposal Three, and abstentions and broker non-votes have no effect on the outcome of Proposal Three. In addition to the simple majority vote described above, the Israeli Companies Law requires further that either (i) such majority must include a simple majority of the votes cast by shareholders having no personal interest in the matter (excluding abstentions) or (ii) the total number of votes of shareholders mentioned in clause (i) above who voted against such transaction does not exceed 2% of the total voting rights in the company.

As part of the Special Majority vote, you must indicate whether you are a controlling shareholder or have a personal interest in the approval of this proposal. According to the Relief Regulations, by signing and submitting the accompanying Proxy Card, you declare and approve that you have no personal interest in the approval of this proposal, unless you have notified the Company of such personal interest in writing. If you believe that you have a personal interest in this Proposal and you wish to inform that Company of such personal interest, you should submit such information in advance of voting to Dana Yaacov-Garbeli, our Chief Financial Officer.

Board Recommendation

The Board recommends that our shareholders vote “FOR” the adoption of this resolution.

Entera Bio Ltd. | 2026 Annual Meeting Proxy Statement

PROPOSAL FOUR — APPROVAL OF SHARE-BASED COMPENSATION FOR GeNO J. GERMANO, THE CHAIRMAN OF THE company’s BOARD of directors

Background

Pursuant to the Israeli Companies Law, any transaction between us and a member of our Board, relating to his or her terms of compensation, must generally be consistent with our compensation policy, and must be approved by the Compensation Committee, the Board and a Special Majority of our shareholders.

At the annual general meeting of the shareholders held on October 4, 2021, our shareholders approved a compensation framework for the Company’s non-executive directors, whether currently in office or appointed in the future, providing for: (i) an annual cash payment with respect to service on the Board and respective committees of the Board; and (ii) an annual grant of options to purchase Ordinary Shares pursuant to the Company’s 2018 Plan on January 1 of each calendar year. At the annual general meeting of the shareholders held on July 31, 2024, our shareholders approved the Existing Director Compensation Framework, as further proposed to be amended pursuant to Proposal Two of this Proxy Statement.

Subject to Mr. Germano’s election as a Class III director of the Company at the Annual Meeting pursuant to Proposal One, Mr. Germano shall be entitled to receive the cash and equity compensation due to him as a member of the Board and the applicable committees under the Existing Director Compensation Framework, in each case as may be modified from time to time and as approved by the Company’s shareholders.

In order to incentivize Mr. Germano to join as the new Chairman of the Board and in recognition of the additional responsibilities associated with his role as Chairman, on April 30, 2026 and May 7, 2026, the Compensation Committee and the Board, respectively, approved, subject to the approval of this Proposal Four as well as the filing by the Company of a Registration Statement on Form S-8 registering the Ordinary Shares underlying the option grants, a one-time equity grant (in addition to the cash and equity compensation due to him under the Existing Director Compensation Framework) as well as a pro rata annual equity grant to Mr. Germano for 2026 in order to align his equity compensation with that of the other non-executive directors given he was appointed to the Board following January 1. A description of the equity grants that are subject to this Proposal Four are as follows:

(i)	One-Time Grant. A one-time grant of options to purchase 50,000 Ordinary Shares under the 2018 Plan, subject to the requirements of applicable laws and regulations. The options will have an exercise price of 1.37 and will in twelve (12) substantially equal quarterly installments beginning on February 4, 2026, so long as Mr. Germano has not undergone a Termination of Service (as defined in the 2018 Plan) prior to the applicable vesting date. Notwithstanding the foregoing, in the event of a Change in Control (as defined in the 2018 Plan) in which Mr. Germano continues to provide services to the Company on the date of consummation of such Change in Control, 100% of any unvested options at the time of the consummation of such Change in Control shall become fully vested and exercisable. The expiration date of the options shall be ten (10) years from the date of grant, or such earlier date in accordance with the 2018 Plan or the Company’s option agreement

(ii)	2026 Options. A grant of options to purchase 43,014 Ordinary Shares under the 2018 Plan, subject to the requirements of applicable laws and regulations. The options will have an exercise price of 1.37 and shall vest in four (4) substantially equal quarterly installments at the end of each calendar quarter in 2026 (such that all options shall be fully vested on December 31, 2026), so long as Mr. Germano has not undergone a Termination of Service (as defined in the 2018 Plan) prior to the applicable vesting date, provided further, however, that in the event of a Change in Control (as defined in the 2018 Plan) in which Mr. Germano continues to provide services to the Company on the date of consummation of such Change in Control, 100% of any unvested 2026 options at the time of the consummation of such Change in Control shall become fully vested and exercisable. The expiration date of the options shall be ten (10) years from the date of grant, or such earlier date in accordance with the 2018 Plan or the Company’s option agreement.

Entera Bio Ltd. | 2026 Annual Meeting Proxy Statement

The Compensation Committee and Board believe that it is in the best interest of our shareholders and the Company to approve the share-based compensation to Mr. Germano, including the one-time Chairman grant and the annual equity grant, as described above. We are now seeking shareholder approval, as required under the Israeli Companies Law, by a Special Majority approval, of the share-based compensation to Mr. Germano, as described herein.

Proposal

Shareholders are being asked to adopt the following resolution:

“RESOLVED, that the share-based compensation to Mr. Geno J. Germano, including the one-time grant and the 2026 option grant, as described in Proposal Four of the Company’s Proxy Statement for the Company’s 2026 Annual Meeting, be, and hereby is, approved.”

Vote Required

Proposal Four requires the affirmative vote of a simple majority of our Ordinary Shares voted in person or by proxy, meaning that more votes must be cast “for” than “against” for Proposal Four, and abstentions and broker non-votes have no effect on the outcome of Proposal Four. In addition to the simple majority vote described above, the Israeli Companies Law requires further that either (i) such majority must include a simple majority of the votes cast by shareholders having no personal interest in the matter (excluding abstentions) or (ii) the total number of votes of shareholders mentioned in clause (i) above who voted against such transaction does not exceed 2% of the total voting rights in the company.

As part of the Special Majority vote, you must indicate whether you are a controlling shareholder or have a personal interest in the approval of this proposal. According to the Relief Regulations, by signing and submitting the accompanying Proxy Card, you declare and approve that you have no personal interest in the approval of this proposal, unless you have notified the Company of such personal interest in writing. If you believe that you have a personal interest in this Proposal and you wish to inform that Company of such personal interest, you should submit such information in advance of voting to Dana Yaacov-Garbeli, our Chief Financial Officer.

Board Recommendation

The Board recommends that our shareholders vote “FOR” the adoption of this resolution.

Entera Bio Ltd. | 2026 Annual Meeting Proxy Statement

PROPOSAL Five — APPROVAL OF A ONE-TIME GRANT OF COMPENSATION TO SEAN ELLIS, A DIRECTOR

Background

Pursuant to the Israeli Companies Law, any transaction between us and a member of our Board, relating to his or her terms of compensation, must generally be consistent with our compensation policy, and must be approved by the Compensation Committee, the Board and a Special Majority of our shareholders.

Mr. Sean Ellis has served as a member of our Board since June 2019.

In recognition of Mr. Ellis's significant contributions to the Company across a range of initiatives, including his support in facilitating a number of key strategic introductions and relationships, on April 30, 2026 and May 7, 2026, the Compensation Committee and the Board, respectively, approved a one-time grant of compensation to Mr. Ellis (in addition to the cash and equity compensation due to him under the Existing Director Compensation Framework), subject to (a) Mr. Ellis's re-election as a director of the Company at the Annual Meeting pursuant to Proposal One and (b) the approval of this Proposal Five, as follows:

(i)	A one-time grant of fully vested options to purchase 40,000 Ordinary Shares under the 2018 Plan, subject to the requirements of applicable laws and regulations. The options will have an exercise price of 1.37. The expiration date of the options shall be ten (10) years from the date of grant, or such earlier date in accordance with the 2018 Plan or the Company's option agreement.

The Compensation Committee and Board believe that it is in the best interest of our shareholders and the Company to approve the one-time grant of compensation to Mr. Ellis, as described above. We are now seeking shareholder approval, as required under the Israeli Companies Law, by a Special Majority approval, of the one-time grant of compensation to Mr. Ellis, as described herein.

The grant of options pursuant to this Proposal Five are also subject to the filing by the Company of a Registration Statement on Form S-8 registering the Ordinary Shares underlying such grant.

Proposal

Shareholders are being asked to adopt the following resolution:

"RESOLVED, subject to Mr. Sean Ellis's re-election as a director of the Company at the Annual Meeting pursuant to Proposal One, that the one-time grant of compensation to Mr. Sean Ellis, as described in Proposal Five of the Company's Proxy Statement for the Company's 2026 Annual Meeting, be, and hereby is approved."

Vote Required

Proposal Five requires the affirmative vote of a simple majority of our Ordinary Shares voted in person or by proxy, meaning that more votes must be cast "for" than "against" for Proposal Five, and abstentions and broker non-votes have no effect on the outcome of Proposal Five. In addition to the simple majority vote described above, the Israeli Companies Law requires further that either (i) such majority must include a simple majority of the votes cast by shareholders having no personal interest in the matter (excluding abstentions) or (ii) the total number of votes of shareholders mentioned in clause (i) above who voted against such transaction does not exceed 2% of the total voting rights in the company.

As part of the Special Majority vote, you must indicate whether you are a controlling shareholder or have a personal interest in the approval of this proposal. According to the Relief Regulations, by signing and submitting the accompanying Proxy Card, you declare and approve that you have no personal interest in the approval of this proposal, unless you have notified the Company of such personal interest in writing. If you believe that you have a personal interest in this Proposal and you wish to inform that Company of such personal interest, you should submit such information in advance of voting to Dana Yaacov-Garbeli, our Chief Financial Officer.

Board Recommendation

The Board recommends that our shareholders vote “FOR” the adoption of this resolution.

Entera Bio Ltd. | 2026 Annual Meeting Proxy Statement

PROPOSAL six — APPROVAL OF a one-time grant of compensation to MIRANDA TOLEDANO, OUR CHIEF EXECUTIVE OFFICER and A director

Background

On April 30, 2026 and May 7, 2026, the Compensation Committee and the Board, respectively, voted to approve a one-time grant of compensation for Ms. Toledano in accordance with the terms below, which were deemed by the Board to be within the range set in the Company’s compensation policy and in line with comparable standards as detailed in the 2025 comparative executive compensation benchmark analyses, which included comparative data of the Company’s executive compensation relative to the peer-group companies in Israel and in the United States. In recognition of Ms. Toledano’s significant contributions and achievements during 2025, and in order to further incentivize and retain Ms. Toledano as the Company’s Chief Executive Officer moving forward, the Compensation Committee and Board have determined that the compensation grants described below are appropriate and materially consistent with our compensation policy.

A significant portion of the CEO’s total compensation is “at-risk” in the form of equity compensation and is directly tied to the Company’s share performance. As a result, this component of compensation aligns the CEO’s interests with those of shareholders by linking potential rewards to long-term stock price appreciation.

Pursuant to the Israeli Companies Law, any transaction between us and a member of our Board, relating to his or her terms of compensation, must generally be consistent with our compensation policy, and must be approved by the Compensation Committee, the Board and a Special Majority of our shareholders, to the extent applicable, in accordance with the provisions of the Israeli Companies Law.

Terms of the One-time Grant of Compensation

On April 30, 2026 and May 7, 2026, the Compensation Committee and the Board, respectively, approved for Ms. Toledano (i) an RSU grant in place of a cash bonus, (ii) an option grant and (iii) a one-time RSU grant in place of a portion of Ms. Toledano’s salary, in accordance with the terms below, which, in each case, were deemed by the Board to be within the range set in the Company’s compensation policy and in line with comparable standards as detailed in the 2025 comparative executive compensation benchmark analyses, which included comparative data of the Company’s executive compensation relative to the peer-group companies in Israel and in the United States.

Our Compensation Committee and Board believe that it is in the best interest of the Company and our shareholders to approve the one-time grant of compensation to Ms. Toledano, our Chief Executive Officer, in recognition of her achievements and to support the Company’s retention and incentivization objectives.

The terms of the compensation to Ms. Toledano, effective as of the approval of our shareholders at this Annual Meeting, would be as follows:

(i)	2026 Option Grant. Ms. Toledano will be entitled to receive an additional one-time grant of options to purchase an additional 500,000 Ordinary Shares (the “2026 Options”), at an exercise price of $1.37 per Ordinary Share, under the 2018 Plan, subject to the requirements of applicable laws and regulations. The 2026 Options shall vest as follows: provided that Ms. Toledano has not undergone a Termination of Service (as defined in the 2018 Plan) prior to the applicable vesting date, the 2026 Options shall vest over a three (3) year period, with a third of the 2026 Options vesting at the end of a 12-month period following May 7, 2026 and the remaining two-thirds of the 2026 Options vesting in eight substantially equal portions over the remaining two (2) year period thereafter, on a quarterly basis, rounded down to the nearest whole share, provided, that with respect to the last such quarterly installment, the number of 2026 Options that vest in the installment shall be such that Ms. Toledano will be fully vested in the total number of 2026 Options listed above as of such applicable quarterly anniversary (i.e., such that one hundred percent (100%) of the 2026 Options shall become fully vested on May 7, 2029); provided further, however, that in the event of a Change in Control (as defined in the 2018 Plan) in which Ms. Toledano continues to provide services to the Company on the date of consummation of such Change in Control, 100% of any unvested 2026 Options at the time of the consummation of such Change in Control shall become fully vested and exercisable. The expiration date of the 2026 Options shall be May 6, 2036, or such earlier date in accordance with the 2018 Plan or the Company’s option agreement. The grant of the 2026 Options are also subject to the filing by the Company of a Registration Statement on Form S-8 registering the Ordinary Shares underlying the 2026 Options.

Entera Bio Ltd. | 2026 Annual Meeting Proxy Statement

(ii)	2026 RSU Grant in Lieu of Cash Bonus. Ms. Toledano will be entitled to receive a one-time grant of 347,567 RSUs in lieu of a cash bonus (the “2026 RSUs”) under the 2018 Plan, subject to the requirements of applicable laws and regulations. The 2026 RSUs shall vest as follows: provided that Ms. Toledano has not undergone a Termination of Service (as defined in the 2018 Plan) prior to the applicable vesting date, the 2026 RSUs shall vest on a quarterly basis in four substantially equal portions over a one (1) year period beginning on May 1, 2026, rounded down to the nearest whole share, provided, that with respect to the last such quarterly installment, the number of 2026 RSUs that vest in the installment shall be such that Ms. Toledano will be fully vested in the total number of 2026 RSUs listed above as of such applicable quarterly anniversary (i.e., such that one hundred percent (100%) of the 2026 RSUs shall become fully vested on May 1, 2027); provided further, however, that in the event of the Change in Control in which Ms. Toledano continues to provide services to the Company on the date of consummation of such Change in Control, 100% of any unvested 2026 RSUs at the time of the consummation of such Change in Control shall become fully vested.

(iii)	RSU Grant in Lieu of Portion of Salary. With respect to the 12-month period beginning May 1, 2026, in order to preserve cash, Ms. Toledano will be entitled to receive a one-time grant of 72,993 RSUs under the 2018 Plan in lieu of $100,000 of her salary otherwise payable in cash during such period (the “2026 Salary RSUs”), subject to the requirements of applicable laws and regulations. The 2026 Salary RSUs shall vest as follows: provided that Ms. Toledano has not undergone a Termination of Service (as defined in the 2018 Plan) prior to the applicable vesting date, the 2026 Salary RSUs shall vest on a quarterly basis in four substantially equal portions over the 12 month period beginning on May 1, 2026, rounded down to the nearest whole share, provided, that with respect to the last such quarterly installment, the number of 2026 Salary RSUs that vest in the installment shall be such that Ms. Toledano will be fully vested in the total number of 2026 Salary RSUs listed above as of such applicable quarterly anniversary (i.e., such that one hundred percent (100%) of the 2026 Salary RSUs shall become fully vested on May 1, 2027); provided further, however, that in the event of the Change in Control in which Ms. Toledano continues to provide services to the Company on the date of consummation of such Change in Control, 100% of any unvested 2026 Salary RSUs at the time of the consummation of such Change in Control shall become fully vested.

Proposal

Shareholders are being asked to adopt the following resolution:

“RESOLVED, that the revised compensation terms and one-time grant of compensation to Miranda Toledano, our Chief Executive Officer, as described in Proposal Six of the Company’s Proxy Statement for the Company’s 2026 Annual Meeting, be, and are hereby, ratified and approved.”

Vote Required

Proposal Six requires the affirmative vote of a simple majority of our Ordinary Shares voted in person or by proxy, meaning that more votes must be cast “for” than “against” for Proposal Six, and abstentions and broker non-votes have no effect on the outcome of Proposal Six. In addition to the simple majority vote described above, the Israeli Companies Law requires further, to the extent applicable pursuant to the provisions of the Israeli Companies Law, that either (i) such majority must include a simple majority of the votes cast by shareholders having no personal interest in the matter (excluding abstentions) or (ii) the total number of votes of shareholders mentioned in clause (i) above who voted against such transaction does not exceed 2% of the total voting rights in the company.

As part of the Special Majority vote, you must indicate whether you are a controlling shareholder or have a personal interest in the approval of this proposal. According to the Relief Regulations, by signing and submitting the accompanying proxy card, you declare and approve that you have no personal interest in the approval of this proposal, unless you have notified the Company of such personal interest in writing. If you believe that you have a personal interest in this Proposal and you wish to inform the Company of such personal interest, you should submit such information in advance of voting to Dana Yaacov-Garbeli, our Chief Financial Officer.

Board Recommendation

The Board recommends that our shareholders vote “FOR” the adoption of this resolution.

Entera Bio Ltd. | 2026 Annual Meeting Proxy Statement

PROPOSAL SEVEN — APPROVAL OF AN AMENDMENT TO THE COMPANY'S 2018 INCENTIVE PLAN

Background

On July 2, 2018, in connection with the consummation of our initial public offering, our Board approved our 2018 Plan, with the purpose of advancing the interests of our shareholders by enhancing our ability to attract, retain and motivate individuals to perform at the highest level. The maximum number of Ordinary Shares initially available for issuance under equity incentive awards granted pursuant to the 2018 Plan could not exceed 12% of the total outstanding Ordinary Shares as of the time of adoption. On January 1, 2019 and on January 1 of each calendar year thereafter, an additional number of shares equal to 5% of the total outstanding Ordinary Shares on such date (or any lower number of shares as determined by our Board) become available for issuance under the 2018 Plan (referred to hereinafter as the “Evergreen Provision”). At our shareholders meeting held on September 7, 2022, our shareholders approved an amendment to the 2018 Plan to increase the number of Ordinary Shares issuable under the 2018 Plan by a one-time additional amount of 576,188 Ordinary Shares. At our shareholders meeting held on July 31, 2024, our shareholders approved a further amendment to the 2018 Plan to increase the number of Ordinary Shares issuable under the 2018 Plan by a one-time additional amount of 1,788,515 Ordinary Shares and to delete Section 10 of the 2018 Plan to provide additional flexibility with respect to vesting terms.

As of December 31, 2025, a total of 2,052,375 Ordinary Shares, representing 4.4% of the total outstanding shares as of that date, remained available for issuance under the 2018 Plan. On January 1, 2026, pursuant to the annual Evergreen Provision and following the approval of our Board, an additional 2,308,931 Ordinary Shares, equal to 5% of the total outstanding shares as of January 1, 2026, became available for issuance under the 2018 Plan. As of May 7, 2026, a total of 895,705 Ordinary Shares, representing 1.8% of the total outstanding shares as of that date, remained available for issuance under the 2018 Plan.

The Company continues to use equity-based compensation as a key tool for attracting, retaining and incentivizing its employees, officers, directors and consultants. In light of the Company’s ongoing clinical development activities, recent strategic initiatives and the equity grants made in connection with the compensation proposals described elsewhere in this proxy statement, the Board has determined that the number of Ordinary Shares currently available for issuance under the 2018 Plan is insufficient to meet the Company’s anticipated needs.

On April 30, 2026 and May 7, 2026, the Compensation Committee and the Board, respectively, approved the increase in the number of Ordinary Shares issuable under the 2018 Plan by a one-time additional amount of 2,500,000 Ordinary Shares (the “Pool Increase”) pursuant to an amendment to the 2018 Plan, subject to shareholder approval (such amendment being referred to hereinafter as the “2018 Plan Amendment”).

The Form of the 2018 Plan Amendment is attached to this proxy statement as Appendix A.

While the number of Ordinary Shares issuable under the 2018 Plan increases annually pursuant to the Evergreen Provision, the Company has awarded more Ordinary Shares from the 2018 Plan pool than it would normally by this time of the year due to equity awards granted to officers and directors, predominantly because of the Board’s determination to conserve cash, in part though a reduction in cash compensation and an increase in equity compensation, which we believe more directly aligns our officers’ and directors’ interests with those of our shareholders. Given the circumstances, the Board believes that the 2018 Plan Amendment is necessary to enable the Company to continue to attract and retain qualified directors, officers, employees and consultants.

Furthermore, the Board believes that the interests of the Company and its shareholders will be advanced if we can continue to offer our employees, directors, officers and consultants the opportunity to acquire or increase a direct ownership interest in the operations and future success of the Company. By effecting the Pool Increase, the 2018 Plan Amendment would provide the Company increased flexibility to offer such employees, directors, officers and consultants the opportunity to acquire or increase a direct ownership interest in the Company, including through the quarterly grants of fully vested Ordinary Shares as described in the compensation policy, which in turn helps attract qualified employees, directors, officers and consultants.

Entera Bio Ltd. | 2026 Annual Meeting Proxy Statement

Determination of Number of Shares for the Pool Increase

The Board has reviewed the number of Ordinary Shares remaining available for issuance under the 2018 Plan and has determined that it is appropriate to increase the number of Ordinary Shares authorized for issuance under the 2018 Plan as proposed by this Proposal Seven. In determining the Pool Increase for which shareholder approval is being sought, the Compensation Committee and the Board considered, among other factors, both the historical number of equity awards granted by the Company and anticipated future grants over the next year. Since approval of the 2018 Plan, the Company has been able to incentivize its workforce and attract qualified employees, directors, officers and consultants. Given the number of Ordinary Shares that currently remain available for issuance under the 2018 Plan, the Company’s ability to use equity-based compensation as a significant component of its overall compensation would be quite limited for the remainder of 2026 if shareholders do not approve the 2018 Plan Amendment, which would make the Pool Increase effective.

We believe that equity compensation should be a primary component of our executive compensation program because it aligns the interests of our executive officers with the long-term performance of the Company. In particular, share options awarded under the 2018 Plan are a critical element of our long-term incentive strategy.

Our Board believes that the Pool Increase is necessary to ensure that a sufficient reserve of Ordinary Shares is available for potential issuances to make competitive grants through the remainder of 2026. The additional 2,500,000 Ordinary Shares that would be made available for grant if the shareholders approve the 2018 Plan Amendment, together with the remaining shares under the 2018 Plan, represent the shares the Company anticipates needing for the remainder of 2026.

Summary of the 2018 Plan

A summary of the material provisions of the 2018 Plan is included in this proxy statement under the section “Executive Compensation—Employee Equity Incentive Plans—2018 Equity Incentive Plan”, and a summary of the effect of the 2018 Plan Amendment is described above in this Proposal Seven. Such summaries do not purport to be complete descriptions of all the provisions of the 2018 Plan and the 2018 Plan Amendment, and they are qualified in their entirety by reference to the complete text of the 2018 Plan, which we filed as Exhibit 10.8 to our 2025 Annual Report, and the 2018 Plan Amendment, the form of which is set forth in Appendix A to this proxy statement.

Proposal

Shareholders are being asked to adopt the following resolution:

“RESOLVED, that the 2018 Plan Amendment, as described in this Proposal Seven and attached as Appendix A of the Company’s Proxy Statement for the Company’s 2026 Annual Meeting, be, and it hereby is, approved.”

Vote Required

The proposal requires the affirmative vote of the holders of our Ordinary Shares voted in person or by proxy, meaning that more votes must be cast “for” than “against” for Proposal Seven. Abstentions and broker non-votes will have no effect on outcome of Proposal Seven.

Board Recommendation

The Board recommends that the shareholders vote “FOR” the adoption of this resolution.

Entera Bio Ltd. | 2026 Annual Meeting Proxy Statement

PROPOSAL Eight — APPROVAL OF AMENDMENT TO THE COMPANY'S AMENDED AND RESTATED ARTICLES OF ASSOCIATION to INCREASE THE COMPANY'S AUTHORIZED SHARE CAPITAL

Background

Pursuant to the Israeli Companies Law and the Company's Articles, an increase in the Company's authorized share capital and any related amendment to the Articles requires the approval of the Company's shareholders.

The Company's authorized share capital currently consists of NIS 10,770 divided into 140,010,000 Ordinary Shares, par value NIS 0.0000769 per share. As of May 19, 2026, (i) 49,290,234 Ordinary Shares were issued and outstanding, (ii) an additional 38,995,377 Ordinary Shares were reserved for issuance upon the exercise, conversion or settlement of outstanding options, warrants, restricted share units and other convertible or exercisable securities, and (iii) 3,395,705 shares were reserved for issuance under pursuant to the 2018 Plan (not including the Pool Increase described in Proposal Seven.

Consequently, the Company has only approximately 51.9 million Ordinary Shares that remain unreserved and available for future issuance.

The Board and management believe that the limited number of currently authorized but unissued and unreserved Ordinary Shares may restrict the Company’s ability to respond to its business needs and opportunities. Specifically, the Company may finance its ongoing clinical development programs, strategic initiatives and general working capital requirements through a combination of existing cash on hand and the issuance of equity and equity-linked securities, including potential issuances under the Company's at-the-market offering program, and through other capital-raising transactions.

In order to provide the Company with the flexibility to support its anticipated capital and business needs and to be able to act promptly on financing and other strategic opportunities as they arise, on May 7, 2026, the Board approved, subject to shareholder approval, an amendment to the Articles to increase the Company's authorized share capital from NIS 10,770 divided into 140,010,000 Ordinary Shares to NIS 26,915 divided into 350,000,000 Ordinary Shares (the “Articles Amendment”). Other than the increase in the number of authorized Ordinary Shares, no other terms of the Articles are being amended pursuant to the Articles Amendment in this Proposal Eight.

The Board believes that the Articles Amendment is in the best interests of the Company and its shareholders, as it will provide the Company with the flexibility to issue additional Ordinary Shares in connection with future financing transactions, strategic transactions, equity-based compensation and other corporate purposes, without the delay and expense of seeking further shareholder approval at the time of any such issuance, subject to applicable law and the rules of Nasdaq.

Except as described above, the Company currently has no plans for the use of the additional authorized Ordinary Shares that would become available upon shareholder approval of the Articles Amendment.

Timing and Effect

The form of the Articles Amendment is attached to this Proxy Statement as Appendix B.

If approved by our shareholders at the Annual Meeting, the Articles Amendment will become effective immediately following the Annual Meeting.

The additional Ordinary Shares to be authorized by the Articles Amendment would have rights identical to the currently outstanding Ordinary Shares. A description of our Ordinary Shares is contained in Exhibit 4.1 to our 2025 Annual Report. Approval of the Articles Amendment would not affect the rights of the holders of currently outstanding Ordinary Shares. Effects incidental to potential dilution could occur, however, if we were to issue additional Ordinary Shares, and potential downward pressure on the market price of our Ordinary Shares could occur if we were to elect to issue and sell Ordinary Shares into the public market or otherwise.

Entera Bio Ltd. | 2026 Annual Meeting Proxy Statement

If the Articles Amendment is approved, the increased number of authorized Ordinary Shares will be available for issuance, from time to time, for such purposes and consideration, and on such terms, as the Board may approve, and no further vote of the shareholders of the Company will be required, except in certain instances in accordance with the requirements of applicable law and Nasdaq.

The existence of additional authorized shares could have the effect of rendering more difficult or discouraging hostile takeover attempts. The Board is not aware of any existing or planned effort on the part of any party to accumulate material amounts of voting stock, or to acquire or control the Company by means of a merger, tender offer, solicitation of proxies in opposition to management or otherwise, or to change the Company’s management, nor is the Board aware of any person having made any offer to acquire the voting stock or assets of the Company.

Proposal

Shareholders are being asked to adopt the following resolution:

“RESOLVED, that the amendments to the Company's Amended and Restated Articles of Association, in the form attached as Appendix B to the Company's Proxy Statement for the Company's 2026 Annual Meeting, authorizing an increase in the Company's authorized share capital from 140,010,000 Ordinary Shares to 350,000,000 Ordinary Shares, be, and hereby are, approved.”

Vote Required

Proposal Eight requires the affirmative vote of a simple majority of our Ordinary Shares voted in person or by proxy, meaning that more votes must be cast “for” than “against” for Proposal Eight. Abstentions and broker non-votes will have no effect on the outcome of Proposal Eight.

Board Recommendation

The Board recommends that our shareholders vote “FOR” the adoption of this resolution.

Entera Bio Ltd. | 2026 Annual Meeting Proxy Statement

PROPOSAL Nine — ADVISORY RESOLUTION REGARDING THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

Background

As required by Section 14A of the Exchange Act, the Board requests your advisory vote to approve the compensation of our Named Executive Officers as described in the section entitled “Executive Compensation” included in this proxy statement. This proposal, commonly referred to as the “say-on-pay” vote, gives our shareholders the opportunity to express their views on the compensation of our Named Executive Officers. Your vote is solely advisory and, therefore, will not be binding on the Company; however, the Board will review the voting results and take them into consideration when making future executive compensation decisions.

The Board encourages shareholders to read the section entitled “Executive Compensation” included in this proxy statement, including the tables included therein, to review the correlation between compensation and performance.

The Board remains committed to sound corporate governance practices and shares the interest of shareholders in maintaining effective executive compensation. The Board believes that our executive compensation, which is focused on the Company’s long-term value, has a proven record of effectively driving the Company’s performance as a result of the continued leadership of these Named Executive Officers and believes that it will assist us in retaining our senior leadership team. Accordingly, we ask our shareholders to approve the compensation of our Named Executive Officers, as disclosed pursuant to Item 402 of Regulation S-K of the Exchange Act in the section entitled “Executive Compensation” of this proxy statement, including the compensation tables and the related narrative disclosure, by casting a non-binding advisory vote “FOR” the following resolution.

Proposal

Shareholders are being asked to adopt the following resolution:

“RESOLVED, that the compensation paid to our Named Executive Officers, as disclosed pursuant to Item 402 of Regulation S-K, including the compensation tables and narrative discussion, be, and it hereby is, approved.”

Vote Required

Proposal Nine requires the affirmative vote of a simple majority of our Ordinary Shares voted in person or by proxy, meaning that more votes must be cast “for” than “against” for Proposal Nine, and abstentions and broker non-votes have no effect on the outcome of Proposal Nine. As an advisory vote, the result will not be binding on the Board or the Company. The say-on-pay vote will, however, provide us with important feedback from our shareholders about our executive compensation philosophy, objectives and program. Our Board and Compensation Committee value the opinions of our shareholders and expect to take into account the outcome of the vote when considering future executive compensation decisions and when evaluating our executive compensation program. Following this Annual Meeting, the next advisory vote on named executive officer compensation is expected to occur at the 2026 annual meeting of shareholders, unless the Board modifies its policy on the frequency of holding such advisory votes.

Board Recommendation

The Board recommends that the shareholders vote “FOR” the adoption of this resolution.

Entera Bio Ltd. | 2026 Annual Meeting Proxy Statement

PROPOSAL TEN — APPOINTMENT AND COMPENSATION OF OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

Background

The Audit Committee has selected Kesselman & Kesselman (a member firm of PricewaterhouseCoopers International Limited, or PwC) as our independent registered public accountants for the fiscal year commencing January 1, 2026, and until the next annual meeting of shareholders and approved its compensation, subject to our shareholders’ approval of the Board’s and Audit Committee’s authorization to set their compensation. Kesselman & Kesselman has served as our principal independent registered public accounting firm for each of the three years ended December 31, 2023, 2024 and 2025.

In selecting Kesselman & Kesselman as the Company’s independent registered public accounting firm for 2026, the Audit Committee considered several factors, including:

•	The professional qualifications of Kesselman & Kesselman, the lead audit partner, and other key engagement personnel.

•	Kesselman & Kesselman’s independence and its processes for maintaining its independence.

•	Kesselman & Kesselman’s depth of understanding of the Company’s business, accounting policies and practices, and internal control over financial reporting.

•	The appropriateness of Kesselman & Kesselman’s fees for audit and non-audit services.

•	The results of management’s and the Audit Committee’s annual evaluations of the qualifications, performance and independence of Kesselman & Kesselman.

We expect a representative of Kesselman & Kesselman to attend the Annual Meeting. The representative will have an opportunity to make a statement if he or she desires and also will be available to respond to appropriate questions.

Proposal

Shareholders are being asked to approve the selection of Kesselman & Kesselman, a member firm of PricewaterhouseCoopers International Limited as our independent registered public accountants for the fiscal year ending December 31, 2026, and to authorize the Board and Audit Committee to set the compensation of these auditors. Subject to the shareholders approving such authorization, the Board delegated the authority to set the fees of the auditors to the Audit Committee. The Audit Committee pre-approved all services to be performed by, and compensation to be paid to, the auditors as provided for in the U.S. Sarbanes-Oxley Act of 2002 and the rules thereunder.

Shareholders are being asked to adopt the following resolution:

“RESOLVED, that the appointment of Kesselman & Kesselman, a member firm of PwC, an independent registered public accounting firm, as the Company’s independent auditors for the fiscal year ending December 31, 2026, be, and it hereby is, ratified and approved, and that the Board (or the Audit Committee, if authorized by the Board) be and hereby is, authorized to determine the compensation of the auditors in accordance with the volume and nature of their services.”

Vote Required

The proposal requires the affirmative vote of the holders of our Ordinary Shares voted in person or by proxy, meaning that more votes must be cast “for” than “against” for Proposal Ten. Abstentions and broker non-votes will have no effect on outcome of Proposal Ten.

Board Recommendation

The Board recommends that the shareholders vote “FOR” the adoption of this resolution.

Entera Bio Ltd. | 2026 Annual Meeting Proxy Statement

Fees Paid to Kesselman & Kesselman

	Year Ended December 31,
	2025	2024
Audit fees (1)	$224,500	$196,800
Tax fees(2)	5,150	5,150
Total fees	$229,650	$201,950

______________________________

(1)	Includes professional services rendered in connection with the audit of our annual financial statements and the review of our interim financial statements and services related to the Company’s initial public offering and other registration statements.
(2)	Tax consulting services.

Audit Committee Pre-approval Policies and Procedures

Our Audit Committee is responsible for pre-approving audit and non-audit services provided to us by our independent registered public accounting firm. All of the non-audit services provided to us by the independent auditors following the formation of our Audit Committee were pre-approved by the Audit Committee.

Entera Bio Ltd. | 2026 Annual Meeting Proxy Statement

AUDIT COMMITTEE REPORT

The following report of the Audit Committee does not constitute soliciting material and should not be deemed filed with the SEC nor shall this information be incorporated by reference into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, each as amended, except to the extent that the Company specifically incorporates it by reference into a filing.

Our Audit Committee consists of Chair, Steven D. Rubin, and members, Yonatan Malca and Sean Ellis. The Board has determined that each Audit Committee member is “independent,” as independence for Audit Committee members is defined in the applicable Nasdaq listing standards and rules of the SEC. The Board also determined that all members of the Audit Committee are financially literate, and Mr. Rubin has been designated as an Audit Committee financial expert, as such term is defined in Item 407 of Regulation S-K. Although designated as Audit Committee financial experts, the Audit Committee Chair and members are not accountants for the Company nor, under SEC rules, an “expert” for purposes of the liability provisions of the Securities Act or for any other purpose.

The role of the Audit Committee is to (a) oversee the accounting and financial reporting processes of the Company and the audits of the Company’s financial statements; (b) oversee the Company’s compliance with legal and regulatory requirements; (c) oversee the performance of the Company’s internal audit function; (d) take, or recommend that the Board of the Company take, appropriate action to oversee the qualifications, independence and performance of the Company’s independent auditors; and (e) prepare the report required by the rules of the SEC to be included in the Company’s annual proxy statement.

The Audit Committee influences the overall tone for quality financial reporting, sound internal controls, and ethical behavior. Management is responsible for the preparation, presentation and integrity of the Company’s financial statements, for the appropriateness of the accounting and reporting policies that are used by the Company, and for the establishment and effectiveness of internal controls and procedures designed to ensure compliance with accounting standards and applicable laws and regulations. The independent auditors are responsible for auditing the Company’s consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board (“PCAOB”), expressing an opinion as to the conformity of such financial statements with generally accepted accounting principles, expressing an opinion on the effectiveness of internal control over financial reporting, and for reviewing the Company’s interim consolidated financial statements.

The independent auditors report directly to the Audit Committee. The Audit Committee has the sole authority and responsibility to recommend to the Board the nomination of the independent auditors for approval by the shareholders on an annual basis. The Audit Committee is directly responsible for the appointment, retention, termination, compensation, retention, evaluation and oversight of the work of the independent auditors for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company.

In 2025, the Audit Committee routinely met and held discussions with management and Kesselman & Kesselman, the Company’s independent registered public accounting firm. The Audit Committee discussed with management and Kesselman & Kesselman regarding the Company’s audited consolidated financial statements and policies and procedures designed to reduce the likelihood of events of non-compliance with rules and regulations, including discussions of the quality, not just the acceptability, of accounting policies and principles, significant judgments and estimates, system of internal control over financial reporting, and clarity of disclosures, including items reported as Critical Auditing Matters in the report of the independent auditor (if required). The Audit Committee reviewed the annual plan and scope of work to be performed by Kesselman & Kesselman, and met outside of the presence of management with Kesselman & Kesselman to discuss their respective audit results, evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting. Consistent with the requirements of the Sarbanes-Oxley Act of 2002 and the rules promulgated thereunder, the Audit Committee discussed with the Company those matters required to be discussed pursuant to PCAOB Auditing Standard 1301, “Communications with Audit Committees,” and the rules of the SEC, and reviewed a letter from the Company disclosing such matters.

The Audit Committee also discussed with Kesselman & Kesselman the firm’s independence from the Company and its management team, and reviewed the written disclosures and letter from Kesselman & Kesselman pursuant to applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence, and considered the compatibility of non-audit services, if any, with Kesselman & Kesselman’s independence.

Based upon the reports and discussions described above, the Audit Committee, in accordance with its responsibilities, recommended to the Board that the audited consolidated financial statements be included in the Company’s 2025 Annual Report.

The Audit Committee:

Steven D. Rubin (Chair)
Yonatan Malca
Sean Ellis

Entera Bio Ltd. | 2026 Annual Meeting Proxy Statement

where to OBTAIN ADDITIONAL information

We maintain an internet website at https://investors.enterabio.com/. Copies of the committee charters of each of the Audit Committee, Compensation Committee and Nominating and Governance Committee can be found under the Company — Investors — Corporate Governance section of our website, and such information is also available in print to any shareholder who requests it through our Investor Relations department at the address below.

We will furnish without charge to each person whose proxy is being solicited, upon request of any such person, a copy of the 2025 Annual Report as filed with the SEC, including the financial statements and schedules thereto, but not the exhibits. In addition, such report is available, free of charge, through the Investors — SEC Filings section of our website at https://investors.enterabio.com/.

A request for a copy of such report should be directed to Kiryat Hadassah Minrav Building, 5th Floor, Jerusalem 9122002, Israel. A copy of any exhibit to the 2025 Annual Report will be forwarded following receipt of a written request with respect thereto addressed to Kiryat Hadassah Minrav Building, 5th Floor, Jerusalem 9122002, Israel.

Expenses relating to this proxy statement

We will pay all expenses relating to this proxy solicitation. In addition to this solicitation by mail, our officers, directors, and employees may solicit proxies by personal interview, telephone, facsimile, email or other method without extra compensation for that activity. We may also retain an independent contractor to assist in the solicitation of proxies. If retained for such services, we will pay the related costs. We may reimburse the reasonable charges and expenses of brokerage houses or other nominees or fiduciaries for forwarding proxy materials to, and obtaining authority to execute proxies from, beneficial owners for whose accounts they hold Ordinary Shares.

Statements of the company for the year ended december 31, 2025

In accordance with Section 60(b) of the Israeli Companies Law, shareholders are invited to discuss the audited Consolidated Financial Statements of the Company for the year ended December 31, 2025. The 2025 Annual Report, including our audited Consolidated Financial Statements, is available on the Investors section of our website, at https://investors.enterabio.com. as well as at www.voteproxy.com.

No vote is required regarding this item.

other business

The Board knows of no other business to be brought before the Annual Meeting. If, however, any other business should properly come before the Annual Meeting, the persons named as proxies will vote in their discretion as they may deem appropriate.

By order of the Board of Directors,

/s/ Geno J. Germano
Geno J. Germano
Chairman of the Board

June 3, 2026

Entera Bio Ltd. | 2026 Annual Meeting Proxy Statement

APPENDIX A

ENTERA BIO LTD. 2018 PLAN AMENDMENT

APPENDIX A

FORM OF AMENDMENT TO THE ENTERA BIO LTD. 2018 EQUITY INCENTIVE PLAN

This Amendment (the “Amendment”) to the 2018 Equity Incentive Plan (the “2018 Plan”) of Entera Bio Ltd., a company organized under the laws of the State of Israel (the “Company”), is made effective as of July 14, 2026. Unless otherwise specifically defined herein, each capitalized term used herein shall have the meaning afforded such term under the 2018 Plan.

WHEREAS, the Board of Directors of the Company (the “Board”) via meeting of the Board held on May 7, 2026, determined it to be in the best interests of the Company to amend the 2018 Plan to increase the aggregate number of ordinary shares, par value NIS 0.0000769 per share (“Ordinary Shares”) of the Company authorized for issuance thereunder by a one-time additional amount of 2,500,000 Ordinary Shares (the “Share Increase”); and

WHEREAS, at the Company’s 2026 annual meeting of shareholders held on July 14, 2026, the Company’s shareholders approved the Share Increase.

NOW, THEREFORE, be it resolved that the 2018 Plan is hereby amended as follows:

1. Section 4(a) of the 2018 Plan is hereby deleted in its entirety and replaced with the following:

“Subject to adjustment as provided in Section 4(c), the maximum number of Shares available for issuance under the Plan shall not exceed 12% of the Company’s issued and outstanding share capital as of the Effective Date; provided that, (a) starting on January 1, 2019, on January 1 of each year, the total number of Shares available for issuance under the Plan will be increased by an amount equal to the lesser of (i) 5% of the Company’s outstanding Shares on December 31 of the immediately preceding year or (ii) such number of Shares as determined by the Board in its discretion, (b) on September 7, 2022, the total number of Shares available for issuance under the Plan shall also be increased by a one-time amount equal to 576,188 Shares, (c) on July 31, 2024, the total number of Shares available for issuance under the Plan shall also be increased by a one-time amount equal to 1,788,515 Shares and (d) on July 14, 2026 the total number of Shares available for issuance under the Plan shall also be increased by a one-time amount equal to 2,500,000 Shares. Shares underlying Replacement Awards and Shares remaining available for grant under a plan of an acquired company or of a company with which the Company combines, appropriately adjusted to reflect the acquisition or combination transaction, shall not reduce the number of Shares remaining available for grant hereunder.”

2. To record the adoption of this Amendment to the 2018 Plan by the Board, and the approval by the Company’s shareholders of this Amendment effective as of July 14, 2026, the Company has caused its authorized officer to execute the same as of the date first set forth above.

ENTERA BIO LTD.

By: /s/ Miranda Toledano

Name: Miranda Toledano

Title: Chief Executive Officer

A -1

APPENDIX B

AMENDMENT TO THE COMPANY’S AMENDED AND RESTATED ARTICLES OF ASSOCIATION

ARTICLES OF ASSOCIATION

OF

ENTERA BIO LTD.

A COMPANY LIMITED BY SHARES

UNDER THE COMPANIES LAW, 5759–1999

1.	INTERPRETATION

	1.1.	In these Articles, unless the context requires otherwise, the following capitalized terms shall have the meanings set opposite them:

“Alternate Nominee” has the meaning set out in Article 17.7;

“Alternate Director” has the meaning set out in Article 17.12;

“Articles” means these Articles of Association, as may be amended from time to time;

“Board” means all of the directors of the Company holding office pursuant to these Articles, including Alternate Directors, substitutes or proxies;

“Business Day” means any day other than a Saturday, Sunday and any day in which banks in Israel are closed or in which the NASDAQ Stock Market is closed.

“Chairman of the Board” has the meaning set out in in Article 18.4;

“Companies Law” means the Israeli Companies Law, 5759-1999, as amended from time to time, including the regulations promulgated thereunder, or any other law which may come in its stead, including all amendments made thereto;

“Company” means Entera Bio Ltd.;

“Compensation Committee” has the meaning set out in the Companies Law;

“Derivative Transaction” has the meaning set out in Article 14.7;

“Effective Time” means the closing of the initial underwritten public offering of the Company’s ordinary shares, at which time these Articles shall first become effective;

“External Director” has the meaning set out in the Companies Law;

“General Meeting” means either an annual or an extraordinary meeting of the shareholders;

“Incapacitated Person” as such term is used in the Israeli Legal Capacity and Guardianship Law, 5722-1962, as amended from time to time, and includes a minor who has not yet attained the age of 18 years, a person of unsound mind and a bankrupt person in respect of whom no rehabilitation has been granted;

“Israeli Securities Law” means the Israeli Securities Law, 5728-1968, as amended from time to time, including the regulations promulgated thereunder, or any other law which may come in its stead, including all amendments made thereto;

“Nominees” has the meaning set out in Article 17.7;

“Office” means the registered office of the Company at that time;

“Office Holder” has the meaning set out in the Companies Law;

“Proposal Request” has the meaning set out in Article 14.5;

“Proposing Shareholder” has the meaning set out in Article 14.5;

“Register” means the register of shareholders administered in accordance with the Companies Law;

“Rights” has the meaning set out in Article 26.8;

“Special Fund” has the meaning set out in Article 26.8;

“U.S. Rules” means the applicable rules of the NASDAQ Stock Market and U.S. securities laws, rules and regulations, as amended from time to time; and

1.2.	Reference to “writing”, “written” or similar expressions in these Articles means handwriting, typewriting, photography, telex, email or any other legible form of writing. Reference to a “person” or “persons” shall also include corporations, companies, cooperative societies, partnerships, trusts of any kind or any other body of persons, whether incorporated or otherwise.

1.3.	Subject to the provisions of this Article 1 and unless the context necessitates another meaning, terms and expressions in these Articles which have been defined in the Companies Law shall have the meanings ascribed to them therein.

1.4	Words in the singular shall also include the plural, and vice versa. Words in the masculine shall include the feminine and vice versa.

	1.5.	The captions to articles in these Articles are intended for the convenience of the reader only, and no use shall be made thereof in the interpretation of these Articles.

2.	LIMITED LIABILITY

The Company is a limited liability company and therefore each shareholder’s liability for the Company’s obligations shall be limited to the payment of the nominal value of the shares held by such shareholder, subject to the provisions of the Companies Law.

3.	OBJECTIVES

The Company’s objectives are to engage in any lawful activity. The Company may donate a reasonable amount of money for any purpose that the Board finds appropriate, even if the donation is not for business considerations or for the purpose of achieving profits for the Company.

4.	REGISTERED OFFICE

The registered office shall be at such place as decided by the Board from time to time.

5.	AUTHORIZED SHARE CAPITAL

The authorized share capital of the Company shall consist of NIS 26,915 divided into 350,000,000 ordinary shares with a nominal value of NIS 0.0000769 each.

6.	RIGHTS ATTACHING TO THE ORDINARY SHARES

	6.1.	The ordinary shares in respect of which all calls have been fully paid shall confer on the holders thereof the right to attend and to vote at General Meetings of the Company, both annual as well as extraordinary meetings. Each ordinary share shall confer on its holder one vote at a General Meeting.

	6.2.	The ordinary shares shall confer on a holder thereof the right to receive a dividend, to participate in a distribution of bonus shares and to participate in the distribution of the assets of the Company upon its winding-up, pro rata to the nominal amount paid up on the shares or credited as paid up in respect thereof, and without reference to any premium which may have been paid in respect thereof.

7.	MODIFICATION OF CLASS RIGHTS

	7.1.	Subject to applicable law, if at any time the share capital of the Company is divided into different classes of shares and unless the terms of issue of such class of shares otherwise stipulate, the rights attaching to any class of shares (including rights prescribed in the terms of issue of the shares) may be altered, modified or canceled by a resolution passed at a separate class meeting of the shareholders of that class.

	7.2.	The provisions contained in these Articles with regard to General Meetings shall apply, mutatis mutandis as the case may be, to every class meeting of the holders of each such class of the Company’s shares.

	7.3.	Unless otherwise provided by these Articles, the increase of an authorized class of shares, or the issuance of additional shares thereof out of the authorized and unissued share capital, shall not be deemed, for purposes of this Article 7, to modify or abrogate the rights attached to previously issued shares of such class or of any other class.

8.	UNISSUED SHARE CAPITAL

	8.1.	The unissued shares in the capital of the Company shall be under the control of the Board, which shall be entitled to allot or otherwise grant the same to such persons under such restrictions and conditions as it shall deem fit, whether for consideration or otherwise, and whether for consideration in cash or for consideration which is not in cash, above their nominal value or at a discount, all on such conditions, in such manner and at such times as the Board shall deem fit, subject to the provisions of the Companies Law. The Board shall be entitled, inter alia, to differentiate between shareholders with regard to the amounts of calls in respect of the allotment of shares (to the extent that there are calls) and with regard to the time for payment thereof. The Board may also issue options or warrants for the purchase of shares of the Company and prescribe the manner of the exercise of such options or warrants, including the time and price for such exercise and any other provision which is relevant to the method for distributing the issued shares of the Company amongst the purchasers thereof.

	8.2.	The Board shall be entitled to prescribe the times for the issue of shares of the Company and the conditions therefor and any other matter which may arise in connection with the issue thereof.

	8.3.	In every case of a rights offering, the Board shall be entitled, in its discretion, to resolve any problems and difficulties arising or that are likely to arise in regard to fractions of rights, and without prejudice to the generality of the foregoing, the Board shall be entitled to specify that no shares shall be allotted in respect of fractions of rights, or that fractions of rights shall be sold and the net proceeds shall be paid to the persons entitled to the fractions of rights, or, in accordance with a decision by the Board, to the benefit of the Company.

9.	INCREASE OF CAPITAL; ALTERATIONS TO CAPITAL

	9.1.	The Company may, from time to time, by a resolution of the shareholders at a General Meeting, increase its share capital by way of the creation of new shares, whether or not all the existing shares have been issued up to the date of the resolution, whether or not it has been decided to issue same, and whether or not calls have been made on all the issued shares.

	9.2.	The increase of share capital shall be in such amount and divided into shares of such nominal value, and with such restrictions and conditions and with such rights and privileges as the resolution dealing with the creation of the shares prescribes, and if no provisions are contained in the resolution, then as the Board shall prescribe.

	9.3.	Unless otherwise stated in the resolution approving the increase of the share capital, the new shares shall be subject to those provisions in regard to issue, allotment, alteration of rights, payment of calls, liens, forfeiture, transfer, transmission and other provisions which apply to the shares of the Company.

	9.4.	By resolution of the shareholders in a General Meeting, the Company may, subject to any applicable provisions of the Companies Law:

		9.4.1.	consolidate its existing share capital, or any part thereof, into shares of a larger denomination than the existing shares;

		9.4.2.	sub-divide its share capital, in whole or in part, into shares of a smaller denomination than the nominal value of the existing shares and without prejudice to the foregoing, one or more of the shares so created may be granted any preferred or deferred rights or any special rights with regard to dividends, participation in assets upon winding-up, voting and so forth, subject to the provisions of these Articles;

		9.4.3.	reduce its share capital; or

		9.4.4.	cancel any shares which on the date of passing of the resolution have not been issued and to reduce its share capital by the amount of such shares.

	9.5.	In the event that the Company’s shareholders shall adopt any of the resolutions described in Article 9.4 above, the Board shall be entitled to prescribe arrangements necessary in order to resolve any difficulty arising or that are likely to arise in connection with such resolutions, including, in the event of a consolidation, it shall be entitled to (i) allot, in contemplation of or subsequent to such consolidation or other action, shares or fractional shares sufficient to preclude or remove fractional share holdings; (ii) redeem, in the case of redeemable shares, and subject to applicable law, such shares or fractional shares sufficient to preclude or remove fractional share holdings; (iii) round up, round down or round to the nearest whole number, any fractional shares resulting from the consolidation or from any other action which may result in fractional shares; or (iv) cause the transfer of fractional shares by certain shareholders to other shareholders thereof so as to most expediently preclude or remove any fractional shareholdings, and, cause the transferees of such fractional shares to pay the transferors thereof the fair value thereof, and the Board is hereby authorized to act in connection with such transfer, as agent for the transferors and transferees of any such fractional shares, with full power of substitution, for the purposes of implementing the provisions of this Article 9.5.

10.	SHARE CERTIFICATES

	10.1.	To the extent shares are certificated, share certificates evidencing title to the shares of the Company shall be issued under the seal or rubber stamp of the Company, and together with the signatures of two members of the Board, or one director together with the Chief Executive Officer, the Chief Financial Officer or any other person designated by the Board. The Board shall be entitled to decide that the signatures be effected in any mechanical or electronic form, provided that the signature shall be effected under the supervision of the Board in such manner as it prescribes.

	10.2.	Every shareholder shall be entitled, free of charge, to one certificate in respect of all the shares of a single class registered in his name in the Register.

	10.3.	The Board shall not refuse a request by a shareholder to obtain several certificates in place of one certificate, unless such request is, in the opinion of the Board, unreasonable. Where a shareholder has sold or transferred some of his shares, he shall be entitled, free of charge, to receive a certificate in respect of his remaining shares, provided that the previous certificate is delivered to the Company before the issuance of a new certificate.

	10.4.	Every share certificate shall specify the number of the shares in respect of which such certificate is issued and also the amounts which have been paid up in respect of each share.

	10.5.	No person shall be recognized by the Company as having any right to a share unless such person is the registered owner of the shares in the Register. The Company shall not be bound by and shall not recognize any right or privilege pursuant to the laws of equity, or a fiduciary relationship or a chose in action, future or partial, in any share, or a right or privilege to a fraction of a share, or (unless these Articles otherwise direct) any other right in respect of a share, except the absolute right to the share as a whole, where same is vested in the owner registered in the Register.

	10.6.	A share certificate registered in the names of two or more persons shall be delivered to one of the joint holders, and the Company shall not be obliged to issue more than one certificate to all the joint holders of shares and the delivery of such certificate to one of the joint holders shall be deemed to be delivery to all of them.

	10.7.	If a share certificate should be lost, destroyed or defaced, the Board shall be entitled to issue a new certificate in its place, provided that the certificate is delivered to it and destroyed by it, or it is proved to the satisfaction of the Board that the certificate was lost or destroyed and security has been received to its satisfaction in respect of any possible damages and after payment of such amount as the Board shall prescribe.

11.	CALLS ON SHARES

	11.1.	The Board may from time to time, in its discretion, make calls on shareholders in respect of amounts which are still unpaid in respect of the shares held by each of the shareholders (including premiums), if the terms of issue do not prescribe that same be paid at fixed times, and every shareholder shall be obliged to pay the amount of the call made on him, at such time and at such place as stipulated by the Board.

	11.2.	In respect of any such call, prior notice of at least fourteen (14) Business Days shall be given, stating to whom the amount called is to be paid, the time for payment and the place thereof, provided that prior to the due date for payment of such call, the Board may, by written notice to the shareholders to which the call was made, cancel the call or extend the date of payment thereof.

	11.3.	If according to the terms of issue of any share, or otherwise, any amount is required to be paid at a fixed time or in installments at fixed times, whether the payment is made on account of the nominal value of the share or in form of a premium, every such payment or every such installment shall be paid as if it was a call duly made by the Board, in respect of which notice was duly given, and all the provisions contained in these Articles in regard to calls shall apply to such amount or to such installment.

	11.4.	Joint holders of a share shall be jointly and severally liable for the payment of all installments and calls due in respect of such share.

	11.5.	In the event that a call or installment due on account of a share is not paid on or before the date fixed for payment thereof, the holder of the share, or the person to whom the share has been allotted, shall be obliged to pay linkage differentials and interest on the amount of the call or the installment, at such rate as shall be determined by the Board, commencing from the date fixed for the payment thereof and until the date of actual payment. The Board may, however, waive the payment of the linkage differentials or the interest or part thereof.

	11.6.	A shareholder shall not be entitled (i) to receive a dividend and (ii) to exercise any right as a shareholder, including but not limited to, the right to attend and vote at a General Meeting and to transfer the shares to another, unless he has paid all the calls payable from time to time and which apply to any of his shares, whether he holds same alone or jointly with another, plus linkage differentials, interest and expenses, if any.

	11.7.	The Board may, if it deems fit, accept payment from a shareholder wishing to advance the payment of all moneys which remain unpaid on account of his shares, or part thereof which are over and above the amounts which have actually been called, and the Board shall be entitled to pay such shareholder linkage differentials and interest in respect of the amounts paid in advance, or that portion thereof which exceeds the amount called for the time being on account of the shares in respect of which the advance payment is made, at such rate as is agreed upon between the Board and the shareholder, with this being in addition to dividends (if any) payable on the paid-up portion of the share in respect of which the advance payment is made. The Board may, at any time, repay the amount paid in advance as aforesaid, in whole or in part, in its sole discretion, without premium or penalty. Nothing in this Article 11.7 shall derogate from the right of the Board to make any call for payment before or after receipt by the Company of any such advance.

12.	FORFEITURE AND LIEN

	12.1.	If a shareholder fails to make payment of any call or other installment on or before the date fixed for the payment thereof, the Board may, at any time thereafter and for as long as the part of the call or installment remains unpaid, serve on such shareholder a notice demanding that he make payment thereof, together with the linkage differentials and interest at such rate as is specified by the Board and all the expenses incurred by the Company in consequence of such non-payment.

12.2.	The notice shall specify a further date, which shall be at least fourteen (14) Business Days after the date of the delivery of the notice, and a place or places at which such call or installment is to be paid, together with linkage differentials and interest and expenses as aforesaid. The notice shall further state that, if the amount is not paid on or before the date specified, and at the place mentioned in such notice, the shares in respect of which the call was made, or the installment is due, shall be liable to forfeiture.

12.3.	If the demands contained in such notice are not complied with the Board may treat the shares in respect of which the notice referred to in Articles 12.1 and 12.2 was given as forfeited. Such forfeiture shall include all dividends, bonus shares and other benefits which have been declared in respect of the forfeited shares which have not actually been paid prior to the forfeiture.

12.4.	Any share so forfeited or waived shall be deemed to be the property of the Company and the Board shall be entitled, subject to the provisions of these Articles and the Companies Law, to sell, re-allot or otherwise dispose thereof, as it deems fit, whether the amount paid previously in respect of that share is credited, in whole or in part.

12.5.	The Board may, at any time before any share forfeited as aforesaid is sold or re-allotted or otherwise disposed of, cancel the forfeiture on such conditions as it deems fit.

12.6.	Any person whose shares have been forfeited shall cease to be a shareholder in respect of the forfeited shares, but shall, nonetheless remain liable for the payment to the Company of all calls, installments, linkage differentials, interest and expenses due on account of or in respect of such shares on the date of forfeiture, in respect of the forfeited shares, together with interest on such amounts reckoned from the date of forfeiture until the date of payment, at such rate as the Board shall from time to time specify. However, such person’s liability shall cease after the Company has received all the amounts called in respect of the shares as well as any expenses incurred by the Company relating to collecting the amounts called. The Board shall be entitled to collect the moneys which have been forfeited, or part thereof, as it shall deem fit, but it shall not be obliged to do so.

12.7.	The provisions of these Articles in regard to forfeiture shall also apply to cases of non-payment of any amount, which, according to the terms of issue of the share, or which under the conditions of allotment the due date for payment of which fell on a fixed date, whether this be on account of the nominal value of the share or in the form of a premium, as if such amount was payable pursuant to a call duly made and notified.

12.8.	The Company shall have a first and paramount lien over all the shares which have not been fully paid up and which are registered in the name of any shareholder (whether individually or jointly with others) and also over the proceeds of the sale thereof, as security for the debts and obligations of such shareholder to the Company and his contractual engagements with it, either individually or together with others. This right of lien shall apply whether or not the due date for payment of such debts or the fulfillment or performance of such obligations has arrived, and no rights in equity shall be created in respect of any share over which there is a lien as aforesaid. The aforesaid lien shall apply to all dividends or benefits which may be declared, from time to time, on such shares, unless the Board shall decide otherwise.

12.9.	In order to foreclose on such lien, the Board may sell the shares under lien at such time and in such manner as it shall deem fit, but no share may be sold unless the period referred to below has elapsed and written notice has been given to the shareholder, his trustee, liquidator, receiver, the executors of his estate, or anyone who acquires a right to shares in consequence of the bankruptcy of a shareholder, as the case may be, stating that the Company intends to sell the shares, if he or they should fail to pay the aforesaid debts, or fail to discharge or fulfill the aforesaid obligations within fourteen (14) Business Days from the date of the delivery of the notice.

12.10.	The net proceeds of any such sale of shares, as contemplated by Article 12.9 above, after deduction of the expenses of the sale, shall serve for the discharge of the debts of such shareholder or for performance of such shareholder’s obligations (including debts, undertakings and contractual engagements the due date for the payment or performance of which has arrived) and the surplus, if any, shall be paid to the shareholder, his trustee, liquidator, receiver, guardians, the executors of his estate, or to his successors-in-title.

12.11.	In every case of a sale following forfeiture or waiver, or for purposes of executing a lien by exercising all of the powers conferred above, the Board shall be entitled to appoint a person to sign an instrument of transfer of the shares sold, and to arrange for the registration of the name of the buyer in the Register in respect of the shares sold.

	12.12.	An affidavit signed by the Chairman of the Board that a particular share of the Company was forfeited, waived or sold by the Company by virtue of a lien, shall serve as conclusive evidence of the facts contained therein as against any person claiming a right in the share. The purchaser of a share who relies on such affidavit shall not be obliged to investigate whether the sale, re-allotment or transfer, or the amount of consideration and the manner of application of the proceeds of the sale, were lawfully effected, and after his name has been registered in the Register he shall have a full right of title to the share and such right shall not be adversely affected by a defect or invalidity which occurred in the forfeiture, waiver, sale, re-allotment or transfer of the share.

13.	TRANSFER AND TRANSMISSION OF SHARES

	13.1.	No transfer of shares shall be registered unless a proper instrument of transfer is delivered to the Company or, in the case of shares registered with a transfer agent, delivered to such transfer agent or to such other place specified for this purpose by the Board. Subject to the provisions of these Articles, an instrument of transfer of a share in the Company shall be signed by the transferor and the transferee. The Board may approve other methods of recognizing the transfer of shares in order to facilitate the trading of the Company’s shares on the Nasdaq Stock Market or on any other stock exchange. The transferor shall be deemed to remain the holder of the share up until the time the name of the transferee is registered in the Register in respect of the transferred share.

	13.2.	Insofar as the circumstances permit, the instrument of transfer of a share shall be substantially in the form set out below, or in any other form that the Board may approve.

I _______________, I.D. _______________ of _______________ (the “Transferor”), in consideration for an amount of _______________ (in words) paid to me by _______________ I.D. _______________ of _______________ (hereinafter: the “Transferee”), hereby transfer to the Transferee _______________ ______________ shares of nominal value NIS _______________ each, marked with the numbers _______________ to _______________ (inclusive) of Entera Bio Ltd., to be held by the Transferee, the acquirers of his rights and his successors-in title, under all the same conditions under which I held same prior to the signing of this instrument, and I, the Transferee, hereby agree to accept the aforementioned shares in accordance with the above mentioned conditions.

In witness whereof we have hereunto signed this _____ day of _______ 20__.

Transferor _______________ Transferee _______________

Witnesses to Signature _______________

13.3.	The Company may close the transfer registers and the Register for such period of time as the Board shall deem fit.

13.4.	Every instrument of transfer shall be submitted to the Office or to such other place as the Board shall prescribe, for purposes of registration, together with the share certificates to be transferred, or if no such certificate was issued, together with a letter of allotment of the shares to be transferred, and such other proof as the Board may demand in regard to the transferor’s right of title or his right to transfer the shares. The Board shall have the right to refuse to recognize a transfer of shares until the appropriate securities under the circumstances have been provided, as shall be determined by the Board in a specific case or from time to time in general. Instruments of transfer which serve as the basis for transfers that are registered shall remain with the Company.

13.5.	Every instrument of transfer shall relate to one class of shares only, unless the Board shall otherwise agree.

13.6.	The executors of the will or administrator of a deceased shareholder’s estate (such shareholder not being one of a joint owners of a share) or, in the absence of an administrator of the estate or executor of the will, the persons specified in Article 13.7 below, shall be entitled to demand that the Company recognize them as owners of rights in the share. The provisions of Article 13.4 above shall apply, mutatis mutandis, also in regard to this Article.

13.7.	In the case of the death of one of the holders of a share registered in the names of two or more persons, the Company shall recognize only the surviving owners as persons having rights in the share. However, the aforementioned shall not be construed as releasing the estate of a deceased joint shareholder from any and all undertakings in respect of the shares. Any person who shall become an owner of shares following the death of a shareholder shall be entitled to be registered as owner of such shares after having presented to an officer of the Company to be designated by the Chief Executive Officer an inheritance order or probation order or order of appointment of an administrator of estate and any other proof as required - if these are sufficient in the opinion of such officer - testifying to such person’s right to appear as a shareholder in accordance with these Articles, and which shall testify to his title to such shares. The provisions of Article 13.4 above shall apply, mutatis mutandis, also in regard to this Article.

	13.8.	The receiver or liquidator of a shareholder who is a company or the trustee in bankruptcy or the official receiver of a shareholder who is bankrupt, upon presenting appropriate proof to the satisfaction of an officer of the Company to be designated by the Chief Executive Officer that such shareholder has the right to appear in this capacity and which testifies to such shareholder’s title, may, with the consent of the Board (the Board shall not be obligated to give such consent) be registered as the owner of such shares. Furthermore, such shareholder may assign such shares in accordance with the rules prescribed in these Articles. The provisions of Article 13.4 above shall apply, mutatis mutandis, also in regard to this Article.

	13.9.	A person entitled to be registered as a shareholder following a transfer pursuant to these Articles shall be entitled, if approved by the Board and to the extent and under the conditions prescribed by the Board, to dividends and any other monies paid in respect of the shares, and shall be entitled to give the Company confirmation of the payments; however, he shall not be entitled to be present or to vote at any General Meeting of the Company or, subject to the provisions of these Articles, to make use of any rights of shareholders, until he has been registered as owner of such shares in the Register.

14.	GENERAL MEETING

	14.1.	A General Meeting shall be held at least once every year, not later than fifteen (15) months after the last General Meeting, at such time and at such place as the Board shall determine. Such General Meeting shall be called an annual meeting, and all other meetings of the shareholders shall be called extraordinary meetings.

	14.2.	The Board may call an extraordinary meeting whenever it sees fit to do so.

	14.3.	The Board shall be obliged to call an extraordinary meeting upon a requisition in writing in accordance with the Companies Law.

	14.4.	The Company shall provide prior notice in regard to the holding of an annual meeting or an extraordinary meeting in accordance with the requirements of these Articles and the Companies Law. Subject to the provisions of the Companies Law, in counting the number of days of prior notice given, the day of publication of notice shall not be counted, but the day of the meeting shall be counted. The notice shall specify those items and contain such information as shall be required by the Companies Law and any other applicable law and regulations.

14.5.	Any shareholder holding at least 1% (one percent) of the outstanding voting rights in the Company requesting to add an item to the agenda of a General Meeting (a “Proposing Shareholder”) may submit such a request in accordance with the Companies Law (a “Proposal Request”). Subject to any requirements under the Companies Law, to be considered timely and thereby be added to such agenda, a Proposal Request must be delivered, either in person or by certified mail, postage prepaid, and received at the Office, (i) in the case of a General Meeting that is an annual meeting, no less than sixty (60) days nor more than one-hundred twenty (120) days prior to the date of the first anniversary of the preceding year’s annual meeting, provided, however, that, in the event that the date of the annual meeting is advanced more than thirty (30) days prior to or delayed by more than thirty (30) days after the anniversary of the preceding year’s annual meeting, notice by the Proposing Shareholder, in order to be timely, must be received no earlier than the close of business one-hundred twenty (120) days prior to such annual meeting and no later than the close of business on the later of ninety (90) days prior to such annual meeting or the tenth (10th) day following the day on which public announcement of the date of such meeting is first made, and (ii) in the case of a General Meeting that is an extraordinary meeting, no earlier than one-hundred twenty (120) days prior to such extraordinary meeting and no later than the close of business on the later of sixty (60) days prior to such extraordinary meeting or the tenth (10th) day following the day on which public announcement of the date of such meeting is first made, subject to applicable law.

14.6.	Such request to add an item to the agenda of the General Meeting shall also set forth: (i) the name and address of the Proposing Shareholder making the request; (ii) a representation that the Proposing Shareholder is a beneficial holder of shares of the Company entitled to vote at such meeting and intends to appear in person or by proxy at the meeting; (iii) a description of all arrangements or understandings between the Proposing Shareholder and any other person or persons (naming such person or persons) in connection with the subject which is requested to be included in the agenda; (iv) a description of all Derivative Transactions (as defined below) by the Proposing Shareholder during the previous twelve (12) month period, including the date of the transactions and the class, series and number of securities involved in, and the material economic terms of, such Derivative Transactions; and (v) a declaration that all the information that is required under the Companies Law and any other applicable law to be provided to the Company in connection with such subject, if any, has been provided. Furthermore, the Board, may, in its discretion, to the extent it deems necessary, request that the Proposing Shareholder(s) provide additional information necessary so as to include a subject in the agenda of a General Meeting, as the Board may reasonably require. The information required pursuant to this Article 14.6 shall be updated as of the record date of the General Meeting, five (5) Business Days before the General Meeting, and any adjournment or postponement thereof.

14.7.	A “Derivative Transaction” means any agreement, arrangement, interest or understanding entered into by, or on behalf or for the benefit of, any Proposing Shareholder or any of its affiliates or associates, whether of record or beneficial: (a) the value of which is derived in whole or in part from the value of any class or series of shares or other securities of the Company, (b) which otherwise provides any direct or indirect opportunity to gain or share in any gain derived from a change in the value of securities of the Company, (c) the effect or intent of which is to mitigate loss, manage risk or benefit of security value or price changes, or (d) which provides the right to vote or increase or decrease the voting power of such Proposing Shareholder, or any of its affiliates or associates, with respect to any shares or other securities of the Company, which agreement, arrangement, interest or understanding may include, without limitation, any option, warrant, debt position, note, bond, convertible security, swap, stock appreciation right, short position, profit interest, hedge, right to dividends, voting agreement, performance-related fee or arrangement to borrow or lend shares (whether or not subject to payment, settlement, exercise or conversion in any such class or series), and any proportionate interest of such Proposing Shareholder in the shares or other securities of the Company held by any general or limited partnership, or any limited liability company, of which such Proposing Shareholder is, directly or indirectly, a general partner or managing member.

14.8.	Subject to Article 15.9 below, in the event that the Company has established that an adjourned meeting shall be held on such date which is later than the date provided for in Section 78(b) of the Companies Law, such later date shall be included in the notice. The Company may add additional places for shareholders to review the full text of the proposed resolutions, including an internet site. The notice shall be provided in the manner prescribed in Article 29 below. In no event shall the public announcement of an adjournment or postponement of a General Meeting commence a new time period (or extend any time period) for the giving of a shareholder’s notice as described above.

	14.9.	Subject to any requirements under the Companies Law, nominations of persons for election to the Board may be made at an extraordinary meeting only if directors are to be elected at such meeting (a) by or at the direction of the Board, or (b) by any shareholder who is entitled to vote at the meeting and who complies with the notice procedures set forth in Article 14.6 above.

15.	PROCEEDINGS AT GENERAL MEETING

	15.1.	No business shall be conducted at a General Meeting unless a quorum is present, and no resolution shall be passed unless a quorum is present at the time the resolution is voted on. Except in cases where it is otherwise stipulated, a quorum shall be constituted when there are personally present, or represented by proxy, at least two (2) shareholders who hold, in the aggregate, at least 25% of the voting rights in the Company. A proxy may be deemed to be two (2) or more shareholders pursuant to the number of shareholders he represents.

	15.2.	If within half an hour from the time appointed for the meeting, a quorum is not present, without there being an obligation to notify the shareholders to that effect, the meeting shall be adjourned to the same day in the following week, at the same hour and at the same place or to a later time and date if so specified in the notice of the meeting, unless such day shall fall on a statutory holiday (either in Israel or in the United States), in which case the meeting will be adjourned to the first Business Day afterwards.

	15.3.	If the original meeting was convened upon requisition under Section 63 of the Companies Law, one or more shareholders, present in person or by proxy and holding the number of shares required for making such requisition, shall constitute a quorum at the adjourned meeting, but in any other case any two (2) shareholders present in person or by proxy shall constitute a quorum at the adjourned meeting.

	15.4.	The Chairman of the Board, or any other person appointed for this purpose by the Board, shall preside at every General Meeting. If within fifteen (15) minutes from the time appointed for the meeting, the designated chairman for the meeting shall not be present, the shareholders present at the meeting shall elect one of their number to serve as chairman of the meeting.

15.5.	Except as required under the Companies Law or these Articles, any resolution of the shareholders shall be adopted by a majority of the voting power present and voting on such resolution at the applicable General Meeting, in person or by proxy. Each shareholder shall be entitled to the number of votes to which such shareholder is entitled on the basis of the number of ordinary shares held by such shareholder and shall vote all of the ordinary shares or any part thereof at his sole discretion.

15.6.	Where a poll has been demanded, the chairman of the meeting shall be entitled - but not obliged - to accede to the demand. Where the chairman of the meeting has decided to hold a poll, such poll shall be held in such manner, at such time and at such place as the chairman of the meeting directs, either immediately or after an interval or postponement, or in any other way, and the results of the vote shall be deemed to be the resolution at the meeting for which the poll was demanded. A person demanding a poll may withdraw his demand prior to the poll being held.

15.7.	A demand for the holding of a poll shall not prevent the continued business of the meeting on all other questions apart of the question in respect of which a poll was demanded.

15.8.	The announcement by the chairman of the meeting that a resolution has been passed unanimously or by a particular majority, or has been rejected, and a note recorded to that effect in the Company’s minute book, shall serve as prima facie proof of such fact, and there shall be no necessity for proving the number of votes or the proportion of votes given for or against the resolution, unless otherwise required under applicable law and regulation.

15.9.	The chairman of a General Meeting at which a quorum is present may, with the consent of holders of a majority of the voting power represented in person and by proxy and voting on the question of adjournment, adjourn the meeting from time to time and from place to place, but no business shall be transacted at any adjourned meeting except business which might lawfully have been transacted at the meeting as originally called. Subject to these Articles, it shall not be necessary to give any notice of an adjournment unless the meeting is adjourned for more than twenty one (21) days, in which case notice thereof shall be given in the manner required for the meeting as originally called. Where a General Meeting has been adjourned without changing its agenda, to a date which is not more than twenty one (21) days, notices shall be given for the new date, as early as possible, and by no later than seventy two (72) hours before the General Meeting.

16.	VOTES OF SHAREHOLDERS

	16.1.	The voting rights of every shareholder entitled to vote at a General Meeting shall be as set forth in Article 6.1 of these Articles.

	16.2.	In the case of joint shareholders, the vote of the senior joint holder, given personally or by proxy, shall be accepted, to the exclusion of the vote of the remaining joint shareholders, and for these purposes the senior of the joint shareholders shall be the person amongst the joint holders whose name appears first in the Register.

	16.3.	A shareholder who is an Incapacitated Person may vote solely through his guardian or other person who fulfills the function of such guardian and who was appointed by a court, and any guardian or other person as aforesaid shall be entitled to vote by way of a proxy, or in such manner as the court directs.

	16.4.	Any corporation which is a shareholder of the Company shall be entitled, by way of resolution of its board of directors or another organ which manages said corporation, to appoint such person which it deems fit, whether or not such person is a shareholder of the Company, to act as its representative at any General Meeting of the Company or at a meeting of a class of shares in the Company which such corporation is entitled to attend and to vote thereat, and the appointed person as aforesaid shall be entitled, on behalf of the corporation whom he represents, to exercise all of the same powers and authorities which the corporation itself could have exercised had it been a natural person holding shares of the Company.

	16.5.	Every shareholder who is entitled to attend and vote at a General Meeting of the Company shall be entitled to appoint a proxy. A proxy can be appointed by more than one shareholder and vote in different ways on behalf of each principal.

	16.6.	The instrument appointing a proxy shall be in writing signed by the person making the appointment or by his authorized representative, and if the person making the appointment is a corporation, the power of attorney shall be signed in the manner in which the corporation signs on documents which bind it, and a certificate of an attorney with regard to the authority of the signatories to bind the corporation shall be attached thereto. The proxy need not be a shareholder of the Company.

16.7.	The instrument appointing a proxy, or a copy thereof certified by an attorney, shall be lodged at the Office, or at such other place as the Board shall specify, not less than forty-eight (48) hours prior to the General Meeting at which the proxy intends to vote based on such instrument of proxy. Notwithstanding the above, the chairman of the meeting shall have the right to waive the time requirement provided above with respect to all instruments of proxies and to accept any and all instruments of proxy until the beginning of a General Meeting. A document appointing a proxy shall be valid for every adjourned meeting of the General Meeting to which the document relates.

16.8.	Every instrument appointing a proxy, whether for a meeting specifically indicated, or otherwise, shall, as far as circumstances permit, be substantially in the following form, or in any other form approved by the Board:

I ______________ of ______________ being a shareholder holding shares in Entera Bio Ltd., hereby appoint Mr. ______________ of ______________ or failing him, Mr. ______________ of ______________, or failing him, Mr. ______________ of ______________, to vote in my name, place and stead at the (annual/extraordinary) General Meeting of the Company to be held on the ____ of ______ 20__, and at any adjourned meeting thereof.

In witness whereof I have hereto set my hand on the _____ day of _____.

16.9.	No shareholder shall be entitled to vote at a General Meeting unless he has paid all of the calls and all of the amounts due from him, for the time being, in respect of his shares.

16.10.	A vote given in accordance with the instructions contained in an instrument appointing a proxy shall be valid notwithstanding the death or bankruptcy of the appointer, or the revocation of the proxy, or the transfer of the share in respect of which the vote was given as aforesaid, unless notice in writing of the death, revocation or transfer is received at the Office, or by the chairman of the meeting, prior to such vote.

16.11.	Subject to the Companies Law, an instrument appointing a proxy shall be deemed revoked (i) upon receipt by the Company or the chairman of the meeting, subsequent to receipt by the Company of such instrument, of written notice signed by the person signing such instrument or by the shareholder appointing such proxy canceling the appointment thereunder (or the authority pursuant to which such instrument was signed) or of an instrument appointing a different proxy, provided such notice of cancellation or instrument appointing a different proxy were so received at the place and within the time for delivery of the instrument revoked thereby as referred to in Article 16.7 above, or (ii) if the appointing shareholder is present in person at the meeting for which such instrument of proxy was delivered, upon receipt by the chairman of such meeting of written notice from such shareholder of the revocation of such appointment, or if and when such shareholder votes at such meeting. A vote cast in accordance with an instrument appointing a proxy shall be valid notwithstanding the revocation or purported cancellation of the appointment, or the presence in person or vote of the appointing shareholder at a meeting for which it was rendered, unless such instrument of appointment was deemed revoked in accordance with the foregoing provisions of this Article 16.11 at or prior to the time such vote was cast.

17.	THE BOARD OF DIRECTORS

	17.1.	Unless otherwise resolved by a resolution of the General Meeting, the prescribed number of directors of the Company shall be between three (3) and ten (10) (including the External Directors), as may be fixed from time to time by the Board. Any director shall be eligible for re-election upon termination of his term of office, subject to applicable law.

	17.2	The directors of the Company (other than any External Directors elected pursuant to the Companies Law) shall be divided into three classes, designated class I, class II and class III. Each class of directors shall consist, as nearly as possible as determined by the Board, of one-third of the total number of directors constituting the entire Board (excluding the External Directors). The first term of office of the class I directors shall expire at the annual General Meeting occurring in 2018; the first term of office of the class II directors shall expire at the annual General Meeting in 2019; and the first term of office of the class III directors shall expire at the annual General Meeting in 2020. Any director whose term has expired may be reelected to the Board except as provided by applicable law.

	17.3	At each annual General Meeting, election or re-election of directors following the expiration of the term of office of the directors of a certain class, will be for a term of office that expires on the third annual General Meeting following such election or reelection, such that from 2018 and forward, each year the term of office of only one class of directors will expire (i.e., the term of office of Class I will initially expire at the annual General Meeting held in 2018 and thereafter at the annual General Meeting in 2021, 2024 etc.). A director shall hold office until the annual General Meeting for the year in which the term of the class to which he belongs expires.

17.4	Upon a change in the number of directors (other than as a result of a vacancy), in accordance with the provisions hereof, any increase or decrease shall be apportioned by the Board at their discretion among the classes so as to maintain the number of directors in each class as nearly equal as possible.

17.5	Any director shall assume his or her position as director on the date of his or her election to the Board, unless a later date has been designated in the resolution appointing such director.

17.6	The Board shall have power at any time and from time to time to appoint any person to be a director, either to fill an occasional vacancy or as an addition to the existing Board, so long as the total number of directors shall not at any time exceed the maximum number prescribed by the Articles and shall place any such new director in a class so that each class is as nearly equal as possible. Such Board-appointed director (or directors) shall hold office until replaced in the manner set out in Articles 17.2 and 17.3 above. This Article 17.6 shall not apply to a vacated office of an External Director, which may be filled only in accordance with Article 17.11 below, unless there are two (2) or more External Directors in office at that time in addition to the vacated office.

17.7.	Prior to every annual General Meeting of the Company, the Board (or a committee of the Board) may select, via a resolution adopted by a majority of the Board (or such committee), a number of persons to be proposed to the shareholders for election as directors at such annual General Meeting (the “Nominees”). Any shareholder entitled under applicable law to propose one or more persons as nominees for election as directors at a General Meeting (each such nominee, an “Alternate Nominee”) may make such proposal only if a written notice of such shareholder’s intent to that effect has been given to the Secretary of the Company (or, if there is no such Secretary, the Chief Executive Officer) within the periods set out in Article 14.5 above. Each such notice shall set forth: (a) the name and address of the shareholder who intends to make the nomination and of the Alternate Nominees; (b) a representation that the shareholder is a beneficial holder of shares of the Company entitled to vote at such meeting (including the number of shares held beneficially by the shareholder) and intends to appear in person or by proxy at the meeting to nominate the Alternate Nominees; (c) a description of all arrangements or understandings between the shareholder and each Alternate Nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareholder; (d) the consent of each Alternate Nominee to serve as a director of the Company if so elected and (e) a declaration signed by each Alternate Nominee declaring that there is no limitation under the Companies Law for the appointment of such a nominee and that all of the information that is required under the Companies Law to be provided to the Company in connection with such an appointment has been provided. The Nominees or Alternate Nominees shall be elected by a resolution at the annual General Meeting at which they are subject to election. The Board may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedure.

17.8.	The directors in their capacity as such shall be entitled to receive remuneration as shall be determined in compliance with the Companies Law. The conditions (including remuneration) of the terms of office of members of the Board shall be decided by the Board or any committee thereof, but the same shall be valid only if ratified in the manner required under the Companies Law, if required to be ratified. The remuneration of directors may be fixed as an overall payment or other consideration or as a payment or other consideration in respect of attendance at meetings of the Board, or a combination of both. In addition to his remuneration, each director shall be entitled to be reimbursed, retroactively or in advance, in respect of his reasonable expenses connected with performing his functions and services as a director. Such entitlement shall be determined in accordance with, and shall be subject to, a specific resolution or policy adopted by the Board regarding such matter and in accordance with the requirements of applicable law.

17.9.	Subject to the provisions of the Companies Law with regard to External Directors and subject to Article 17.2 and 17.3 above, the office of a member of the Board shall be vacated in any one of the following events:

	17.9.1.	if he resigns his office by way of a letter signed by him, lodged at the Office;

	17.9.2.	if he is declared bankrupt;

	17.9.3.	if he becomes insane or unsound of mind;

	17.9.4.	upon his death;

	17.9.5.	if he is prevented by applicable law from serving as a director of the Company;

	17.9.6.	if the Board terminates his office according to Section 231 of the Companies Law;

	17.9.7.	if a court order is given in accordance with Section 233 of the Companies Law;

	17.9.8.	if he is removed from office by a resolution at a General Meeting of the Company adopted by a majority of the voting power in the Company; or

	17.9.9.	if his period of office has terminated in accordance with the provisions of these Articles.

17.10.	If the office of a member of the Board should be vacated, the remaining members of the Board shall be entitled to continue to act for all purposes for as long as their number does not fall below the minimum, as prescribed in Article 17.1 above, without limiting their right to fill the vacancy at any time in accordance with Article 17.6 above. Should their number fall below the aforesaid minimum, the directors shall not be entitled to act, except for the appointment of additional directors, or for the purpose of calling a General Meeting for the appointment of additional directors, or for the purpose of calling a General Meeting for the appointment of a new Board.

17.11.	The office of an External Director shall be vacated and an External Director may be removed and replaced only in accordance with the provisions for vacation of office, removal and appointment of External Directors under the Companies Law.

17.12	Subject to the provisions of the Companies Law, any director may, by written notice to the Company, appoint another person to serve as his or her alternate director subject to the approval of a majority of the members of the Board excluding such director (in these Articles, an “Alternate Director”), dismiss such Alternate Director and appoint, in the same manner as provided in this Article 17.12, another Alternate Director in his or her place (or in place of any Alternate Director whose office has been vacated for any reason whatsoever), whether for a certain meeting or a certain period of time or generally. Any notice given to the Company pursuant to this Article shall be in writing, delivered to the Company and signed by the appointing or dismissing director, and shall become effective on the date fixed therein, or upon the delivery thereof to the Company, whichever is later. Anyone who is not qualified to be appointed as a director and/or anyone serving as a director or as an existing Alternate Director may not be appointed and may not serve as an Alternate Director. Each of an Alternate Director shall have all of the authority of the director who appointed him (except that an Alternate Director may not appoint an alternate for himself, unless the instrument appointing him otherwise expressly provides), provided, however, that an Alternate Director shall have no standing at any meeting of the Board or any committee thereof while the director who appointed him is present. The office of an Alternate Director shall be vacated: (i) under the circumstances, mutatis mutandis, set forth in this Article 17, and such office shall ipso facto be vacated if the director who appointed such Alternate Director ceases to be a director, (ii) at any time, by the Board, and (iii) at any time, by the appointing director.

18.	OTHER PROVISIONS REGARDING DIRECTORS

	18.1.	Subject to any mandatory provisions of applicable law, a director shall not be disqualified by virtue of his office from holding another office in the Company or in any other company in which the Company is a shareholder or in which it has any other form of interest, or of entering into a contract with the Company, either as seller or buyer or otherwise. Likewise, no contract made by the Company or on its behalf in which a director has any form of interest may be nullified and a director shall not be obliged to account to the Company for any profit deriving from such office, or resulting from such contract, merely by virtue of the fact that he serves as a director or by reason of the fiduciary relationship thereby created, but such director shall be obliged to disclose to the Board the nature of any such interest at the first opportunity.

	18.2.	A general notice to the effect that a director is a shareholder or has any other form of interest in a particular firm or a particular company and that he must be deemed to have an interest in any business with such firm or company shall be deemed to be adequate disclosure for purposes of this Article in relation to such director, and after such general notice has been given, such director shall not be obliged to give special notice in relation to any particular business with such firm or such company.

	18.3.	Subject to the provisions of the Companies Law and these Articles, the Company shall be entitled to enter into a transaction in which an Office Holder of the Company has a personal interest, directly or indirectly, and may enter into any contract or otherwise transact any business with any third party in which contract or business an Office Holder has a personal interest, directly or indirectly.

	18.4.	The Board shall elect one (1) or more of its members to serve as chairman (the “Chairman of the Board”), provided that, subject to the provisions of Section 121(c) of the Companies Law, the Chief Executive Officer of the Company shall not serve as Chairman of the Board. The office of Chairman of the Board shall be vacated in each of the cases mentioned in Article 17.9 above or by a decision of the Board. The Board may also elect one or more members to serve as Vice Chairman, who shall have such duties and authorities as the Board may assign to him, subject to applicable law.

	18.5.	A director shall not be obliged to hold any shares in the Company.

19.	PROCEEDINGS OF THE BOARD OF DIRECTORS

	19.1.	The Board shall convene for a meeting at least once every calendar quarter.

	19.2.	The Board may meet in order to exercise its powers pursuant to Section 92 of the Companies Law, including without limitation to supervise the Company’s affairs, and it may, subject to the provisions of the Companies Law, adjourn its meetings and regulate its proceedings and operations as it deems fit. It may also prescribe the quorum required for the conduct of business. Until otherwise decided by the Board, a quorum shall be constituted if a majority of the directors holding office for the time being are present.

	19.3.	Should a director or directors be barred from being present and voting at a meeting of the Board pursuant to Section 278 of the Companies Law, the quorum shall be a majority of the directors entitled to be present and to vote at the meeting of the Board.

	19.4.	Any director, the Chief Executive Officer or the auditor of the Company in the event stipulated in Section 169 of the Companies Law, may, at any time, demand the convening of a meeting of the Board. The Chairman of the Board shall be obliged, on such demand, to call such meeting on the date requested by the director, the Chief Executive Officer or the auditor of the Company soliciting such a meeting, provided that proper notice pursuant to Article 19.5 is given.

	19.5.	Every director shall be entitled to receive notice of meetings of the Board, and such notice may be in writing or by facsimile, or electronic mail, sent to the last address (whether physical or electronic) or facsimile number given by the director for purposes of receiving notices, provided that the notice shall be given at least a reasonable amount of time prior to the meeting and in no event less than forty eight (48) hours prior notice, unless the urgency of the matter to be discussed at the meeting reasonably requires a shorter notice period.

	19.6.	Every meeting of the Board at which a quorum is present shall have all the powers and authorities vested for the time being in the Board. Any matter discussed in a meeting and brought up for decision by the Chairman of the Board shall be decided by a simple majority of the directors attending such meeting and voting on such matter. In the case of an equality of votes of the Board, the Chairman of the Board shall not have a second or casting vote, and the proposal shall be deemed to be defeated.

	19.7.	If the Chairman of the Board is not present within thirty (30) minutes after the time appointed for the meeting, the directors present shall elect one of their members to preside at such meeting.

	19.8.	The Board may adopt resolutions, without actually convening a meeting of the Board, provided that all the directors entitled to participate in the meeting and to vote on the subject brought for decision agree thereto. If resolutions are made as stated in this Article 19.8, the Chairman of the Board shall record minutes of the decisions stating the manner of voting of each director on the subjects brought for decision, as well as the fact that all the directors agreed to take the decision without actually convening.

	19.9.	The Board may hold meetings by use of any means of communication, on condition that all participating directors can hear each other at the same time. In the case of a resolution passed by way of a telephone call or any such other means of communication, a copy of the text of the resolution shall be sent, as soon as possible thereafter, to the directors.

20.	GENERAL POWERS OF THE BOARD OF DIRECTORS

	20.1.	The supervision of the Company’s affairs shall be in the hands of the Board, which shall be entitled to exercise all of the powers and authorities and to perform any act and deed which the Company is entitled to exercise and to perform in accordance with these Articles, and in respect of which there is no mandatory provision or requirement in the Companies Law or in the U.S. Rules that such powers and authorities be exercised or performed by the shareholders in a General Meeting or by a committee.

	20.2.	The Board may, from time to time, in its absolute discretion, borrow or secure any amounts of money required by the Company for the conduct of its business. The Board shall be entitled to raise or secure the repayment of an amount obtained by it, in such way and on such conditions and times as it deems fit.

	20.3.	The Board shall be entitled to issue documents of undertaking, such as options, debentures or debenture stock, whether linked or redeemable, convertible debentures or debentures convertible into other securities, or debentures which carry a right to purchase shares or to purchase other securities, or any mortgage, pledge, collateral or other charge over the property of the Company and its undertaking, in whole or in part, whether present or future, including the uncalled share capital or the share capital which has been called but not yet paid. The deeds of undertaking, debentures of various types or other forms of collateral security may be issued at a discount, at a premium or otherwise and with such preferential or deferred or other rights, as the Board shall, from time to time, decide.

21.	BOARD COMMITTEES

	21.1.	The Board may, as it deems fit and subject to any applicable law, delegate to a committee certain of its powers and authorities, in whole or in part, as appropriate. The curtailment or revocation of the powers and authorities of a committee by the Board shall not invalidate a prior act of such committee or an act taken in accordance with its instructions, which would have been valid had the powers and authorities of the committee not been altered or revoked by the Board. Subject to applicable law, a committee may be comprised of one or more directors, and it may comprise persons who are not directors if it is appointed solely for the purpose of advising the Board and is not delegated any of Board’s powers or authorities.

	21.2.	The meetings and proceedings of every such committee which is comprised of two (2) or more members shall be conducted in accordance with the provisions contained in these Articles in regard to the conduct of meetings and proceedings of the Board to the extent that the same are suitable for such committee, and so long as no provisions have been adopted in replacement thereof by the Board.

22.	RATIFICATION OF ACTIONS

	22.1.	Subject to the Companies Law, all acts taken in good faith by the Board or a committee or by an individual acting as a member thereof shall be valid even if it is subsequently discovered that there was a defect in the appointment of the Board, the committee or the member, as the case may be, or that the members, or one of them, was or were disqualified from being appointed as a director(s) or to a committee.

	22.2.	The Board or any committee may ratify any act the performance of which at the time of the ratification was within the scope of the authority of the Board or the relevant committee. The General Meeting shall be entitled to ratify any act taken by the Board or any committee without authority or which was tainted by some other defect. From the time of the ratification, every act ratified as aforesaid, shall be treated as though lawfully performed from the outset.

23.	SIGNING POWERS

	23.1.	Subject to any other resolution on the subject passed by the Board, the Company shall be bound only pursuant to a document in writing bearing its seal or its rubber stamp or its printed name, and the signature of whomever may be authorized by the Board, which shall be entitled to empower any person, either alone or jointly with another, even if he is not a shareholder or a director, to sign and act in the name and on behalf of the Company.

	23.2.	The Board shall be entitled to prescribe separate signing power in regard to different businesses of the Company and in respect of the limit of the amounts in respect of which various persons shall be authorized to sign.

24.	CHIEF EXECUTIVE OFFICER

	24.1.	The Board shall, from time to time, appoint a Chief Executive Officer and subject to the provisions of the Companies Law delineate his powers and authorities and his remuneration. Subject to any contract between the Chief Executive Officer and the Company, the Board may dismiss him or replace him at any time it deems fit.

	24.2.	A Chief Executive Officer need not be a director or shareholder. Subject to the provisions of any contract between the Chief Executive Officer and the Company, if the Chief Executive Officer is also a director, all of the same provisions with regard to appointment, resignation and removal from office shall apply to the Chief Executive Officer in his capacity as a director, as apply to the Company’s other directors.

	24.3.	The Board shall be entitled from time to time to delegate to the Chief Executive Officer for the time being such of the powers it has pursuant to these Articles as it deems appropriate. The Board shall be entitled to grant such powers for such period, for such purposes, on such conditions and with such restrictions as it deems appropriate, and it shall be entitled to grant such powers without renouncing the powers and authorities of the Board in such regard. The Board may revoke, annul and alter such delegated powers and authorities, in whole or in part, at any time.

	24.4.	Subject to the provisions of any applicable law, the remuneration of the Chief Executive Officer shall be fixed from time to time by the Board (and, so long as required by the Companies Law, shall be approved by the Compensation Committee and by the shareholders unless exempted from shareholders’ approval) and such remuneration may be in the form of a fixed salary or commissions or a participation in profits, or combination thereof, or in any other manner which may be decided by the Board and approved according to this Article 24.4.

25.	SECRETARY, OFFICE-HOLDERS, CLERKS AND REPRESENTATIVES

	25.1.	The Board shall be entitled, from time to time, to appoint, or to delegate to the Chief Executive Officer, either alone or together with other persons designated by the Board, the ability to appoint Office Holders (other than directors), a Secretary for the Company, employees and agents to such permanent, temporary or special positions, and to specify and change their titles, authorities and duties, and may set, or delegate to the Chief Executive Officer, either alone or together with other persons designated by the Board, the ability to set salaries, bonuses and other compensation of any employee or agent who is not an Office Holder. Salaries, bonuses and compensation of Office Holders who are not directors shall be determined and approved by the Chief Executive Officer, or in such other manner as may be required from time to time under the Companies Law. The Board, or the Chief Executive Officer, either alone or together with other persons designated by the Board (in the case of any Office Holder, employee or agent appointed by the Board), shall be entitled at any time, in its, his or their (as applicable) sole and absolute discretion, to terminate the services of one of more of the foregoing persons (in the case of a director, however, subject to compliance with Article 17.9 above), subject to any other requirements under applicable law.

	25.2.	The Board and the Chief Executive Officer may from time to time and at any time, subject to their powers under these Articles and the Companies Law, empower any person to serve as representative of the Company for such purposes and with such powers and authorities, instructions and discretions for such period and subject to such conditions as the Board or the Chief Executive Officer, as the case may be, shall deem appropriate. The Board or Chief Executive Officer may grant such person, inter alia, the power to further delegate the authority, powers and discretions vested in him, in whole or in part. The Board or the Chief Executive Officer, as the case may be, may revoke, annul, vary or change any such power or authority, or all such powers or authorities collectively.

26.	DIVIDENDS, BONUS SHARES, FUNDS AND CAPITALIZATION OF FUNDS AND PROFITS

	26.1.	Unless otherwise permitted by the Companies Law, no dividends shall be paid other than out of the Company’s profits available for distribution as set forth in the Companies Law. The Board may decide on the payment of a dividend or on the distribution of bonus shares. A dividend in cash or bonus shares shall be paid or distributed, as the case may be, equally to the holders of the ordinary shares registered in the Register, pro rata to the nominal amount of capital paid up or credited as paid up on par value of the shares, without reference to any premium which may have been paid thereon. However, whenever the rights attached to any shares or the terms of issue of the shares do not provide otherwise, an amount paid on account of a share prior to the payment thereof having been called, or prior to the due date for payment thereof, and on which the Company is paying interest, shall not be taken into account for purposes of this Article as an amount paid-up on account of the share.

	26.2.	Unless other instructions are given, it shall be permissible to pay any dividend by way of a check or payment order to be sent by post to the registered address of the shareholder or the person entitled thereto, or in the case of joint shareholders being registered, to the shareholder whose name appears first in the Register in relation to the joint shareholding. Every such check shall be made in favor of the person to whom it is sent. A receipt by the person whose name, on the date of declaration of the dividend, was registered in the Register as the owner of the shares, or in the case of joint holders, by one of the joint holders, shall serve as a discharge with regard to all the payments made in connection with such share.

	26.3.	The Board shall be entitled to invest any dividend which has not been claimed for a period of one (1) year after having been declared, or to make use thereof in any other way for the benefit of the Company until such time as it is claimed. A dividend or other beneficial rights in respect of shares shall not bear interest, and the Company shall not be obliged to pay interest or linkage in respect of an unclaimed dividend. The payment by the Board of any unclaimed dividend into a separate account shall not make the Company a trustee in respect thereof, and any dividend unclaimed after a period of seven (7) years from the date of declaration of such dividend shall be forfeited and shall revert to the Company, provided, however, that the Board may, at its discretion, cause the Company to pay any such dividend, or any part thereof, to a person who would have been entitled thereto had the same not reverted to the Company.

26.4.	Unless otherwise specified in the terms of issue of shares or securities convertible into, or which grant a right to purchase, shares, any shares that are fully paid-up or credited as paid-up shall at any time confer on their holders the right to participate in the full dividends and in any other distribution for which the determining date for the right to receive the same is the date at which the aforesaid shares were fully paid-up or credited as fully paid-up, as the case may be, or subsequent to such date.

26.5.	The Board shall be entitled to deduct from any dividend or other beneficial rights, all amounts of money which the holder of the share in respect of which the dividend is payable or in respect of which the other beneficial rights were given, may owe to the Company in respect of such share, whether or not the due date for payment thereof has arrived. The Board shall be entitled to retain any dividend or bonus shares or other beneficial rights in respect of a share in relation to which the Company has a lien, and to utilize any such amount or the proceeds received from the sale of any bonus shares or other beneficial rights, for the discharge of the debts or liabilities in respect of which the Company has a lien.

26.6.	The Board may decide that a dividend is to be paid, in whole or in part, by way of a distribution of assets of the Company in kind, including by way of debentures of the Company, or shares or debentures of any other company, or in any other way.

26.7.	The Board may decide that any portion of the amounts standing for the time being to the credit of any capital fund (including a fund created as a result of a revaluation of the assets of the Company), or which are held by the Company as profits available for distribution, shall be capitalized subject to and in accordance with the provisions of the Companies Law and of these Articles, and serve for the payment up in full (either at par or with a premium as prescribed by the Company) of shares which have not yet been issued or of debentures of the Company, which shall then be allotted and distributed amongst the shareholders as fully paid-up shares or debentures, pro rata to each shareholder’s entitlement under these Articles.

26.8.	In every case that the Company issues bonus shares by way of a capitalization of profits or funds at a time at which securities issued by the Company are in circulation and confer on the holders thereof rights to convert the same into shares in the share capital of the Company, or options to purchase shares in the share capital of the Company (such rights of conversion or options shall henceforth be referred to as the “Rights”), the Board shall be entitled (in a case that the Rights or part thereof shall not be otherwise adjusted in accordance with the terms of their issue) to transfer to a special fund designated for the distribution of bonus shares in the future (to be called by any name that the Board may decide on and which shall henceforth be referred to as the “Special Fund”) an amount equivalent to the nominal amount of the share capital to which some or all of the Rights holders would have been entitled as a result of the issue of bonus shares, had they exercised their Rights prior to the determining date for the right to receive bonus shares, including rights to fractions of bonus shares, and in the case of a second or additional distribution of bonus shares in respect of which the Company acts pursuant to this Article, including entitlement stemming from a previous distribution of bonus shares.

26.9.	In the case of the allotment of shares by the Company as a consequence of the exercise of entitlement by the owners of shares in those cases in which the Board has made a transfer to the Special Fund in respect of the Rights pursuant to Article 26.8 above, the Board shall allot to each such shareholder, in addition to the shares to which he is entitled by virtue of having exercised his rights, such number of fully paid-up shares the nominal value of which is equivalent to the amount transferred to the Special Fund in respect of his rights, by way of a capitalization to be effected by the Board of an appropriate amount out of the Special Fund. The Board shall be entitled to decide on the manner of dealing with rights to fractions of shares in its sole discretion.

26.10.	If after any transfer to the Special Fund has been made the Rights should lapse, or the period should end for the exercise of Rights in respect of which the transfer was effected without such Rights being exercised, then any amount which was transferred to the Special Fund in respect of the aforesaid unexercised Rights shall be released from the Special Fund, and the Company may deal with the amount so released in any manner it would have been entitled to deal therewith had such amount not been transferred to the Special Fund.

26.11.	For the implementation of any resolution regarding a distribution of shares or debentures by way of a capitalization of profits as aforesaid, the Board may:

	26.11.1.	Resolve any difficulty which arises or may arise in regard to the distribution in such manner as it deems fit and may take all of the steps that it deems appropriate in order to overcome such difficulty.

	26.11.2.	Issue certificates in respect of fractions of shares, or decide that fractions of less than an amount to be decided by the Board shall not be taken into account for purposes of adjusting the rights of the shareholders or may sell the fractions of shares and pay the net proceeds to the persons entitled thereto.

	26.11.3.	Sign, or appoint a person to sign, on behalf of the shareholders on any contract or other document which may be required for purposes of giving effect to the distribution, and, in particular, shall be entitled to sign or appoint a person who shall be entitled to appoint and submit a contract as referred to in Section 291 of the Companies Law.

	26.11.4.	Make any arrangement or other scheme which is required in the opinion of the Board in order to facilitate the distribution.

26.12.	The Board shall be entitled, as it deems appropriate and expedient, to appoint trustees or nominees for those registered shareholders who have failed to notify the Company of a change of their address and who have not applied to the Company in order to receive dividends, shares or debentures out of capital, or other benefits during the aforesaid period. Such trustees or nominees shall be appointed for the use, collection or receipt of dividends, shares or debentures out of capital and rights to subscribe for shares which have not yet been issued and which are offered to the shareholders but they shall not be entitled to transfer the shares in respect of which they were appointed, or to vote on the basis of holding such shares. In all of the terms and conditions governing such trusts and the appointment of such nominees it shall be stipulated by the Company that upon the first demand by a beneficial holder of a share being held by the trustee or nominee, such trustee or nominee shall be obliged to return to such shareholder the share in question and all of those rights held by it on the shareholder’s behalf (all as the case may be). Any act or arrangement effected by any such nominees or trustee and any agreement between the Board and a nominee or trustee shall be valid and binding in all respects.

27.	COMPANY RECORDS AND REGISTERS

	27.1.	The Board shall comply with all the provisions of the Companies Law in regard to the recording of charges and the keeping and maintaining of a register of directors, register of shareholders and register of charges.

	27.2.	Any book, register and record that the Company is obliged to keep in accordance with the Companies Law or pursuant to these Articles shall be recorded in a regular book, or by digital, electronic or other means, as the Board shall decide.

	27.3.	Subject to and in accordance with the provisions of Sections 138 and 139 of the Companies Law, the Company may cause supplementary registers to be kept in any place outside Israel as the Board may deem fit, and, subject to all applicable requirements of the Companies Law, the Board may from time to time adopt such rules and procedures as it may deem fit in connection with the keeping of such supplementary registers.

28.	BOOKS OF ACCOUNT

	28.1.	The Board shall keep proper books of account in accordance with the provisions of the Companies Law. The books of account shall be kept at the Office, or at such other place or places as the Board shall deem appropriate, and shall at all times be open to the inspection of members of the Board. A shareholder of the Company who is not a member of the Board shall not have the right to inspect any books or accounts or documents of the Company, unless such right has been expressly granted to him by the Companies Law, or if he has been permitted to do so by the Board or by the shareholders based on a resolution adopted at a General Meeting.

	28.2.	At least once each year the accounts of the Company and the correctness of the statement of income and the balance sheet shall be audited and confirmed by an independent auditor.

	28.3.	The Company shall, in an annual General Meeting, appoint an independent auditor who shall hold such position until the next annual General Meeting, and his appointment, remuneration and rights and duties shall be subject to the provisions of the Companies Law, provided, however, that in exercising its authority to fix the remuneration of the auditor, the shareholders in an annual General Meeting may, by a resolution, act (and in the absence of any action in connection therewith shall be deemed to have so acted) to authorize the Board to fix such remuneration subject to such criteria or standards, if any, as may be provided in such resolution, and if no such criteria or standards are so provided, such remuneration shall be fixed in an amount commensurate with both the volume and nature of the services rendered by the auditor. By an act appointing such auditor, the Company may appoint the auditor to serve for a period which is longer than the aforementioned period, but no longer than until the third Annual Meeting after the meeting at which the auditor has been appointed.

	28.4.	The auditor shall be entitled to receive notices of every General Meeting of the Company and to attend such meetings and to express his opinions on all matters pertaining to his function as the auditor of the Company.

	28.5.	Subject to the provisions of the Companies Law and the U.S. Rules, any act carried out by the auditor of the Company shall be valid as against any person doing business in good faith with the Company, notwithstanding any defect in the appointment or qualification of the auditor.

	28.6.	For as long as the Company is a public company, as defined in the Companies Law, it shall appoint an internal auditor possessing the authorities set forth in the Companies Law. The internal auditor of the Company shall present all of its proposed work plans to the audit committee of the Board, which shall have the authority to approve them, subject to any modifications in its discretion.

29.	NOTICES

	29.1.	The Company may serve any written notice or other document on a shareholder by way of delivery by hand, by facsimile transmission or by dispatch by prepaid registered mail to his address as recorded in the Register, or if there is no such recorded address, to the address given by him to the Company for the sending of notices to him. Notwithstanding the foregoing or any other provision to the contrary contained herein, notices or any other information or documents required to be delivered to a shareholder shall be deemed to have been duly delivered if submitted, published, filed or lodged in any manner prescribed by applicable law. With respect to the manner of providing such notices or other disclosures, the Company may distinguish between the shareholders listed on its regular Registry and those listed in any “additional registry”, as defined in Section 138(a) of the Companies Law, administered by a transfer agent or stock exchange registration company.

29.2.	Any shareholder may serve any written notice or other document on the Company by way of delivery by hand at the Office, by facsimile or email transmission to the Company or by dispatch by prepaid registered mail to the Company at the Office.

29.3.	Any notice or document which is delivered or sent to a shareholder in accordance with these Articles shall be deemed to have been duly delivered and sent in respect of the shares held by him (whether in respect of shares held by him alone or jointly with others), notwithstanding the fact that such shareholder has died or been declared bankrupt at such time (whether or not the Company knew of his death or bankruptcy), and shall be deemed to be sufficient delivery or dispatch to heirs, trustees, administrators or transferees and any other persons (if any) who have a right in the shares.

29.4.	Any such notice or other document shall be deemed to have been served:

	29.4.1.	in the case of mailing, forty eight (48) hours after it has been posted, or when actually received by the addressee if sooner than 48 hours after it has been posted;

	29.4.2.	in the case of overnight air courier, on the next day following the day sent, with receipt confirmed by the courier, or when actually received by the addressee if sooner;

	29.4.3.	in the case of personal delivery, when actually tendered in person to such shareholder;

	29.4.4.	in the case of facsimile or other electronic transmission (including email), the next day following the date on which the sender receives automatic electronic confirmation by the recipient’s facsimile machine or computer or other device that such notice was received by the addressee; or

	29.4.5.	in the case a notice is, in fact, received by the addressee, when received, notwithstanding that it was defectively addressed or failed, in some other respect, to comply with the provisions of this Article 29.4.

	29.5.	Any shareholder whose address is not described in the Register, and who shall not have designated in writing an address for the receipt of notices, shall not be entitled to receive any notice from the Company. In the case of joint holders of a share, the Company shall be entitled to deliver a notice by dispatch to the joint holder whose name stands first in the Register in respect of such share.

	29.6.	Whenever it is necessary to give notice of a particular number of days or a notice for another period, the day of delivery shall be counted in the number of calendar days or the period, unless otherwise specified.

	29.7.	Notwithstanding anything to the contrary contained herein, notice by the Company of a General Meeting, containing the information required to be set forth in such notice under these Articles, which is published, within the time otherwise required for giving notice of such meeting, in:

		29.7.1.	the Company’s website shall be deemed to be notice of such meeting duly given, for the purposes of these Articles, to any shareholder whose address as registered in the Register (or as designated in writing for the receipt of notices and other documents) is located in the State of Israel; and

		29.7.2.	one (1) notification by international wire service press release and furnishing of such release on Form 6-K to the U.S. Securities and Exchange Commission shall be deemed to be notice of such meeting duly given, for the purposes of these Articles, to any shareholder whose address as registered in the Register (or as designated in writing for the receipt of notices and other documents) is located outside the State of Israel.

30.	INSURANCE, INDEMNITY AND EXCULPATION

	30.1.	Subject to the provisions of the Companies Law, the Company shall be entitled to enter into a contract to insure all or part of the liability of an Office Holder of the Company, imposed on him in consequence of an act which he has performed by virtue of being an Office Holder, in respect of any of the following:

		30.1.1.	The breach of a duty of care to the Company or to any other person, other than with respect to a distribution and excluding a breach committed intentionally or recklessly (other than a breach arising out negligent conduct);

	30.1.2.	The breach of a fiduciary duty to the Company, provided that the Office Holder acted in good faith and had reasonable grounds for believing that the action would not adversely affect the best interests of the Company;

	30.1.3.	A pecuniary liability imposed on him in favor of any other person in respect of an act done in his capacity as an Office Holder.

	30.1.4.	Any other circumstances arising under the law with respect to which the Company may, or will be able to, insure an Office Holder.

30.2.	Subject to the provisions of the Companies Law, the Company shall be entitled to indemnify an Office Holder of the Company, to the fullest extent permitted by applicable law. Subject to the provisions of the Companies Law, including the receipt of all approvals as required therein or under any applicable law, the Company may resolve retroactively to indemnify an Office Holder with respect to the following liabilities or expenses, provided, in each of the below cases, that such liabilities or expenses were imposed on such Office Holder in such Office Holder’s capacity as an Office Holder of the Company:

	30.2.1.	a financial liability imposed on him in favor of another person in any judgment, including a judgment imposed on him in a settlement confirmed as judgment or an arbitrator’s decision that was approved by a court of law, in respect of an act performed by the Office Holder by virtue of the Office Holder being an Office Holder of the Company; provided, however, that: (a) any indemnification undertaking with respect to the foregoing shall be limited (i) to events which, in the opinion of the Board, are foreseeable in light of the Company’s actual operations at the time of the granting of the indemnification undertaking, and (ii) to an amount or by criteria determined by the Board to be reasonable in the given circumstances; and (b) the events that in the opinion of the Board are foreseeable in light of the Company’s actual operations at the time of the granting of the indemnification undertaking are listed in the indemnification undertaking together with the amount or criteria determined by the Board to be reasonable in the given circumstances;

	30.2.2.	reasonable legal expenses, including attorney’s fees, expended by the Office Holder as a result of an investigation or proceeding instituted against such Office Holder by a competent authority, and which investigation or proceeding: (i) concluded without the filing of an indictment (as defined in the Companies Law) against such Office Holder and without a financial liability having been imposed against such Office Holder in lieu of a criminal proceeding (as defined in the Companies Law); (ii) concluded without the filing of an indictment against such Office Holder but with a financial liability having been imposed against such Office Holder in lieu of a criminal proceeding but relates to a criminal offense that does not require proof of criminal intent; or (iii) involves financial sanction;

	30.2.3.	reasonable legal expenses, including attorney’s fees, paid for by the Office Holder, or which the Office Holder was charged by a court of law, in a proceeding brought against the Office Holder by the Company, or by another person on its behalf, or by a third party, or in a criminal prosecution in which the Office Holder was acquitted, or in which he was convicted of an offense that does not require proof of criminal intent; and

	30.2.4.	any other event, occurrence or circumstances in respect of which the Company may lawfully indemnify an Office Holder of the Company, including, without limitation: (i) a payment imposed on an Office Holder in favor of an injured party as set forth in Section 52(54)(a)(1)(a) of the Israeli Securities Law; and (ii) reasonable litigation expenses, including attorney fees, incurred by the director or officer in connection with a proceeding under Chapters H’3, H’4 or I’1 of the Israeli Securities Law, or under Article D of the Fourth Chapter, Ninth Part of the Companies Law, if applicable, including reasonable legal expenses, which term includes attorney fees.

30.3.	The Company may undertake to indemnify an Office Holder as aforesaid: (i) prospectively, provided that the undertaking is limited to categories of events which in the opinion of the Board can be foreseen when the undertaking to indemnify is given, and to an amount set by the Board as reasonable under the circumstances, and (ii) retroactively.

30.4.	Subject to the provisions of the Companies Law including the receipt of all approvals as required therein or under any applicable law, the Company may, to the maximum extent permitted by the Companies Law, exempt and release, in advance, any Office Holder from any liability for damages arising out of a breach of a duty of care towards the Company, except in connection with distributions.

	30.5.	Any amendment to the Companies Law adversely affecting the right of any Office Holder to be indemnified or insured pursuant to Articles 30.1, 30.2 and 30.4 and any amendments to such Articles shall be prospective in effect, and shall not affect the Company’s obligation or ability to indemnify or insure an Office Holder for any act or omission occurring prior to such amendment, unless otherwise provided by applicable law.

	30.6.	The provisions of Articles 30.1, 30.2 and 30.4 are not intended, and shall not be interpreted so as to restrict the Company, in any manner, in respect of the procurement of insurance or in respect of indemnification or exculpation, in favor of any person who is not an Office Holder, including, without limitation, any employee, agent, consultant or contractor of the Company who is not an Office Holder; or any Office Holder to the extent that such insurance and/or indemnification is not specifically prohibited under law.

31.	WINDING-UP AND REORGANIZATION

	31.1.	Should the Company be wound up and assets of the Company will remain available for distribution after covering all the Company’s outstanding liabilities, such assets shall be distributed among the shareholders pro rata to the nominal value of the paid-up capital on the shares held by each of them.

	31.2.	Upon the sale of the Company’s assets, the Board may, or in the case of a liquidation, the liquidators may, if authorized to do so by a resolution of the Company, accept fully or partly paid-up shares, or securities of another company, Israeli or non-Israeli, whether in existence at such time or about to be formed, in order to purchase the property of the Company, or part thereof, and to the extent permitted under the Companies Law, the Board may (or in the case of a liquidation, the liquidators may) distribute the aforesaid shares or securities or any other property of the Company among the shareholders without realizing the same, or may deposit the same in the hands of trustees for the shareholders, and the General Meeting by a resolution may decide, subject to the provisions of the Companies Law, on the distribution or allotment of cash, shares or other securities, or the property of the Company and on the valuation of the aforesaid securities or property at such price and in such manner as the shareholders at such General Meeting shall decide, and all of the shareholders shall be obliged to accept any valuation or distribution determined as aforesaid and to waive their rights in this regard, except, in a case in which the Company is about to be wound-up and is in the process of liquidation, for those legal rights (if any) which, according to the provisions of the Companies Law, may not be changed or modified.

32.	TRANSLATION AND BINDING EFFECT

These Articles may be translated into Hebrew and/or into other languages. Notwithstanding the aforesaid, the English version of these Articles shall be binding upon the Company, its shareholders and/or any third party and shall supersede any translation thereof.

* * *

ENTERA BIO LTD.

PROXY CARD

FOR ANNUAL GENERAL MEETING OF SHAREHOLDERS
TO BE HELD ON TUESDAY, JULY 14, 2026

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

         The undersigned hereby appoints Ms. Miranda Toledano and Ms. Dana Yaacov-Garbeli as the true and lawful attorneys-in-fact, agents and proxies of the undersigned, with full power of substitution to each of them, to represent and to vote, on behalf of the undersigned, all of the ordinary shares of Entera Bio Ltd. (the “Company”), held of record in the name of the undersigned at the close of business on Tuesday, May 19, 2026, at the Annual Meeting of Shareholders of the Company (the “Annual Meeting”). The Annual Meeting is scheduled to be held on Tuesday, July 14, 2026, at 08:00 AM Eastern Time at Kiryat Hadassah, Minrav Building – Fifth Floor, Jerusalem Israel 9112002.

This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned. If no direction is made with respect to the proposals described below, this Proxy will be voted identical to the Board of Directors’ recommendation with respect to such proposal and in such manner as the holder of the proxy may determine with respect to any other business as may properly come before the Annual Meeting or all and any adjournments or postponements thereof. Any and all proxies heretofore given by the undersigned are hereby revoked.

The undersigned acknowledges receipt of the Notice of the Annual Meeting of Shareholders and Proxy Statement of the Company relating to the Annual Meeting.

(Continued and to be signed on the reverse side)

ANNUAL GENERAL MEETING OF SHAREHOLDERS OF

ENTERA BIO LTD.

Tuesday, July 14, 2026

PROXY VOTING INSTRUCTIONS

INTERNET - Access www.voteproxy.com and follow the on-screen instructions or scan the QR code with your smartphone. Have your proxy card available when you access the web page.

TELEPHONE - Call toll-free 1-800-PROXIES (1-800-776-9437) in the United States or +1-201-299-4446 worldwide from any touch-tone telephone and follow the instructions. Have your proxy card available when you call.

Vote online/phone until 11:59 PM EST the day before the meeting.	COMPANY NUMBER
ACCOUNT NUMBER
MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible.

IN PERSON - You may vote your shares in person by attending the Annual Meeting.

GO GREEN - e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via equiniti.com/us/ast-access to enjoy online access.

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting
The Notice of Meeting, proxy statement, proxy card and Form 10-K are available at www.astproxyportal.com/ast/22270

↓   Please detach along perforated line and mail in the envelope provided IF you are not voting via the Internet. ↓

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE PROPOSALS ON THE AGENDA OF THE MEETING.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.  PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒
FOR	AGAINST	ABSTAIN

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each owner should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by a duly authorized officer, giving full title as such. If the signer is a partnership, please sign in partnership name by authorized person.
1a.	To elect Mr. Sean Ellis as a Class III member of the Board of Directors of the Company (the “Board”) until the 2029 Annual Meeting.	☐	☐	☐

1b.	To elect Mr. Steven D. Rubin as a Class III member of the Board until the 2029 Annual Meeting.	☐	☐	☐

PLEASE NOTE that by signing and submitting this proxy card, you declare that you have no personal interest in items 2, 3, 4, 5 and 6 except for a personal interest of which you have notified the Company about in writing, as required under the Israeli Companies Law 5759-1999. For further information, please see the proxy statement.

1c.	To elect Mr. Geno J. Germano as a Class III member of the Board until the 2029 Annual Meeting.	☐	☐	☐
	2.	To approve the amended compensation terms, as described in the accompa-nying proxy statement, for the Company’s non-executive directors.	☐	☐	☐

	3.	To approve share-based compensation, as described in the accompanying proxy statement, for Steven D. Rubin, a Director.	☐	☐	☐

	4.	To approve share-based compensation, as described in the accompanying proxy statement, for Geno J. Germano, the Chairman of the Board.	☐	☐	☐

	5.	To approve a one-time grant of compensation, as described in the accompany-ing proxy statement, for Sean Ellis, a Director	☐	☐	☐

	6.	To approve a one-time grant of compensation, as described in the accompany-ing proxy statement, for Miranda Toledano, the Company’s Chief Executive Officer and a Director	☐	☐	☐

7.
To approve an amendment to the Company's 2018 Equity Incentive Plan (the “2018 Plan”) to increase the number of shares issuable thereunder by 2,500,000 shares, as described in the accompanying proxy statement and attached as Appendix A thereto.
			☐	☐	☐

8.
To approve an amendment to the Company’s Amended and Restated Articles of Association to effect an increase in the Company’s authorized share capital, as described in the accompanying proxy statement and attached as Appendix B thereto.
			☐	☐	☐

9.
To approve, on an advisory, non-binding basis, the compensation paid to the Company’s named executive officers, including the compensation tables and narrative discussion, as described in the accompanying proxy statement.
			☐	☐	☐

10.
To approve the appointment of Kesselman & Kesselman, a member firm of PricewaterhouseCoopers International Limited, or PwC, an independent regis-tered public accounting firm, as the Company’s independent auditors for the fiscal year ending December 31, 2026, and authorize the Board, (or the Audit Committee, if authorized by the Board) to determine the compensation of the auditors in accordance with the volume and nature of their services.
			☐	☐	☐

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.
☐

Name & Signature of shareholder	Date:	Name & Signature of shareholder (if joint)	Date:

Note:
Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.